As filed with the Securities and Exchange Commission on February __, 2000

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                        HARLEYSVILLE NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)



                 Pennsylvania                        6711
       -------------------------------    ----------------------------
       (State or other jurisdiction of    (Primary Standard Industrial
        incorporation or organization)    Classification Code Number)

                                   23-2210237
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                        HARLEYSVILLE NATIONAL CORPORATION
                               Post Office Box 195
                                 483 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8851
                  --------------------------------------------
                  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                 With a Copy to:
                           Dean H. Dusinberre, Esquire
                               RHOADS & SINON LLP
                             One South Market Square
                                  P.O. Box 1146
                            Harrisburg, PA 17108-1146
                                 (717) 231-6618
                  --------------------------------------------


                              Walter E. Daller, Jr.
                      President and Chief Executive Officer
                        HARLEYSVILLE NATIONAL CORPORATION
                               Post Office Box 195
                                 483 Main Street
                 (215) 256-8851 Harleysville, Pennsylvania 19438
                  --------------------------------------------
                     (Name, address, including ZIP Code, and
                        telephone number, including area
                           code, of agent for service)


                                 With a Copy to:
                          Nicholas Bybel, Jr., Esquire
                            B. Tyler Lincoln, Esquire
                             SHUMAKER WILLIAMS, P.C.
                                  P. O. Box 88
                         Harrisburg, Pennsylvania 17108
                                 (717) 763-1121
                  --------------------------------------------


Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

         Title of Each Class        Amount           Proposed Maximum  Proposed Maximum          Amount of
         of Securities to           to be            Offering Price    Aggregate                 Registration
         be Registered              Registered(1)    Per Share         Offering Price(2)         Fee
         -------------              -------------    ---------         -----------------         ---
         Common Stock,
          par value                 919,972          $29.25            $26,909,181.00            $7,104.02
          $1.00 per share

(1) Based on maximum number of shares of Registrant's Common Stock that may be issued in connection with the proposed transaction. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the Agreement relating to the transaction.

(2) Shares to be issued in the merger (as defined herein) computed in accordance with Rule 457(f)(1), solely for the purpose of calculating the registration fee, at January 25, 2000, the latest practicable date prior to the date of filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PROXY/STATEMENT PROSPECTUS

                        HARLEYSVILLE NATIONAL CORPORATION
                   Prospectus for 919,972 Shares Common Stock
                              Trading Symbol: HNBC


                         CITIZENS BANK AND TRUST COMPANY
                                 PROXY STATEMENT

         The Board of Directors provides this proxy statement/prospectus to you in connection with the solicitation of proxies to be used at a special meeting of shareholders to be held at 10:00 a.m., on Friday, April 7, 2000, at the main office of the bank, 372 Delaware Avenue, Palmerton, Pennsylvania 18071. At the meeting, you will be asked to vote on the merger of Citizens Bank and Trust Company into Citizens National Bank, a subsidiary of Harleysville National Corporation.

         If the merger takes place, shareholders of Citizens Bank and Trust Company will receive 166 shares of common stock of Harleysville National Corporation for each share of Citizens Bank and Trust Company capital stock they own. Harleysville common stock is quoted on the National Market System of the NASDAQ. On January 18, 2000, the closing price of Harleysville common stock was $30.00, making the trading value of 166 shares of Harleysville common stock $4,980.00.






         Neither the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.



         The shares of Harleysville National Corporation common stock offered in this proxy statement/prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.



 THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS FEBRUARY 14, 2000, AND WAS FIRST MAILED TO SHAREHOLDERS ON OR ABOUT FEBRUARY 14, 2000.

         This proxy statement/prospectus incorporates important business and financial information about Harleysville National Corporation that is not included or delivered with this document. This information is available without charge to shareholders of Citizens Bank and Trust Company. Please direct requests for this information to JoAnn M. Bynon, Secretary, Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438, telephone number (215) 256-8851. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than April 1, 2000.


         We have not authorized any person to give any information or to make any representation not contained in this proxy statement/prospectus, and if given or made, you should not rely on any such information or representation as having been authorized. This proxy statement/prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                                TABLE OF CONTENTS

SUMMARY .....................................................   1
         The Meeting ........................................   1
         Citizens Bank and Trust Company. ...................   1
         Harleysville National Corporation ..................   1
         The Merger .........................................   3
         Material Conditions of the Merger ..................   3
         Comparison of Shareholder Rights ...................   3
         Federal Income Tax Consequences of the Merger ......   4
         Accounting Treatment ...............................   4
         Dissenters' Rights .................................   4
         Required Vote ......................................   5
         Regulatory Approvals ...............................   5
         Management and Operations Following the Merger .....   5
         Opinion of Financial Advisor .......................   5
         Recommendation of the Board of Directors ...........   6

FORWARD-LOOKING STATEMENTS ..................................   7

COMPARATIVE PER SHARE DATA ..................................   8
         General ............................................   8
         Market Value of Securities and Pro Forma
           Per Share Information ............................  10

SELECTED FINANCIAL DATA .....................................  12

THE MEETING .................................................  17
         General ............................................  17
         Record Date, Quorum, Required Vote .................  17
         Voting, Revocation and Solicitation of Proxies .....  17
         Voting Securities and Securities Ownership .........  19

APPROVAL OF THE MERGER ......................................  19
         Background of the Merger, Reasons and Recommendation
           of the Board of Directors ........................  19

OPINION OF FINANCIAL ADVISOR ................................  23

INFORMATION ABOUT THE MERGER ................................  30
         Dissenters' Rights .................................  30
         Terms of the Merger ................................  31
         Business Pending the Merger ........................  32
         Material Contracts .................................  34
         Conditions, Amendment and Termination ..............  34
         Effective Date .....................................  35

         Management and Operations Following the Merger .....  36
         Federal Income Tax Consequences ....................  36
         Accounting Treatment ...............................  37
         Restriction on Resale of Stock Held by Affiliates ..  38

INTERESTS OF CERTAIN PERSONS IN THE MERGER
         Shares Owned by Management and the Board............  39
         Directors and Officers Insurance ...................  39
         Directors ..........................................  40
         Benefits ...........................................  40
         Harleysville Directors and Officers. ...............  40

COMPARATIVE STOCK PRICES AND DIVIDENDS AND
   RELATED SHAREHOLDER MATTERS ..............................  41
         Harleysville Common Stock ..........................  41
         Citizens Capital Stock .............................  42

INFORMATION ABOUT HARLEYSVILLE NATIONAL CORPORATION .........  44
         Incorporation of Certain Documents by Reference ....  44
         Acquisitions by Harleysville National
            Corporation .....................................  45
         Loans ..............................................  46

DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION
  COMMON STOCK ..............................................  47
         Dividends ..........................................  47
         Liquidation ........................................  47
         Dividend Reinvestment Plan .........................  48
         Antitakeover Provisions ............................  48

INDEMNIFICATION .............................................  50

COMPARISON OF SHAREHOLDER RIGHTS ............................  51

INFORMATION ABOUT CITIZENS BANK AND TRUST COMPANY. ..........  54
         Description of Business and Property ...............  54
         Competition ........................................  55
         Employees ..........................................  55
         Legal Proceedings ..................................  55
         Dividends ..........................................  56
         Principal Owners of Citizens Capital Stock .........  56
         Ownership of Citizens Capital Stock by
            Executive Officers and Directors ................  57


CITIZENS BANK AND TRUST COMPANY  MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION..  59

EXPERTS .....................................................  73

LEGAL OPINIONS ..............................................  73

OTHER MATTERS ...............................................  73

WHERE YOU CAN FIND MORE INFORMATION .........................  73

CITIZENS BANK AND TRUST CO.--INDEX TO FINANCIAL STATEMENTS
         AND SUPPLEMENTARY FINANCIAL INFORMATION

ANNEXES
         Annex A  -        Agreement and Plan of Reorganization
         Annex B  -        Tax Opinion of Grant Thornton LLP
         Annex C  -        Statute Regarding Dissenters' Rights
         Annex D  -        Tucker Anthony Cleary Gull Fairness Opinion

                                     SUMMARY

         This summary of the transaction does not contain all of the information in the proxy statement/prospectus. It is a summary of the most significant aspects of the merger transaction. The remainder of the proxy statement/prospectus and the attached Annexes contain more detailed information about the transaction. We urge you to read the entire proxy statement/prospectus, including the Annexes, in order to understand the merger transaction.

THE MEETING

         The Board of Directors of Citizens Bank and Trust Company has called a special meeting of shareholders for Friday, April 7, 2000, at 10:00 a.m. at the main office of the bank, 372 Delaware Avenue, Palmerton, Pennsylvania 18071. Only shareholders of record at the close of business on February 11, 2000, will be able to attend and vote at the meeting. The main purpose of the meeting is to vote on the merger of Citizens Bank and Trust Company with Citizens National Bank, a subsidiary of Harleysville National Corporation, a bank holding company located in Harleysville, Montgomery County, Pennsylvania. If we complete the merger, shareholders will receive 166 shares of Harleysville National Corporation common stock in exchange for each share of Citizens capital stock they hold.

CITIZENS BANK AND TRUST COMPANY

         Citizens Bank and Trust Company is a Pennsylvania banking institution chartered on December 28, 1928, upon the consolidation of Citizens' Bank of Palmerton, PA and Palmerton State Bank. Citizens' principal executive offices are located at its main banking office, 372 Delaware Avenue, Palmerton, Pennsylvania 18071. Citizens conducts business through three offices, including the main office in Palmerton. Citizens' telephone number is (610) 826-2457. The bank's deposits are insured by the FDIC. As a full-service commercial bank, Citizens offers checking, savings and time deposits and commercial, consumer and mortgage loans and trust and fiduciary services. As of September 30, 1999, Citizens had total assets of approximately $132,287,000.

HARLEYSVILLE NATIONAL CORPORATION

         Harleysville National Corporation is a Pennsylvania business corporation and a registered bank holding company. Its principal offices are located at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438. Harleysville's telephone number is (215) 256-8851. Harleysville became a bank holding company in 1982. Through its subsidiaries, Harleysville engages in general commercial and retail banking services. Harleysville has three national banking association subsidiaries.

     -    The Harleysville National Bank and Trust Company:

          - Principal offices at the same location as Harleysville National Corporation

          - Operates 23 banking offices in Bucks County, Chester County, and Montgomery County, Pennsylvania.

     -    Citizens National Bank:

          - Presently an indirect subsidiary of Harleysville National Corporation and a direct subsidiary of Harleysville National Corporation North, Inc., a Pennsylvania corporation, but Harleysville is in the process of liquidating Harleysville North

          -    Principal offices located at:
               13-15 West Ridge Street
               P.O. Box 128 Lansford,
               Pennsylvania, 18232

          - Operates 8 banking offices in Carbon County, Lehigh County, Northampton County, Schuylkill County and Wayne County, Pennsylvania.

          -    Security National Bank:

               -    Principal offices located at:
                       One Security Place
                       Pottstown, Pennsylvania 19464

               - Operates four banking offices in Montgomery County, Pennsylvania

As of September 30, 1999, Harleysville had consolidated total assets of approximately $1,615,218,000.

THE MERGER

         The proposed merger provides that Citizens Bank and Trust Company will merge into Citizens National Bank. Citizens Bank and Trust Company will cease to exist when the merger is complete. Upon the completion of the liquidation of Harleysville North, Citizens National Bank will continue operations after the merger, as a direct subsidiary of Harleysville. The location of the principal office of Citizens National Bank will remain at 13-15 West Ridge Street, Lansford, Pennsylvania 18232. Shareholders of Harleysville will continue to own Harleysville common stock after the merger. Shareholders of Citizens Bank and Trust Company will receive 166 shares of Harleysville common stock in exchange for each share of Citizens Bank and Trust Company capital stock they hold, and become shareholders of Harleysville.

         We attach a copy of the merger agreement as Annex A to this proxy statement/ prospectus. Please read the agreement carefully.

MATERIAL CONDITIONS OF THE MERGER

         The merger is subject to various conditions, including, among others, approval by:

         -        Citizens Bank and Trust Company shareholders; and

         -        Certain banking regulatory agencies.

         There are other conditions to the transaction contained in the merger agreement. These conditions include that the merger qualify for a certain type of accounting treatment. In the event that the accounting condition is not met, the transaction may not close and the parties may not complete the merger. See "APPROVAL OF THE MERGER--Accounting Treatment."

         Harleysville National Corporation and Citizens Bank and Trust Company may agree to amend the agreement. After the shareholders vote, no amendment can affect the number of shares to be received by Citizens' shareholders without the shareholders' approval. If the merger does not occur by September 30, 2000, the agreement may terminate, unless extended by the mutual agreement of the parties. See "APPROVAL OF THE MERGER--Business Pending the Merger."

COMPARISON OF SHAREHOLDER RIGHTS

         On the day the merger is completed, the shareholders of Citizens will become shareholders of Harleysville. Citizens is a Pennsylvania chartered bank and trust company. Harleysville is a Pennsylvania business corporation. After the merger, Pennsylvania corporate law as well as the articles of incorporation and bylaws of Harleysville will govern the rights of the former shareholders of Citizens. Differences exist in the rights of shareholders of Citizens and of Harleysville. These differences are due, in part, to the differences in the articles of incorporation and bylaws of the entities as well as the differences in Pennsylvania corporate law and Pennsylvania banking law. See "COMPARISON OF SHAREHOLDER RIGHTS" for disclosure of the material differences in shareholder rights.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Citizens and Harleysville structured the transaction to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. Under the Internal Revenue Code, Citizens' shareholders will not recognize taxable gain or loss upon the receipt of Harleysville common stock in exchange for Citizens capital stock. Grant Thornton, LLP will provide an opinion, prior to the completion of the merger, confirming these and certain other federal income tax consequences of the merger. In addition, Grant Thornton has issued an opinion, dated the date of this proxy statement/prospectus, attached for your review as Annex B. You should consult with your own tax advisers regarding the tax consequences of the merger in your particular circumstances. See, "APPROVAL OF THE MERGER -- Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         Citizens and Harleysville intend to account for the transaction as a pooling of interests for financial reporting purposes. This means that we will treat the companies as if they had always been combined for accounting and financial reporting purposes.

DISSENTERS' RIGHTS

         Shareholders of Citizens are entitled to exercise dissenters' rights, assuming the proposed merger is consummated, in accordance with Section 215a of the National Bank Act, 12 U.S.C. Section 215a. The parties may terminate the proposed merger if Citizens' shareholders exercise dissenters' rights with respect to 277 or more shares of Citizens capital stock.

         If you do not follow the procedures in the statutory provisions of the law, you may lose your dissenters' rights with respect to the merger. If you sign and return your proxy without voting instructions, your proxy will be voted in favor of the merger and you will lose any dissenters' rights that you have. A copy of the applicable sections of the law is attached to this proxy statement/prospectus as Annex C. We urge you to read carefully "APPROVAL OF THE MERGER--Dissenters' Rights" and Annex C to this proxy statement/prospectus.

REQUIRED VOTE

         In order for the merger to occur, the shareholders of Citizens Bank and Trust Company must approve the agreement. By approving the agreement, shareholders are approving the merger. Approval of the merger requires the affirmative vote of at least two-thirds (66.7%) of Citizens' outstanding capital stock. On this date, the directors and officers of Citizens and persons or entities that they control own 3,114 shares of Citizens capital stock, or 56.2% of the outstanding shares. Citizens expects them to vote these shares "FOR" approval of the merger.

         Each share entitled to vote at the meeting is entitled to one vote. At least a majority of the total number of shares of capital stock outstanding as of February 11, 2000, will be necessary to have a quorum at the meeting. A quorum is necessary so that actions taken at the meeting are valid. In addition to voting to approve the merger, you may also be asked to vote on other matters that may properly come before the meeting or any adjournments of the meeting.

REGULATORY APPROVALS

         The parties must file applications or notices to approve the merger with certain banking regulatory agencies. These agencies are the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Pennsylvania Department of Banking.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         Following the merger, the Board of Directors of Harleysville will be the same persons who serve on the Board of Directors immediately before the merger and James A. Wimmer. Harleysville will appoint Mr. Wimmer to its Board of Directors to serve as a Class C Director. Subject to regulatory approval, Citizens National Bank will appoint Mr. Wimmer and Linda P. Wimmer to its Board of Directors. Mr. Wimmer currently is Chairman, President and a Director of Citizens Bank and Trust Company. Mrs. Wimmer currently is a Director of Citizens.

OPINION OF FINANCIAL ADVISOR

         Citizens' Board of Directors asked Tucker Anthony Cleary Gull, its investment banking firm located at 2101 Oregon Pike, Lancaster, Pennsylvania 17601, to provide investment banking services in the merger. These services included providing an opinion that the value of the Harleysville common stock to be received by shareholders in the merger is fair, from a financial point of view. The Board of Directors considered and approved the terms of the merger, including the financial terms. Tucker Anthony did not approve the financial or other terms of the merger. In writing its opinion Tucker Anthony considered various factors, including Citizens' and Harleysville's operating results, current financial condition and perceived future prospects.

We recommend that you read the Tucker Anthony opinion, which is attached to this proxy statement/prospectus as Annex D. You should read the opinion in its entirety and pay particular attention to the assumptions made and other matters considered by Tucker Anthony in rendering its opinion. See "APPROVAL OF THE MERGER--Opinion of Financial Advisor."

         Citizens has agreed to pay Tucker Anthony a fee of 1.00% of the aggregate consideration to be paid in the merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Citizens' Board of Directors believes that the merger is in the best interests of shareholders. The Board of Directors recommends that you vote "FOR" approval of the merger.

                          FORWARD - LOOKING STATEMENTS

         This proxy statement/prospectus contains and incorporates certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding intent, belief or current expectations about matters (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) that may or may not occur in the future. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include:

         - The risks that projected trends for the continued growth of the business of Harleysville will not occur;

         - The risks that the combined companies will not realize anticipated revenues, profitability and cost savings; and

         -        Other risks and uncertainties.

If one or more of these risks or uncertainties occur or if the underlying assumptions prove incorrect, actual results, performance or achievements in 2000 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.

         This proxy statement/prospectus incorporates important business and financial information about Harleysville that is not included or delivered with this document. This information is available, without charge, to shareholders of Citizens. Please direct requests for this information to JoAnn M. Bynon, Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania, telephone number (215) 256-8851. In order to ensure timely delivery of the documents in advance of the meeting, you should make your request no later than April 1, 2000.

                           COMPARATIVE PER SHARE DATA

GENERAL

         We summarize below the per share information for Harleysville and Citizens Bank and Trust Company on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with Harleysville's historical financial statements and the related notes contained in the annual and quarterly reports and other documents filed by Harleysville with the Commission. See "AVAILABLE INFORMATION." The Harleysville proforma information gives effect to the merger, accounted for as pooling of interests, assuming that 166 shares of Harleysville common stock are issued for each outstanding share of Citizens' capital stock. Citizens' equivalent share amounts are calculated by multiplying the pro forma basic and diluted earnings per share, historical per share dividend and historical shareholders' equity by the exchange ratio of 166 shares of Harleysville common stock so that the per share amounts equal the respective values for one share of Citizens capital stock. Do not rely on the pro forma information as indicative of the historical results that we would have had if we had been combined or of the future results that we will experience after the merger. Pro forma information does not include any expense savings anticipated as a result of the merger or any one time merger related expenses.

                           COMPARATIVE PER SHARE DATA



                                   As of and for the
                                   Nine Months Ended                 As of and for the
                                      September 30,                Years Ended December 31,
                                  --------------------  ----------------------------------------------------
                                    1999       1998       1998       1997       1996       1995       1994
                                  --------   --------   --------   --------   --------   --------   --------
BOOK VALUE PER COMMON
  SHARE:
Historical:
  Harleysville                       16.36      17.12      17.38      15.65      14.65      13.63      12.78
  Citizens Bank and Trust         3,186.03   3,341.45   3,333.98   3,178.13   3,004.74   2,889.87   2,456.14
Pro Forma:
  Pro forma per share of
  Harleysville Common Stock          16.65      17.45      17.67      16.06      15.07      14.11      13.06
  Equivalent pro forma
  per share of
  Citizens Bank and Trust         2,764.12   2,897.25   2,933.90   2,665.53   2,501.43   2,342.23   2,167.53

CASH DIVIDENDS PAID
  PER COMMON SHARE:
Historical:
  Harleysville                        0.75       0.70       0.95       0.86       0.76       0.67       0.52
  Citizens Bank and Trust           120.00     105.00     140.00     100.00      80.00      63.00      59.00
Pro Forma:
  Pro forma per share of
  Harleysville Common Stock           0.75       0.67       0.91       0.81       0.70       0.61       0.48
  Equivalent pro forma
  per share of
  Citizens Bank and Trust           124.41     110.51     151.39     134.23     116.70     102.00      79.63

INCOME FROM CONTINUING OPERATIONS
  PER COMMON SHARE:
Basic
Historical:
  Harleysville                        2.13       1.84       2.44       2.24       1.94       1.71       1.55
  Citizens Bank and Trust           187.20     193.07     257.31     231.06     213.71     232.97     249.86
Pro Forma:
  Pro forma per share of
   Harleysville Common Stock          2.03       1.77       2.35       2.14       1.87       1.67       1.55
  Equivalent pro forma
  per share of
  Citizens Bank and Trust           337.07     293.86     389.85     355.93     309.95     277.78     256.67
Diluted
Historical:
  Harleysville                        2.13       1.84       2.44       2.24       1.94       1.70       1.52
  Citizens Bank and Trust           187.20     193.07     257.31     231.06     213.71     232.97     249.86
Pro Forma:
  Pro forma per share of
  Harleysville Common Stock           2.03       1.77       2.35       2.14       1.87       1.67       1.52
  Equivalent pro forma
  per share of
  Citizens Bank and Trust           336.58     293.84     390.10     355.65     310.42     276.71     252.04

 MARKET VALUE OF SECURITIES AND PRO FORMA PRICE PER SHARE INFORMATION

         Citizens capital stock trades on a very limited basis in privately negotiated transactions. Consequently, the stock prices in the table below may not reflect fair market value. The last sale of Citizens capital stock with respect to which Citizens was a party before public announcement of the agreement and related merger was the purchase of 14 shares at $4,250 per share on January 27, 1999.

          The last reported sale of Harleysville common stock before public announcement of the agreement and related merger was a trade of 100 shares at $31.94 per share on December 28, 1999. On December 28, 1999, the per share closing price for Harleysville common stock was $31.94 as reported by the NASDAQ. On December 31, 1999, the closing sale price of Harleysville common stock was $32.50, making the value of 166 shares of Citizens capital stock equal to $5,395, if the merger had taken place on that date.

         The pro forma equivalent price per share of common stock for each company for December 31, 1999, has been calculated as if:

         -        The merger had taken place on December 31; and

         - Shares of Citizens capital stock were exchanged for Harleysville common stock at a rate of one share of Citizens stock for 166 shares of Harleysville common stock.

         The pro forma equivalent per share closing bid and asked quotations as of December 31, 1999, for each share of Citizens capital stock are $5,375 and $5,395. The pro forma equivalent per share closing bid and asked quotations for Citizens and Harleysville on December 31, 1999, are in the table, below.

                                    COMPARATIVE STOCK PRICES
                                   (as of December 31, 1999)

                                                                                     Pro Forma
                                                                    Historical      Equivalent
                                                                       Price           Price
                                                                     Per Share       Per Share
                                                                     ---------       ---------
Harleysville National Corporation Common Stock

December 31, 1999 Bid                                               $   32.38            n/a

December 31, 1999 Asked                                             $   32.50            n/a



Citizens Bank and Trust Company Capital Stock

January 27, 1999(a) Bid                                             $4,250.00         $ 5,375.08

January 27, 1999(a) Asked                                              NONE           $ 5,395.00

(a) The sales price reported involved a transaction pursuant to a repurchase program adopted by Citizens' Board of Directors. Citizens does not have the ability to monitor, and in fact does not monitor, the sales price of its capital stock in transactions to which it is not a party.

         You should obtain current market quotations for Harleysville common stock because the market price of the stock may fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the internet or by calling your broker. Because the number of shares of Harleysville common stock that Citizens shareholders will receive is fixed and because the market price of Harleysville common stock may fluctuate, the value of the shares of Harleysville common stock that Citizens shareholders will receive may increase or decrease before the merger is completed. See, "INFORMATION ABOUT THE MERGER - Terms of the Merger."

                             SELECTED FINANCIAL DATA

         We provide the following financial information to aid you in your analysis of the financial aspects of the merger. These tables contain certain selected historical consolidated summary financial data, for the periods and as of the dates indicated, for Harleysville National Corporation and for Citizens Bank and Trust Company. This data is derived from, should be read in conjunction with, and is qualified by the consolidated financial statements of Harleysville and the financial statements of Citizens, including the notes to those financial statements, incorporated by reference or appearing elsewhere in this proxy statement/prospectus. Interim unaudited data for the nine month periods ended September 30, 1999, and 1998 reflects, in the opinion of Harleysville's and Citizens' managements, all adjustments necessary for a fair presentation of the data. Results for the periods ended September 30, 1999, and 1998 are not necessarily indicative of results that may be expected for any other periods or for the fiscal years as a whole. In addition, the pro forma data is not necessarily indicative of results that would have been achieved had the parties consummated the transaction and should not be construed as representative of future operations.

                        HARLEYSVILLE NATIONAL CORPORATION
                             SELECTED FINANCIAL DATA
                                 (In Thousands)



                                          Unaudited
                                         September 30,                            December 31****
                                       1999         1998         1998         1997         1996         1995         1994
                                       ----         ----         ----         ----         ----         ----         ----
INCOME & EXPENSE
Interest income                        $77,599      $69,131      $93,492      $85,827      $78,926      $73,500      $62,881
Interest expense                        33,444       29,506       40,238       36,086       33,011       30,804       22,891
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income                     44,155       39,625       53,254       49,741       45,915       42,696       39,990
Loan loss provision                      1,430        1,680        2,230        2,590        2,197        2,242        2,665
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after loss
provision                               42,725       37,945       51,024       47,151       43,718       40,454       37,325
Noninterest income                       7,236        7,083       10,008        7,591        5,311        4,737        4,867
Noninterest expenses                    27,648       25,450       35,409       30,626       27,842       26,186       25,267
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes              22,313       19,578       25,623       24,116       21,187       19,005       16,925
Income taxes                             5,414        5,023        6,316        6,473        5,920        5,646        5,035
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income                          $   16,899   $   14,555   $   19,307   $   17,643   $   15,267   $   13,359   $   11,890
                                    ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE:
Basic                               $     2.13   $     1.84   $     2.44   $     2.24   $     1.94   $     1.71   $     1.55
Diluted                                   2.13         1.84         2.44         2.24         1.94         1.70         1.52
Cash dividends paid                       0.75         0.70         0.95         0.86         0.76         0.67         0.52
Weighted average number of common
shares:
   Basic                             7,913,004    7,900,124    7,902,962    7,878,752    7,867,103    7,822,843    7,663,363
   Diluted                           7,926,053    7,900,606    7,918,337    7,885,847    7,890,970    7,856,667    7,822,460
Book Value                               16.36        17.12        17.38        15.65        14.65        13.63        12.78

AVERAGE BALANCE SHEET TOTALS:
Total Assets                        $1,470,376   $1,255,570   $1,284,706   $1,146,573   $1,046,915   $  959,068   $  892,749
Investment Securities and
Money Market Investments               455,797      374,604      391,044      325,341      290,124      257,853      266,258
Loans (Net of Unearned Income)         949,377      827,135      839,102      763,000      704,032      651,955      580,241
Deposits                             1,142,844    1,023,514    1,037,039      940,738      881,859      818,995      795,429
Borrowings                             169,667       83,843       97,232       71,067       46,814       37,084        8,349
Shareholders' Equity                   130,724      122,982      124,684      111,306       98,515       87,926       79,783

BALANCE SHEET AT PERIOD END:
Total Assets                        $1,615,218   $1,337,883   $1,412,090   $1,188,267   $1,095,967   $1,005,859   $  926,686
 Investment & Money Market
 Investments                           486,421      415,299      449,091      329,662      300,061      279,186      237,528
 Loans (Net of Unearned  Income)     1,029,624      864,929      900,310      798,306      737,094      675,240      636,922
 Deposits                            1,195,789    1,058,760    1,104,316      982,529      909,746      855,816      801,113
 Borrowings                            262,595      122,639      148,978       64,138       59,521       39,451       35,332
 Shareholders' equity                  129,460      129,042      130,952      117,646      104,793       92,860       79,892

                                             Unaudited
                                           September 30,                   December 31****
                                          1999      1998      1998      1997      1996      1995     1994
                                          ----      ----      ----      ----      ----      ----     ----
SELECTED OPERATING RATIOS:
Return on average assets
(annualized)                               1.53%     1.55%     1.50%     1.54%     1.46%    1.39%     1.33%
Return on average shareholders
equity                                    17.24%    15.78%    15.48%    15.85%    15.50%   15.19%    14.90%
Leverage (assets divided by
  shareholders' equity)                   12.48X    10.37X    10.78X    10.10X    10.45X    10.83X   11.60X

Average total loans as a percentage
of average deposits                          83%       81%       81%       81%       80%      80%       73%
Interest income/Average Earning
Assets*                                    7.76%     8.05%     7.75%     7.95%     8.17%    8.28%     7.60%
Interest expense/Average Dep. &
Borrowings                                 3.40%     3.55%     3.55%     3.57%     3.55%    3.60%     2.85%
Net interest income/Average Earn
Assets*                                    4.59%     4.78%     4.48%     4.67%     4.85%    4.78%     5.06%

SELECTED ASSET QUALITY RATIOS:
Nonperforming Assets/Total loans &
OREO                                       0.52%     0.62%     0.60%     0.73%     1.09%    1.95%     1.08%
Nonperforming Loans/Total Loans            0.50%     0.49%     0.48%     0.58%     0.92%    1.75%     0.84%
Net Charge-offs/Average loans              0.08%     0.10%     0.13%     0.16%     0.19%    0.07%     0.10%
Loan Loss Reserve/Total loans              1.39%     1.56%     1.52%     1.58%     1.52%    1.53%     1.35%
Loan Loss Reserve/Nonperforming
loans                                    276.56%   323.25%   320.31%   271.09%   164.95%   87.61%   160.36%

* Tax Equivalent Basis

**For the purposes of this analysis, nonperforming loans include nonaccruing loans and troubled debt restructured loans.

***For the purposes of this analysis, nonperforming assets include nonaccruing loans, net assets in foreclosure and troubled debt restructured loans.

****The December 31 figures have been restated to reflect the acquisition of Northern Lehigh Bancorp during 1999.

                         CITIZENS BANK AND TRUST COMPANY
                             SELECTED FINANCIAL DATA
                                 (In Thousands)


                                         Unaudited
                                        September 30,                        December 31****
                                       1999       1998       1998       1997       1996       1995       1994
                                       ----       ----       ----       ----       ----       ----       ----
INCOME & EXPENSE
Interest income                     $  6,091      6,411   $  8,513   $  8,287   $  7,849   $  7,584   $  7,151
Interest expense                       2,830      3,122      4,133      3,904      3,647      3,510      2,881
                                    --------   --------   --------   --------   --------   --------   --------
Net interest income                    3,261      3,289      4,380      4,383      4,202      4,074      4,270
Loan loss provision                       39         44         58         62         81         77         63
                                    --------   --------   --------   --------   --------   --------   --------
Net interest income after loss
provision                              3,222      3,245      4,322      4,321      4,121      3,997      4,207
Noninterest income                       362        362        511        371        355        340        363
Noninterest expenses                   2,457      2,233      3,037      2,896      2,808      2,544      2,697
                                    --------   --------   --------   --------   --------   --------   --------
Income before income taxes             1,127      1,374      1,796      1,796      1,668      1,793      1,873
Income taxes                              89        282        345        410        386        395        374
                                    --------   --------   --------   --------   --------   --------   --------
Net income                          $  1,038   $  1,092   $  1,451   $  1,386   $  1,282   $  1,398   $  1,499
                                    ========   ========   ========   ========   ========   ========   ========
PER SHARE:
Basic                               $ 187.20   $ 193.07   $ 257.31   $ 231.06   $ 213.71   $ 232.97   $ 249.86
Diluted                               187.20     193.07     257.31     231.06     213.71     232.97     249.86
Cash dividends paid                   120.00     105.00     140.00     100.00      80.00      63.00      59.00
Weighted average number of common
shares:
   Basic                               5,545      5,656      5,638      6,000      6,000      6,000      6,000
   Diluted                             5,545      5,656      5,638      6,000      6,000      6,000      6,000
Book Value                          3,186.03   3,341.45   3,333.98   3,178.13   3,004.74   2,889.87   2,456.14

AVERAGE BALANCE SHEET TOTALS:
Total Assets                        $129,982   $129,035   $129,066   $124,580   $118,531   $114,116   $113,025
Investment Securities and
Money Market Investments              66,839     68,913     68,504     66,885     64,007     66,557     70,056
Loans (Net of Unearned Income)        57,678     55,199     55,656     52,891     49,997     43,408     38,460
Deposits                             108,651    107,905    107,783    104,571     98,874     96,529     96,630
Borrowings                             1,974      1,968      2,184        501          0          0          0
Shareholders' Equity                  18,130     17,960     17,975     18,452     17,676     16,697     15,638

BALANCE SHEET AT PERIOD END:
Total Assets                        $132,287   $131,314   $129,359   $125,176   $122,005   $114,901   $110,869
 Investment & Money Market
 Investments                          65,932     69,099     66,736     64,561     65,179     64,190     64,207
 Loans (Net of Unearned Income)       57,841     57,053     57,097     54,596     51,597     45,718     40,394
Deposits                             109,300    106,875    107,010    104,724    102,974     96,603     95,313
 Borrowings                            4,012      4,487      2,650        262          0          0          0
 Shareholders' equity                 17,657     18,662     18,620     19,068     18,028     17,339     14,737

                                              Unaudited
                                             September 30,                   December 31****
                                            1999       1998     1998     1997     1996     1995       1994
                                            ----       ----     ----     ----     ----     ----       ----
SELECTED OPERATING RATIOS:
Return on average assets (annualized)       1.06%      1.13%    1.12%    1.11%    1.08%    1.23%      1.33%
Return on average shareholders equity       7.63%      8.11%    8.07%    7.51%    7.25%    8.37%      9.59%
Leverage (assets divided
by shareholders' equity)                    7.49X      7.04X    6.95X    6.56X    6.77X    6.63X      7.52X

Average total loans as a percentage
of average deposits                           53%        51%      52%      51%      51%      45%        40%
Interest income/Average Earning
Assets*                                     6.93%      7.18%    7.15%    7.14%    7.07%    7.14%      6.90%
Interest expense/Average Dep. &
Borrowings                                  3.41%      3.79%    3.76%    3.72%    3.69%    3.64%      2.98%
Net interest income/Average Earn.
Assets*                                     3.90%      3.81%    3.82%    3.88%    3.87%    3.95%      4.25%

SELECTED ASSET QUALITY RATIOS:
Nonperforming Assets/Total loans &
OREO                                        0.00%      0.05%    0.08%    0.03%    0.04%    0.11%      0.08%
Nonperforming Loans/Total Loans             0.00%      0.01%    0.00%    0.00%    0.00%    0.00%      0.02%
Net Charge-offs/Average loans              -0.01%      0.03%    0.06%    0.01%    0.06%    0.02%     -0.01%
Loan Loss Reserve/Total loans               1.01%      0.95%    0.95%    0.95%    0.89%    0.89%      0.83%
Loan Loss Reserve/Nonperforming loans       N/A     6787.50%     N/A      N/A      N/A      N/A    3370.00%

*Tax Equivalent Basis

**Citizens Bank & Trust Company did not have nonperforming loans during the periods noted with a N/A

***For the purposes of this analysis, nonperforming loans include nonaccruing loans and troubled debt restructured loans

****For the purposes of this analysis, nonperforming assets include nonaccruing loans, net assets in foreclosure and troubled restructured debt

                           THE MEETING
GENERAL

         The Board of Directors provides this proxy statement/prospectus to Citizen's shareholders for a meeting that will be held at the main office of the bank, 372 Delaware Avenue, Palmerton, Pennsylvania 18071, on Friday, April 7, 2000, at 10:00 a.m.

         At the meeting, Citizen's shareholders will consider and vote on:

               Approval and adoption of the agreement that provides for the merger; and

               Other matters that properly come before the meeting or any adjournments of the meeting.

         If shareholders approve the merger, Citizens Bank and Trust Company will merge into Citizens National Bank, a subsidiary of Harleysville National Corporation. When the merger is completed, Citizens Bank and Trust Company will cease to exist and its shareholders will receive 166 shares of Harleysville common stock in exchange for each share of capital stock that they hold. A vote for approval of the agreement is a vote for the approval of the merger of Citizens Bank and Trust Company into Citizens National Bank and for the exchange of Citizens Bank and Trust Company capital stock for Harleysville common stock.

RECORD DATE, QUORUM, REQUIRED VOTE

         You can vote at the meeting if you owned Citizens capital stock at the close of business on the record date, February 11, 2000. As of that date, there were 5,542 shares of Citizens capital stock outstanding and entitled to vote.

         At least a majority of the total number of shares of Citizens Bank and Trust Company capital stock outstanding on February 11, 2000 is required for a quorum at the meeting. These shares may be represented by a shareholder in person or by completing and returning the enclosed proxy.

         To complete the merger, at least two-thirds (66.7%) of the outstanding shares of Citizens must vote to approve the merger.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

         If you execute a proxy, you can revoke it at any time until after the vote on the merger. Unless revoked, shares represented by proxies will be voted at the meeting and at all adjournments or postponements of the meeting. Your attendance at the meeting will not revoke your proxy. Proxies may be revoked by:

               Delivery of a notice of revocation or of a later-dated proxy to Thomas K. Thomas, Secretary, Citizens Bank and Trust Company, 372 Delaware Avenue, Palmerton, Pennsylvania 18071; or

               Your attendance at the meeting and your notification to the Secretary that you wish to vote your shares in person.

         If a quorum is not present at the beginning of the meeting, the Board of Directors of Citizens intends to adjourn the meeting to another place and time without further notice to the shareholders. If for any other reason the Board of Directors believes additional time should be allowed to obtain proxies, the Board may adjourn the meeting with a vote of a majority of the shares outstanding. If the Board proposes to adjourn the meeting, the persons named in the enclosed proxy will vote all shares for which they have voting authority in favor of the adjournment.

         The proxyholders will vote signed and returned proxies as instructed by the shareholders. If no instructions are indicated, the proxyholders will vote the proxies in favor of the merger and in favor of adjournment, if necessary. A proxy also gives the persons named as proxyholders the right to vote on other matters incidental to the conduct of the meeting. Although the Board of Directors knows of no other business to be presented at the meeting, if any other matters are properly brought before the meeting, any proxy given by you will be voted in accordance with the recommendations of the Board of Directors of Citizens. Proxies marked as abstentions will not be counted as votes cast. Shares held by brokerage companies or in street names that have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes:

               Will be treated as shares present for purposes of determining whether a quorum is present; and

               Will have the same effect as a vote against the merger.

         In connection with the solicitation of proxies, Citizens will:

               Bear the cost of soliciting proxies;

               Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses; and

               If it so decides, solicit proxies personally or by telegraph or telephone.

VOTING SECURITIES AND SECURITIES OWNERSHIP

         Only those shareholders whose ownership appears on the shareholder record of Citizens Bank and Trust Company on the record date are entitled to vote at the meeting. Each share of Citizens' capital stock is entitled to one vote. On February 14, 2000, there were 6,000 shares of capital stock authorized and 5,542 shares of capital stock outstanding. Capital stock is Citizens' only issued and outstanding class of stock. Except as shown on the table on page 56, Citizens' Board of Directors is not aware of any individual, entity or group that owns more than 10% of Citizens' capital stock.

                             APPROVAL OF THE MERGER

         In this section we describe the material terms and provisions of the proposed merger. A copy of the agreement that provides for the merger is attached to this proxy statement/prospectus as Annex A. This is only a discussion of material terms of the merger and we qualify it in its entirety by reference to the full text of the agreement. We urge all shareholders to read the merger agreement.

         The agreement provides that:

          - Citizens Bank and Trust Company will be merged into Citizens National Bank; and

               You, as a shareholder of Citizens Bank and Trust Company, will receive 166 shares of Harleysville common stock for each share of Citizens capital stock that you own when the merger is completed.

         Citizens Bank and Trust Company will cease to exist. Citizens National Bank will be a subsidiary of Harleysville National Corporation. The Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation will continue to regulate Citizens National Bank.

         The Board of Directors has unanimously approved and adopted the agreement and the merger and believes the merger is in the best interests of Citizens, its shareholders and other constituencies. The Board of Directors of Citizens Bank and Trust Company unanimously recommends that shareholders vote "FOR" the agreement and related merger:

BACKGROUND OF THE MERGER, REASONS AND RECOMMENDATION OF THE BOARD OF DIRECTORS

Background of the Merger

         For many years the operating philosophy of the Citizens Board of Directors has been to increase profitability while operating as an independent community focused bank. In recent years this has become more difficult due to increasingly competitive forces. Opportunities for Citizens to increase profitability by shifting assets from lower yielding portfolio investments to higher yielding loans has been limited because of economic and demographic conditions in its traditional market areas. At the same time, the expenses of continuing investments in upgrading and improving technology and the need for additional financial services and products to keep pace with competition, combined with its more limited economies of scale, place additional pressures on Citizen's profitability.

         For some time James A. Wimmer, Citizen's Chairman and President, has met periodically with representatives of Tucker Anthony Cleary Gull (formerly Hopper Solliday & Co.) to discuss trends in the banking industry and the strategic implications for Citizens. Due in large part to the circumstances described in the preceding paragraph, Mr. Wimmer invited representatives of Tucker Anthony to meet with the Citizens Board of Directors in March 1999. At that time Tucker Anthony made a presentation regarding banking industry trends, merger and acquisition activity in the banking industry and various strategic options available to Citizens. Among the strategic options discussed was the possibility that Citizens combine with another larger banking organization that would have the size, financial and managerial resources, services and markets capable of building long-term value for Citizens shareholders.

         At a May 1999 meeting of the Citizens Board of Directors, Tucker Anthony was authorized to contact five banking institutions that Tucker Anthony and the Board of Directors believed might have an interest in a business combination with Citizens. Four of the five institutions expressed interest and, in June 1999, each was provided with a confidential offering memorandum prepared by Tucker Anthony describing Citizens.

         In July 1999, two written, non-binding indications of interest were received by Tucker Anthony in response to the confidential offering memorandums it distributed. Tucker Anthony reviewed both of the indications of interest with the Citizens Board of Directors at a meeting on August 4, 1999. Legal counsel also reviewed with the Board of Directors their fiduciary duties under current law. The Board of Directors directed Tucker Anthony to ask both parties to consider increasing the amount of consideration proposed in their respective indications of interest and both did so. Consequently, both parties were invited to make presentations to the Citizens Board of Directors and both did so on August 25, 1999.

         After the presentations, the Board of Directors discussed the two presentations, the pricing, structure and other proposals contained in the respective indications of interest, the markets in which each of the parties currently competes and the anticipated implications for Citizens' employees, customers and communities if a business combination with each party were consummated. In addition, Tucker Anthony compared and assessed the fairness of the pricing proposals contained in the two indications of interest and compared the financial condition, earnings and stock performance of the two parties.

         During September 1999, Tucker Anthony continued to explore with both parties a possible business combination with Citizens.

         On October 6, 1999, Mr. Wimmer, Terry D. Eckert, a Citizen's Director, a representative of Tucker Anthony and a representative from Citizen's independent public accounting firm met with members of Harleysville's senior management team to further discuss the possibility of a business combination between Citizens and Harleysville. Immediately following that meeting, the Citizens Board of Directors authorized Mr. Wimmer and Mr. Eckert, together with legal counsel, the independent public accountants and Tucker Anthony, to enter into detailed negotiations with Harleysville as to a business combination between Citizens and Harleysville and to conduct due diligence with regard to Harleysville and to permit Harleysville to conduct due diligence with regard to Citizens. At that time, Tucker Anthony was directed to inform the other institution that had expressed interest that Citizens was not interested in further pursuing a business combination with that institution.

         Following the October 6, 1999 meeting, Mr. Wimmer and Mr. Eckert, together with legal counsel, the independent public accountants and Tucker Anthony, entered into detailed negotiations regarding the pricing, structure and other issues associated with a business combination in which Citizens would merge with Citizens National Bank, a subsidiary of Harleysville, and Citizens shareholders would receive shares of Harleysville common stock in exchange for their shares of Citizens capital stock. During this period, which included due diligence investigations conducted by both parties, two face to face sessions and numerous telephone conferences and correspondences, the exchange ratio for the combination as well as other issues were determined on the basis of arms-length negotiations. Other important elements of the negotiation included representation of Citizens on the Harleysville and Citizens National Bank Boards of Directors, dividends and treatment of Citizens employees. This negotiation process resulted in the merger agreement attached hereto as Annex A.

         On December 28, 1999, the Board of Directors met to consider the merger agreement. Tucker Anthony presented its written opinion as to the fairness of the consideration provided to Citizens shareholders in connection with the merger transaction with Harleysville. Legal counsel to Citizens conducted a detailed review of the merger agreement and again reviewed with the Board of Directors their fiduciary duties under current law. After discussion, the Citizens Board unanimously approved the merger agreement and the merger transaction with Harleysville as being in the best interests of Citizens, its shareholders and other constituencies. The merger agreement was executed immediately following the meeting.

Reasons for the Merger

         At its meeting on December 28, 1999, the Citizens Board of Directors unanimously determined that the terms of the merger agreement and the merger transaction with Harleysville were in the best interests of Citizens, its shareholders and other constituencies. In making this determination, the Board concluded, among other things, that the merger transaction with Harleysville was superior to the other alternatives available to Citizens and to the prospects of continuing to operate Citizens as an independent community focused bank.

         In the course of reaching its decision to approve the agreement, the Citizens Board of Directors consulted with Tucker Anthony, its legal counsel and independent certified public accountants. The Board considered, among other things, the factors described above and the following:


          - The opinion of Tucker Anthony that the consideration to be received by Citizens' shareholders was fair from a financial point of view;

          - The Board's familiarity with and review of Citizens' business prospects and financial condition, including its future prospects were it to remain independent;

          - The pressures of competition and the ability of Citizens, considering its limited economies of scale, to increase profitability while continuing to operate as an independent community focused bank;

          - A determination that a business combination with Harleysville would expand Citizens' lending capabilities and significantly increase the range of financial products and services available to Citizens' customers;

          - The prices, multiples of earnings per share and premiums over book value and market value paid in recent acquisitions of banks;

          - The earnings, financial condition and future prospects of Harleysville;

          - The historical market prices for shares of Harleysville common stock and historical price to earnings and price to book value trading multiples for such shares;

          - The substantially greater liquidity of Harleysville common stock, which is publicly traded, compared to the relatively illiquid market for Citizens capital stock;

          - Harleysville's agreement that James A. Wimmer, Citizens' Chairman and President, would be appointed to the Harleysville Board of Directors and that Mr. Wimmer and Linda P. Wimmer, his wife and a Director of Citizens, would be appointed to the Citizens National Bank Board of Directors;

          - The business and prospects of Harleysville, including its prior experience acquiring banks, its existing presence in Citizens' traditional market areas, the economic vitality of the other market areas served by Harleysville and the opportunities presented by customer demand in those market areas;

          -    The experience of Harleysville's senior management team;

          -    The benefits of a tax-free to Citizens shareholders; and

          - The alternative of Citizens remaining as an independent community focused bank or combining with other potential merger partners, as compared to the effect of Citizens combining with Harleysville and the determination that the merger transaction with Harleysville presented the best opportunity for maximizing long-term shareholder value and serving Citizens' other constituencies including, without limitation, its customers and the communities in which it is located.

         We do not intend the foregoing discussion of the information and factors considered by the Citizens Board of Directors to be exhaustive but we believe it includes all material factors considered by the Citizens Board of Directors. In reaching its decision to approve and recommend the merger, the Citizens Board of Directors did not assign any relative or specific weights to the foregoing factors and individual Directors may have given differing weights to different factors. After deliberating with respect to the merger transaction with Harleysville, considering, among other things, the matters discussed above and the opinion of Tucker Anthony referred to above, the Citizens Board of Directors unanimously approved and adopted the merger agreement and the merger transaction with Harleysville.

Recommendation of the Board of Directors

         The Board of Directors of Citizens believes that the terms of the merger are fair to and in the best interests of Citizens, its shareholders and other constituencies, and has approved the Agreement. The Board of Directors of Citizens unanimously recommends that the shareholders of Citizens approve the merger agreement.


                          OPINION OF FINANCIAL ADVISOR

         General. Pursuant to the engagement letter dated May 22, 1999, the Citizens Bank and Trust Company Board of Directors retained Tucker Anthony to render financial advisory and investment banking services to Citizens in connection with the possible sale of Citizens to another financial institution. Tucker Anthony has no other material relationship Citizens.

         Tucker Anthony is a regional investment banking firm and as a customary part of its investment banking business is engaged in the valuation of bank and bank holding company securities in connection with mergers, acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As a specialist in the securities of financial institutions, Tucker Anthony has experience in, and knowledge of, the valuation of banking enterprises. The Citizens Board of Directors selected Tucker Anthony on the basis of Tucker Anthony's ability to evaluate the fairness of the merger from a financial point of view, its qualifications, its previous experience and its reputation in the banking and investment communities. Tucker Anthony has acted exclusively for the Citizens

Board of Directors in rendering its fairness opinion and will receive a fee from Citizens for its services.

         Tucker Anthony has rendered a written opinion to the Citizens Board of Directors, dated as of the date of this joint proxy statement/prospectus, to the effect that, as of such date, the merger consideration is fair, from a financial point of view, to the shareholders of Citizens. The full text of the Tucker Anthony opinion is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. We urge Citizens shareholders to read the Tucker Anthony opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations of Tucker Anthony's review. We qualify the following summary of the opinion in its entirety by reference to the full text of the opinion. The merger consideration was determined by negotiation between Harleysville and Citizens and was not determined by Tucker Anthony. See "APPROVAL OF THE MERGER--Background of the Merger."

         The Tucker Anthony opinion is directed only to the merger consideration and is not a recommendation to any Citizens shareholder on how to vote at the special meeting.

         In rendering its opinion, Tucker Anthony reviewed, among other things:

          - Citizens' audited financial statements and related financial information for years ended December 31, 1994 through December 31, 1998 and Citizens' quarterly financial statements for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999;

          - Harleysville's Annual Reports on Form 10-K and related financial information for years ended December 31, 1994 through December 31, 1998 and Quarterly Reports on Form 10-Q for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999;

          - certain information concerning the respective businesses, operations, regulatory condition and prospects of Harleysville and Citizens, including financial forecasts, relating to the business, earnings, assets and prospects of Harleysville and Citizens, furnished to Tucker Anthony by Harleysville and Citizens, which Tucker Anthony discussed with members of senior management of Harleysville and Citizens;

          - historical market prices and trading activity for the Harleysville common stock and Citizens capital stock and similar data for certain publicly traded companies which Tucker Anthony deemed to be relevant;

          - the results of operations of Harleysville and Citizens and similar data for certain companies which Tucker Anthony deemed to be relevant;

          - the financial terms of the merger contemplated by the agreement and the financial terms of certain other mergers and acquisitions which Tucker Anthony deemed to be relevant;

          - the pro forma impact of the merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Harleysville;

          -    the agreement; and

          -    such other matters as Tucker Anthony deemed necessary.

         Tucker Anthony met with certain members of senior management and other representatives of Harleysville and Citizens to discuss the foregoing as well as other matters Tucker Anthony deemed relevant. Tucker Anthony considered financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions, and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Tucker Anthony's opinions are necessarily based upon conditions as they existed and could be evaluated on the respective dates thereof and the information made available to Tucker Anthony through the respective dates thereof.

         Tucker Anthony relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to the financial forecasts reviewed by Tucker Anthony in rendering its opinion, Tucker Anthony assumed that the financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Citizens and Harleysville as to the future financial performance of Citizens and Harleysville. Tucker Anthony did not make any independent evaluation or appraisals of the assets or liabilities of Harleysville nor was it furnished with any such appraisals. Tucker Anthony also assumed, without independent verification, that the aggregate allowances for loan losses for Citizens and Harleysville were adequate.

         The summary set forth below does not purport to be a complete description of the analyses performed by Tucker Anthony in connection with the merger. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. No one of the analyses performed by Tucker Anthony was assigned a greater significance with respect to industry performance, business and economic conditions and other matters, many of which are beyond

Citizens' or Harleysville's control. The analyses performed by Tucker Anthony are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

         Transaction Summary. Tucker Anthony reviewed with the Citizens Board of Directors the key financial terms of the proposed merger, including the expected method of accounting, the exchange ratio, the share price of Harleysville as of December 14, 1999, the resulting indicated value per share of Citizens capital stock in the merger and the resulting indicated aggregate consideration to be paid in the merger:

          - The proposed method of accounting for the merger was a pooling-of-interests in a tax-free exchange;

          - The indicated value was $5,374.25 per share of Citizens capital stock, determined by multiplying the exchange ratio by the closing price on the NASDAQ National Market of Harleysville common stock on December 14, 1999;

          - The indicated aggregate consideration to be paid in the merger was $29.8 million based on 5,542 fully diluted shares of Citizens capital stock outstanding; and

          - The $5,374.25 per share value represented 169% of Citizens' fully-diluted book value per share as of September 30, 1999 and a multiple of 21.3 times Citizens' net income for the twelve months ended September 30, 1999.

         Contribution Analysis. Tucker Anthony reviewed the contribution made by each of Citizens and Harleysville to various balance sheet items and net income of the combined company at the proposed exchange ratio based on balance sheet data at September 30, 1999 and trailing twelve months earnings as of September 30, 1999. This analysis showed that:

          - Citizens shareholders would own approximately 10.4% of the aggregate shares outstanding of the combined company;

          - Citizens was contributing 7.6% of total assets of the combined company;

          - Citizens was contributing 5.3% of total loans of the combined company;

          - Citizens was contributing 8.4% of total deposits of the combined company;

          - Citizens was contributing 12.0% of shareholders' equity of the combined company; and

          - Citizens was contributing 6.0% of net income of the combined company.

         Summary Comparison of Selected Institutions - Citizens. Tucker Anthony compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or for the twelve months ended September 30, 1999 and market data as of December 14, 1999 for Citizens and market data as of December 14, 1999 for a group of Pennsylvania banks and bank holding companies consisting of ten institutions with total assets between $118.9 million and $192.2 million. The analysis included, but was not limited to, the following ratios: loans/deposits, equity/assets, non-performing assets/total assets, allowance for loan losses/ non-performing assets, net interest margin, efficiency ratio, return on average assets, return on average equity, price/earnings, price/book and dividend yield. For purposes of this analysis, non-performing assets include non-accrual loans, restructured loans, other real estate owned and loans 90 days past due but still accruing. The calculation of net interest margin in this analysis does not include an adjustment for tax-equivalent yield on tax-free securities. The analysis showed that:

          - Citizens' loans/deposits ratio was 52.9% versus the peer group median of 75.3%;

          - Citizens' equity/assets ratio was 13.35% versus the peer group median of 9.07%;

          - Citizens' ratio of non-performing assets to total assets was 0.23% versus the peer group median of 0.65%;

          - Citizens' allowance for loan losses/non-performing assets ratio was 195.3% versus the peer group median of 94.8%;

          - Citizens' net interest margin was 3.50% versus the peer group median of 3.77%;

          - Citizens' efficiency ratio was 68.22% versus the peer group median of 58.44%; and

          - Citizens' return on average assets and return on average equity were 1.08% and 7.68% versus the peer group medians of 1.16% and 11.24%, respectively.

         Summary Comparison of Selected Institutions - Harleysville. Tucker Anthony compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or for the twelve months ended September 30, 1999 and market data as of December 14, 1999 for Harleysville and market data as of December 14, 1999 for a group of New Jersey, New York, Pennsylvania, Ohio and Virginia banks and bank holding companies consisting of 13 institutions with total assets between $807.1 million and $2.2 billion (the "Harleysville Peer Group"). The analysis included, but was not limited to, the following ratios: loans/deposits, equity/assets, non-performing assets/total assets, allowance for loan losses/ non-performing assets, net interest margin, efficiency ratio, return on average assets, return on average equity, price/earnings, price/book and dividend yield. For purposes of this analysis, non-performing assets include non-accrual loans, restructured loans, other real estate owned and loans 90 days past due but still accruing. The analysis showed that:

          - Harleysville's loans/deposits ratio was 86.1% versus the peer group median of 88.4%;

          - Harleysville's equity/assets ratio was 8.02% versus the peer group median of 7.20%;

          - Harleysville's ratio of non-performing assets to total assets was 0.48% versus the peer group median of 0.52%;

          - Harleysville's allowance for loan losses/non-performing assets ratio was 184.7% versus the peer group median of 161.7%;

          - Harleysville's net interest margin was 4.59% versus the peer group median of 4.34%;

          - Harleysville's efficiency ratio was 55.27% versus the peer group median of 56.68%;

          - Harleysville's return on average assets and return on average equity were 1.53% and 17.24% versus the peer group medians of 0.94% and 11.61%;

          - Harleysville's price/earnings and price/book ratios were 11.6x and 197.9% versus the peer group medians of 13.5x and 181.3%;

          - Harleysville's dividend yield was 3.52% versus the peer group median of 3.12%.

         Summary of Selected Bank Merger and Acquisition Transactions. Tucker Anthony compared the ratios of price/book, price/trailing 12 months earnings, book/book, and price/deposits for the merger to the average and median ratios for a group of 20 bank merger transactions announced since January 1, 1995. The selected transactions involved the acquisition of profitable commercial banks and bank holding companies headquartered in Maryland, New Jersey, New York, Ohio, Pennsylvania and West Virginia in which the target company's equity/asset ratio exceeded 10% and asset size was less than $250 million. This analysis showed that:

          - The merger consideration represented 168.7% of Citizens' fully-diluted book value versus a median and average of 199.2% and 204.6% for the selected transactions;

          - The merger consideration represented a price/trailing 12 months earnings ratio of 21.3x compared to a median and average of 20.0x and 21.3x for the selected transactions;

          - The merger consideration represented a book/book ratio of 86.8% compared to a median and average of 103.2% and 105.7% for selected transactions; and

          - The merger consideration represented a price/deposits ratio of 27.3% compared to a median and average of 28.8% and 32.3% for the selected transactions.

         No company or transaction used in the above analysis as a comparison is identical to Citizens, Harleysville or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The ranges of valuations resulting from any particular analysis described above should not be taken to be Tucker Anthony's view of the actual value of Citizens or Harleysville. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

         In performing its analyses, Tucker Anthony made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Citizens or Harleysville. The analyses performed by Tucker Anthony are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Tucker Anthony's opinion and presentation to the Citizens Board is just one of many factors taken into consideration by the Citizens Board.

         Citizens agreed to pay Tucker Anthony a fee of 1.00% of the aggregate consideration to be paid in the merger and a retainer fee of $5,000. Citizens paid Tucker Anthony $20,000 upon delivery of Tucker Anthony's written fairness opinion on December 28, 1999. The balance of the fee is due upon consummation of the merger. Both the retainer fee and the $20,000 payment will be credited towards the fee due upon closing. Tucker Anthony will be reimbursed for reasonable out-of-pocket expenses incurred on behalf of Citizens. Citizens has agreed to indemnify Tucker Anthony against certain liabilities.

                          INFORMATION ABOUT THE MERGER

DISSENTERS' RIGHTS

         Section 215a of Title 12, United States Code (12 U.S.C. Section 215a) provides that any Citizens shareholder who wishes to exercise dissenters' rights with respect to the proposed merger must either:

         -    vote against the proposed merger; or

         - file a written notice prior to or at the special meeting convened to vote on the merger, stating that he or she dissents from the merger. The written notice should be addressed to:

               James A. Wimmer, Chairman and President
               Citizens Bank and Trust Company
               372 Delaware Avenue
               Post Office Box 196
               Palmerton, Pennsylvania 18071-0196

In addition, a shareholder who wishes to exercise dissenters' rights must make a written request for payment to Harleysville, accompanied by the surrender of his or her Citizens capital stock certificates before 30 days after the effective date of the merger. The written request and surrender should be sent to:

               Jo Ann M. Bynon, Secretary
               Harleysville National Corporation
               483 Main Street
               Harleysville, Pennsylvania 19438.

Dissenting shareholders who fail to follow the procedure specified in this paragraph will lose their dissenters' rights.

         After the effective date of the merger, any dissenting shareholder who complies with the procedures described in the preceding paragraph will be entitled to receive the value of the surrendered shares of Citizens capital stock, determined as of the effective date of the merger. An appraisal committee of three people will determine the value of the capital stock. Qualifying dissenting shareholders will choose one member of the appraisal committee by majority vote. The Citizens Board of Directors will name one member of the committee. The two members of the committee will select the third member. Any two members of the appraisal committee may agree on the valuation of the shares.

         If the appraisal committee's evaluation is not satisfactory to any qualifying dissenting shareholder, the shareholder may appeal to the Office of the Comptroller of the Currency, within 5 days after receipt of notice of the evaluation. The Comptroller of the Currency will make a binding and final reappraisal as to the value of the shares held by the shareholder. If within 90 days from the effective date of the merger:

          - one or more appraisal committee members have not been selected for any reason; or

          - the appraisal committee is not able to agree by a vote of two or more members, on the value of the shares held by qualifying dissenting shareholders,

the Comptroller of the Currency, on the request of any interested party, will make a binding and final appraisal of the value of the shares. Harleysville will pay the expenses of the Comptroller of the Currency for its reappraisal or appraisal.

         This discussion is only a summary of the rights and obligations of a dissenting shareholder. We qualify the discussion by reference to the provisions of Section 215a of Title 12 of the United States Code, which we attach as Annex C to this prospectus/proxy statement. Please read it carefully. If you fail to follow the procedures in the statute you will lose your right to dissent. You may wish to consult legal counsel if you are considering a possible exercise of dissenters' rights.

TERMS OF THE MERGER

         We discuss the material terms of merger below. Our description is not complete. We qualify the discussion in its entirety by reference to the agreement, a copy of which we attach as Annex A and incorporate by reference in this proxy statement/prospectus. We urge you to read the agreement.

Effect of the Merger

         Citizens Bank and Trust Company will merge into Citizens National Bank. Citizens Bank and Trust Company will cease to exist. Citizens National Bank will be the surviving institution.

Exchange of Shares

         On the day of the merger, each outstanding share of Citizens Bank and Trust Company capital stock will become the right to receive 166 shares of Harleysville common stock, subject to adjustment for stock dividends, stock splits and similar transactions.

         Citizens shareholders should recognize that the market price of the Harleysville common stock may fluctuate between the date of this proxy statement/prospectus and the effective date of the merger. Because the number of shares of Harleysville common stock to be received by Citizens shareholders in the merger is fixed, the value of those shares on the effective date of the merger may be more than or less than the value of those shares on the date of this proxy statement/prospectus. In effect, by agreeing to a fixed exchange ratio, the Citizens Board of Directors agreed to accept, as of December 28, 1999, the date of the merger agreement, the economic risks of being a Harleysville shareholder.

         Harleysville and Citizens anticipate that the merger will occur during the second quarter of 2000, assuming no difficulties are encountered in obtaining the required regulatory approvals and shareholder approval, and all other conditions to closing are satisfied without unexpected delay. If for any reason, however, the merger does not occur by September 30, 2000, and the parties have not agreed otherwise prior to that date, either party may terminate the agreement. See, "Business Pending the Merger--Conditions, Amendment and Termination"for a discussion of the various termination provisions.

         Following the merger, former shareholders of Citizens will be required to surrender their Citizens capital stock certificates to Harleysville's transfer agent, American Stock Transfer and Trust Company, who will act as exchange agent for the transaction. Each shareholder will receive detailed instructions concerning the procedure for surrendering the certificates. Upon proper surrender of stock certificates, each former shareholder of Citizens will receive a stock certificate representing the number of shares of Harleysville common stock into which the shares of Citizens were converted. Shareholders of Citizens should not surrender their Citizens stock certificates for exchange until they receive written instructions to do so.

         Following the merger and until properly requested and surrendered, each Citizens stock certificate will be deemed for all corporate purposes to represent the number of whole shares of Harleysville common stock that the holder would be entitled to receive upon its surrender. However, Harleysville, at its option, may withhold dividends payable after the merger to any former shareholder of Citizens who has received written instructions from Harleysville but has not surrendered their Citizens stock certificates. Any dividends withheld will be paid without interest to any former shareholder of Citizens upon the proper surrender of their Citizens stock certificates.

         Citizens shareholders must surrender all Citizens stock certificates to American Stock Transfer within two years after the merger. In the event that any former shareholder does not properly surrender his or her certificates within that time, Harleysville may sell the shares of Harleysville common stock that would otherwise have been issued and hold the net proceeds of the sale, together with any previously accrued and unpaid dividends, in a non-interest bearing account for the shareholder's benefit. After the sale, the former shareholder's sole right is to collect the net proceeds and accumulated dividends. Subject to laws of escheat, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of Citizens, without interest, upon proper surrender of their Citizens stock certificates.

BUSINESS PENDING THE MERGER

         Citizens has agreed to conduct its business in the usual, regular and ordinary course, consistent with prudent business judgment, pending the merger. Among other things, Citizens will:

                 Not amend its Articles of Incorporation or Bylaws;

                          Not declare, set aside or pay any dividend or make any other distribution in respect of its stock, except that, as provided in Section 4.9 of the agreement, Citizens may pay regular cash dividends in amount not in excess of $40.00 per share in a manner consistent with Citizens' prior practices, provided that, if the date of the merger would entitle Citizens shareholders to a quarterly cash dividend for the respective quarter from Citizens and subsequently from Harleysville, then Citizens shall not pay a dividend in that quarter;

                          Not authorize, purchase, issue or sell any shares of capital stock or any other equity or debt securities convertible into Citizens' capital stock;

                          Not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

                          Not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of their directors, officers, or other employees except that Citizens may pay retention bonuses, in an aggregate amount not to exceed $40,000, to current employees, which retention bonuses will be paid prior to the date of the merger;

                          Not make any loan or other credit facility commitment in excess of $150,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

                          Not enter into any swap or similar commitment, agreement or arrangement that is not consistent with past practice and that increases the credit or interest rate risk over the levels existing at December 31, 1998;

                          Not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices;

                          Not enter into any participation arrangements or approvals of extensions of credit in excess of $350,000, or renew, expand or modify any outstanding participation arrangements or approvals; and

                          Not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties.

MATERIAL CONTRACTS

         There have been no material contracts or other transactions between Citizens and Harleysville since signing the agreement, nor have there been any material contracts, arrangements, relationships or transactions between Citizens and Harleysville during the past five years, other than in connection with the agreement and as described in this proxy statement/prospectus.

CONDITIONS, AMENDMENT AND TERMINATION

         The obligations of Harleysville and Citizens to complete the merger are subject to a number of conditions and contingencies. These are stated in the agreement. The most significant of these conditions include:

                          Approval by the shareholders of Citizens;

                          Approval by, notice to or consent of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Pennsylvania Department of Banking;

                          Receipt of an opinion of Grant Thornton, LLP concerning certain federal income tax consequences relating to the merger;

                          Continued effectiveness of the registration statement containing the proxy statement/prospectus;

                          Determination that the merger can be accounted for as a pooling of interests for financial reporting purposes;

                          Determination of compliance with all applicable federal and state securities and antitrust laws; and

                          Exercise by dissenting shareholders of dissenters' rights with respect to no more than 5% of the bank's capital stock.

         In connection with the regulatory approvals, Harleysville will file:

          - A Notice with respect to the transaction with the Board of Governors of the Federal Reserve System, pursuant to Section 3(a)(3) of the Bank Holding Company Act;

          - An Application for Merger with the Office of the Comptroller of the Currency; and

          - An Application with the Pennsylvania Department of Banking, pursuant to Section 115 of the Pennsylvania Banking Code, including a Notice relating to the merger.

         Any term or condition of the agreement may be waived by the party that would benefit from the term at any time before the merger, whether before or after the approval of the agreement by Citizens' shareholders. However, the parties may not adopt a change in the amount of consideration to be received by Citizens shareholders unless the shareholders of Citizens approve the change. In addition, if the parties waive the requirement that a tax opinion be delivered at closing and the tax consequences to the Citizens shareholders are material, Citizens would send revised materials to shareholders and solicit their approval.

         The agreement may be terminated at any time before the merger, whether before or after its approval and adoption by the shareholders of Citizens by:

               Agreement of all of the parties;

               Unilateral action by each of the parties in the event of a material breach by the other party of any representation, warranty or covenant not cured or curable within 30 days after written notice or any condition precedent to the terminating party's obligation to consummate the merger is not satisfied through no fault of the terminating party;

               By either party in the event of a failure to consummate the merger by September 30, 2000; or

          - By Harleysville, if under circumstances described in Section 7.1(e) of the agreement, Citizens is involved in a merger or other transaction with any other party or another party makes an offer or a proposal to acquire 20% of Citizens capital stock.

EFFECTIVE DATE

         The agreement provides that the merger will occur within 20 days after receipt of all required approvals and the expiration of any required regulatory waiting periods.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         The Board of Directors of Harleysville, following the merger, will include the same persons who are members of the Board of Directors immediately before the merger, each of whom will serve until his or her successor is elected or appointed and qualified. In addition, Harleysville's Board of Directors will appoint James A. Wimmer, Chairman, President and a Director of Citizens, to the Harleysville Board of Directors to serve until his successor is elected or appointed and qualified. Harleysville also will appoint Mr. Wimmer and Linda P. Wimmer, who are husband and wife, to the Citizens National Bank Board of Directors and will nominate and recommend them for election at each successive election, as long as Mr. Wimmer remains a member of the Harleysville Board. This may give them an interest in the transaction in addition to their interest as shareholders. The Board of Directors was aware of these factors and considered them, among other matters, in approving the agreement and the transactions contemplated by the agreement.

         As of December 28, 1999, the directors and executive officers of Citizens beneficially owned 3,114 shares of Citizens capital stock and the directors and executive officers of Harleysville beneficially owned 710 shares of Citizens capital stock.

          Mr. Wimmer, as a Director of Harleysville, will receive the same fees and benefits as other members of the Harleysville Board. The directors of Harleysville receive a fee of $425 for each board meeting attended, an annual retainer of $7,000, and a fee of $310 for each committee meeting attended. All together, as of September 30, 1999, the Board of Directors of Harleysville received $146,377.50. In 1999, Mr. Wimmer received total compensation from Citizens of $61,965, which included $10,440 as an annual fee to directors $35,248 paid in salary and bonus as President and $16,277 for legal services rendered as solicitor to Citizens.

         Harleysville also maintains a Deferred Compensation Plan for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a ten-year period. Should the director die before age 70 or before receiving all of the benefits, those benefits would be paid to his or her beneficiary until age 70 or for 10 years, whichever is later. The plan is considered an unfunded plan that is subject to substantial risk of forfeiture and the director is not considered vested pursuant to the plan.

         The directors and officers of Harleysville and its subsidiaries have no special interest in the merger, other than in their capacity as shareholders of Harleysville, and will not receive any special consideration or compensation in connection with its consummation.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the anticipated material federal income tax consequences of the merger, if the merger were to take place on the date of this proxy statement/prospectus. This is only a general description. We attach the opinion of Grant Thornton LLP, independent, certified public accountants for Harleysville, as to the income tax consequences of the merger as Annex B. We recommend you read the opinion. However, the opinion does not consider the particular facts and circumstances of your situation. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole, and also as to any estate, gift, state, local or foreign tax consequences arising out of the transactions and/or any sale of Harleysville common stock received in the merger. We do not anticipate that the law will change before completion of the merger.

          The following is a summary of the opinion of Grant Thornton LLP:

          - the merger will constitute a tax-free reorganization for U.S. federal income tax purposes;

          - neither Citizens National Bank and Trust Company, Citizens National Bank nor Harleysville will recognize any gain or loss by reason of the merger;

          - except for cash received in lieu of fractional shares, Citizens shareholders will not recognize gain or loss on the exchange of their shares of Citizens capital stock for shares of Harleysville common stock;

          - the basis and holding period of the Harleysville common stock received by the Citizens shareholders generally will be, in each instance, the same as the basis and holding period of the Citizens National Bank and Trust Company capital stock surrendered in exchange provided that the Citizens capital stock surrendered is held as a capital asset on the date of the exchange; and

          - payment of cash to the Citizens shareholders instead of their fractional share interests of Harleysville common stock generally will qualify as capital gain or loss because the cash will be treated as a distribution in full payment in exchange for the fractional share interest of Harleysville common stock that the shareholder would otherwise be entitled to receive.

           The obligations of the parties to close the transaction are conditioned upon receipt of a ruling from the Internal Revenue Service or an opinion of Grant Thornton substantially to the effect that the federal income tax consequences of the merger are as summarized in this section. Unlike a ruling from the IRS, Grant Thornton's opinion would have no binding effect on the IRS. The ruling or opinion will not deal with all the tax considerations that may be relevant to particular Citizens shareholders, such as shareholders who are dealers in securities, foreign persons, tax exempt entities or the impact of the alternative minimum tax. The ruling or opinion will not address any state, local or foreign tax considerations.

ACCOUNTING TREATMENT

           The agreement contemplates that the merger will be treated as a pooling of interests for financial accounting and reporting purposes. Under this accounting method, the assets and liabilities of Citizens Bank and Trust Company will be combined with Citizens National Bank at their historical recorded bases. Results of operations of Harleysville will include the results of both companies for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate banks for the prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for Harleysville.

         If Harleysville would be required to purchase more than 10% of the outstanding shares of Citizens capital stock for cash due to the exercise of dissenters' rights by Citizens shareholders, or if other conditions arise that would prevent the merger from being treated as a pooling of interests for financial accounting purposes, Harleysville has the right to terminate the agreement and to cancel the merger.

RESTRICTION ON RESALE OF STOCK HELD BY AFFILIATES

         The shares of Harleysville common stock to be issued upon completion of the merger have been registered with the Commission under the Securities Act. Following the merger, these shares may be freely resold or otherwise transferred by all former shareholders of Citizens, except those former shareholders who are deemed "affiliates" of Citizens, within the meaning of Commission Rules 144 and
145. In general terms, any person who is an executive officer, director or 10% shareholder of Citizens at the time of the meeting may be deemed to be an affiliate of Citizens for purposes of Commission Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of Harleysville common stock to be issued to affiliates of Citizens in connection with the transaction.

         Harleysville common stock received by persons who are deemed to be affiliates of Citizens may be resold only:

               In compliance with the provisions of Commission Rule 145(d);

               In compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

               Pursuant to an effective registration statement filed with the Commission.

In general terms, Commission Rule 145(d) permits an affiliate of Citizens to sell shares of Harleysville common stock he or she received in ordinary brokerage transactions subject to certain limitations on the number of shares that may be sold in any consecutive three month period.

         The ability of affiliates to resell shares of Harleysville common stock received in the transaction under Rule 144 or Rule 145, is subject to Harleysville's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates are also permitted to resell Harleysville common stock received in the transaction pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations and requirements. This proxy statement/prospectus does not cover any resales of Harleysville common stock received by persons who may be deemed to be affiliates of Harleysville or Citizens.

         Each person who may be an affiliate of Citizens is required, prior to the closing, to provide Harleysville with a letter agreeing to abide by the limitations imposed by the Commission regarding the sale or other disposition of the shares of Harleysville common stock that the shareholders will receive in the merger.

         In addition, a requirement of pooling-of-interests accounting treatment of the merger is that an affiliate of Citizens may not, as a general rule and subject to an exception in a case of certain de minimis sales:

               Sell any shares of Citizens capital stock during the 30-day period immediately preceding the day of the merger; or

               Sell any shares of Harleysville common stock received by him or her in exchange for his or her shares of Citizens capital stock until after the publication of financial results covering at least 30 days of post-merger combined operations.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of management and of the Board of Directors of Citizens may be deemed to have interests in the merger in addition to their interests, if any, in Citizens capital stock. The Citizens Board of Directors was aware of these factors and considered them, among other matters, in approving the merger agreement.

SHARES OWNED BY MANAGEMENT AND THE BOARD

         As of the record date, the directors and officers of Citizens beneficially own approximately 3,114 shares (56.2%) of Citizens capital stock.

DIRECTORS AND OFFICERS INSURANCE

         Harleysville has agreed, in the merger agreement, to maintain a Director and Officer Liability Insurance Tail Policy for the directors and officers of Citizens for a period of six (6) years after the date the merger is completed. Such policy shall include conditions and terms the same as or substantially comparable to the Directors and Officer Liability Policy of Citizens on the date of the merger agreement.

DIRECTORS

         In the merger agreement, Harleysville has agreed that, immediately after completion of the merger, James A. Wimmer, President, Chairman and a Director of Citizens, will be appointed to the Board of Directors of Harleysville. In addition, Harleysville has agreed that James A. Wimmer and Linda P. Wimmer, his wife and a Director of Citizens, shall be appointed to the Board of Directors of Citizens National Bank. In their capacities as Directors, Mr. Wimmer and Mrs. Wimmer will receive the same fees and benefits as other members of the Harleysville and/or Citizens National Bank Boards of Directors.

BENEFITS

         Citizens National Bank has agreed to pay health insurance premiums for Citizens Bank and Trust Company retirees and directors for three years from the day of the merger, up to an aggregate of $46,408 per year.

HARLEYSVILLE DIRECTORS AND OFFICERS

         The directors and officers of Harleysville and its subsidiaries have no special interest in the merger, other than in their capacity as shareholders of Harleysville. The directors and officers of Harleysville and its subsidiaries will not receive any special consideration or compensation in connection with the completion of the merger.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                         AND RELATED SHAREHOLDER MATTERS

HARLEYSVILLE COMMON STOCK

         Harleysville common stock is quoted on the National Market System of NASDAQ under the symbol "HNBC." The table below shows, for the periods indicated, the high and low bid quotations for Harleysville common stock as reported on NASDAQ, and cash dividends paid per share. The quotations in the table represent quotations between dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the periods.

                                                                                        Cash Dividends
1999                           High                         Low                         Paid Per Share
----                           ----                         ---                         --------------
First Quarter                  $38.09                       $31.50                      $0.24
Second Quarter                 $35.00                       $32.38                      $0.25
Third Quarter                  $35.25                       $33.09                      $0.26
Fourth Quarter                 $33.88                       $31.50                      $0.32

                                                                                        Cash Dividends
1998                           High                         Low                         Paid Per Share
----                           ----                         ---                         --------------
First Quarter                  $41.43                       $37.14                      $0.23
Second Quarter                 $41.37                       $38.15                      $0.23
Third Quarter                  $40.84                       $32.86                      $0.24
Fourth Quarter                 $39.52                       $30.95                      $0.25

                                                                                        Cash Dividends
1997                           High                         Low                         Paid Per Share
----                           ----                         ---                         --------------
First Quarter                  $26.08                       $22.00                      $0.20
Second Quarter                 $30.48                       $24.27                      $0.20
Third Quarter                  $36.90                       $29.76                      $0.22
Fourth Quarter                 $40.00                       $34.76                      $0.24

         On January 25, 2000, the closing price for Harleysville common stock, as reported on NASDAQ was $29.25. As of December 31, 1999, Harleysville common stock was held by 3,057 holders of record. Harleysville has in the past paid regular quarterly cash dividends to its shareholders on or about March 31, June 30, September 30, and December 31, of each year.

CITIZENS CAPITAL STOCK

         There is no established public trading market for Citizens capital stock. Citizens has historically traded on a very limited basis in privately negotiated transactions. Citizens does not have the ability to monitor the sales price of its capital stock in transactions to which it is not a party. The last transaction in which Citizens was a party was the purchase by Citizens of 14 shares at a price of $4,250 per share on January 27, 1999. Citizens has in the past paid regular quarterly dividends to its shareholders on or about March 1, June 1, September 1 and December 1, of each year.

         The sales reported below reflect purchases by Citizens of its own capital stock pursuant to a repurchase program adopted by the Board of Directors. The tables below do not reflect any transactions of which Directors or Officers of Citizens may have individual personal knowledge of virtue of their status as private parties to the transactions in their individual capacities.

                                                                                        Cash Dividends
1999                           High                         Low                         Paid Per Share
----                           ----                         ---                         --------------
First Quarter                  $4,250.00                    $4,250.00                   $40.00
Second Quarter                 -                            -                           $40.00
Third Quarter                  -                            -                           $40.00
Fourth Quarter                 -                            -                           $40.00

                                                                                        Cash Dividends
1998                           High                         Low                         Paid Per Share
----                           ----                         ---                         --------------
First Quarter                  $3,178.00                    $3,170.00                   $30.00
Second Quarter                 $3,250.00                    $3,178.00                   $30.00
Third Quarter                  -                            -                           $40.00
Fourth Quarter                 -                            -                           $40.00

                                                                                        Cash Dividends
1997                           High                         Low                         Paid Per Share
----                           ----                         ---                         --------------
First Quarter                  -                            -
Second Quarter                 -                            -                           $30.00
Third Quarter                  -                            -                           $30.00
Fourth Quarter                 -                            -                           $30.00*

* In addition, a special dividend of $10.00 per share was paid December 1, 1997.

         As of December 31, 1999, Citizens capital stock was held by approximately 123 holders of record.

              INFORMATION ABOUT HARLEYSVILLE NATIONAL CORPORATION

         Through its subsidiaries, Harleysville National Corporation engages in the general commercial and retail banking business. Harleysville's financial institution subsidiaries operate 35 banking offices in Bucks County, Carbon County, Chester County, Lehigh County, Montgomery County, Northampton County, Schuylkill County and Wayne County, Pennsylvania. As of September 30, 1999, Harleysville National Corporation had consolidated total assets of approximately $1,615,218,000. The banking subsidiaries operate under the primary supervision of the Office of the Comptroller of the Currency. The Harleysville National Bank and Trust Company and Citizens National Bank are also authorized to engage in trust activities.

         As a registered bank holding company, Harleysville National Corporation is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Board of Governors of the Federal Reserve System. Under applicable Board of Governors of the Federal Reserve System policies, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy.

         Harleysville's principal executive offices are located in Harleysville, Pennsylvania. As of December 31, 1999, Harleysville and its three subsidiary banks had in the aggregate approximately 517 full-time equivalent employees.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents previously filed by Harleysville with the Commission are incorporated by reference into this proxy statement/prospectus as follows:

                  Harleysville's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on April 13, 1999 filed with the Commission on March 8, 1999;

                  Harleysville's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 29, 1999;

                  Harleysville's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 14, 1999;

                  Harleysville's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 12, 1999;

                  Harleysville's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 12, 1999; and

               - Harleysville's Current Report on Form 8-K filed with the Commission on January 22, 1999;

               - Harleysville's Current Report on Form 8-K filed with the Commission on March 25, 1999;

               - Harleysville's Current Report on Form 8-K filed with the Commission on January 10, 2000; and

               - Description of Harleysville's common stock that appears in Harleysville's prospectus filed with the Commission on November 12, 1998, which forms a part of Harleysville's Registration Statement No. 333-67201 on Form S-4, and as amended on November 20, 1998 and December 7, 1998, and Harleysville's Report on Form 10-C, filed with the Commission on March 1, 1996.

         Harleysville incorporates by reference all documents it files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the merger, into this proxy statement/prospectus. The incorporated documents are deemed a part of the proxy statement/prospectus from the date of filing of each document. Any statement contained in a document incorporated by reference is deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. You should read all information appearing in this proxy statement/prospectus in conjunction with the information, financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent stated in this paragraph. All the information in this proxy statement/prospectus is qualified in its entirety by the information in those documents.

ACQUISITIONS BY HARLEYSVILLE NATIONAL CORPORATION

         Harleysville was incorporated in June 1982. On January 1, 1983, Harleysville National Corporation became the parent bank holding company of The Harleysville National Bank and Trust Company, a wholly-owned subsidiary of Harleysville National Corporation. On February 13, 1991, Harleysville National Corporation acquired all of the outstanding common stock of The Citizens National Bank of Lansford. On June 1, 1992, the Corporation acquired all of the outstanding stock of Summit Hill Trust Company. On September 25, 1992, Summit Hill merged into and is now operating as a branch office of The Citizens National Bank of Lansford. On July 1, 1994, Harleysville National Corporation acquired all of the outstanding stock of Security National Bank. On March 1, 1996, Harleysville National Corporation acquired all of the outstanding common stock of Farmers & Merchants Bank (Honesdale, P.A.). Farmers &

Merchants Bank was merged into The Citizens National Bank of Lansford and is now operating as a branch office of The Citizens National Bank of Lansford.

         On January 20, 1999, Harleysville acquired Northern Lehigh Bancorp, Inc., parent company of Citizens National Bank of Slatington. The transaction was accounted for as a pooling-of-interests. Northern Lehigh shareholders received 3.57 shares of Harleysville common stock for each share of Northern Lehigh common stock. The acquisition was effected by the merger of Northern Lehigh Bancorp, Inc. with Harleysville National Corporation North, Inc., a bank holding company and wholly owned subsidiary of Harleysville National Corporation. Citizens National Bank of Slatington merged with and into The Citizens National Bank of Lansford, a national banking association and wholly owned subsidiary of Harleysville National Corporation North, Inc., under the name "Citizens National Bank." Harleysville is in the process of liquidating Harleysville North. After completion of the proposed merger Citizens National Bank will be a direct subsidiary of Harleysville.

         On March 17, 1997, Harleysville National Corporation Financial Company was incorporated as a Delaware corporation. Harleysville National Corporation Financial Company's principal business function is to expand the investment opportunities of Harleysville National Corporation.

         Harleysville National Corporation is primarily a bank holding company which provides financial services through its three bank subsidiaries. Since commencing operations, Harleysville National Corporation's business has consisted primarily of managing its subsidiary banks, and its principal source of income has been dividends paid by the banks. Harleysville National Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956.

LOANS

         Harleysville, through its subsidiaries, grants loans and makes other credit available to the general public. These extensions of credit are structured to meet the varying needs of businesses, individuals, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity comprises a major source of revenue for Harleysville's subsidiaries and it also exposes Harleysville and its subsidiaries to potential losses upon borrower default. In order to minimize the occurrence of loss, Harleysville's subsidiaries follow strict loan underwriting and risk weighing policies. While collateral continues to play an important part in lending decisions, primary emphasis is placed upon borrowers' underlying ability to pay. Harleysville's subsidiaries confine their lending activity to customers who live or are based in their respective market areas. By limiting lending activities to a specific geographic area, the staff of each subsidiary becomes more knowledgeable about local market conditions and can thereby make better credit risk assessments and consequently more prudent lending decisions. Harleysville believes that this local knowledge, when combined with prudent underwriting standards, overcomes the risks associated with the geographic concentration of loans.

             DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION COMMON
                                      STOCK

         Harleysville National Corporation is authorized to issue 30,000,000 shares of Harleysville National Corporation common stock of which 7,915,130 shares were issued and outstanding as of December 31, 1999. Harleysville also has 3,000,000 shares of blank check preferred stock authorized for issuance. No preferred stock is outstanding as of January 30, 2000.

DIVIDENDS

         The holders of Harleysville common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. Harleysville has historically paid quarterly cash dividends to its shareholders on or about March 31, June 30, September 30, and December 31, of each year.

         The ability of Harleysville to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of The Harleysville National Bank and Trust Company, Citizens National Bank and Security National Bank. Harleysville expects to obtain funds for the payment of dividends on Harleysville stock, for the foreseeable future, primarily from dividends paid by its subsidiaries. These dividends are subject to certain statutory limitations.

         Under applicable federal laws, the dividends that Harleysville's banking subsidiaries may pay without prior regulatory approval are subject to certain prescribed limitations. Because Harleysville's banking subsidiaries are national banks, the approval of the Office of the Comptroller of the Currency is required under federal law if the total of all dividends declared during any calendar year exceed the total of the net profits of the respective bank for the year, combined with its retained net profits, for the two preceding years. In addition to the foregoing statutory restrictions on dividends, the Office of the Comptroller of the Currency also has general authority to prohibit a national bank from engaging in an unsafe or unsound banking practice. The Office of the Comptroller of the Currency could consider a bank's payment of a dividend, depending upon the financial condition of the bank involved and other factors, to be an unsafe or unsound practice.

         Harleysville paid cash dividends of $.95 per share in 1998, and paid cash dividends of $1.07 per share in 1999.

LIQUIDATION

         In the event of liquidation, dissolution or winding up of Harleysville, Harleysville's shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Harleysville preferred stock, if any, then outstanding. On January 30, 2000, no shares of Harleysville preferred stock were issued or outstanding.

DIVIDEND REINVESTMENT PLAN

         Harleysville has a Dividend Reinvestment and Stock Purchase Plan. Shareholders of Harleysville may elect to participate in the plan. The plan is administered by American Stock Transfer and Trust Company, as plan agent. Under the plan, dividends payable to participating shareholders are paid to the plan agent and are used to purchase, on behalf of the participating shareholders, additional shares of Harleysville common stock either in the market or from Harleysville's authorized but unissued shares. Participating shareholders may make additional voluntary cash payments that are also used by the plan agent to purchase additional shares of stock. Shares of Harleysville common stock held for the account of participating shareholders and are voted by the plan agent as instructed by each participating shareholder.

ANTITAKEOVER PROVISIONS

         The Pennsylvania Business Corporation Law of 1988 and Harleysville's amended Articles of Incorporation and amended Bylaws provide numerous provisions that may be deemed to be antitakeover in nature, both as to purpose and effect. There are four major antitakeover provisions under Pennsylvania law relating to corporations that have their securities registered with the Commission under
Section 12 of the Securities Act.

         The overall effect of the various provisions described below might be to deter a tender offer or other proposal that a majority of the shareholders may view to be in their best interest. Such an offer might include a substantial premium over the market price of Harleysville's common stock. In addition, these provisions may have the effect of assisting Harleysville's current management in retaining its position and placing it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of Harleysville's business.

         Two of these provisions have the effect of eliminating the rights of the shareholders of registered corporations to:

                 Call a special meeting of shareholders; and

                 Propose an amendment to the Articles of Incorporation.

These provisions may prevent shareholders from calling a special meeting for the purpose of considering a merger, consolidation or other corporate combination that does not have the approval of a majority of the members of Harleysville's Board of Directors. These provisions may have the effect of making Harleysville less attractive as a potential takeover candidate by depriving shareholders of the opportunity to initiate special meetings at which a possible business combination might be proposed. Antitakeover provisions may provide a greater time for consideration of any shareholder proposal to the extent that the proposal must be deferred until the next annual meeting of shareholders.

         Also, when made, shareholder proposals must comply with certain notice requirements and proxy solicitation rules. These requirements do not affect the calling of a special meeting by the Chairman of the Board or by a majority of the members of the Board of Directors or of its Executive Committee if, in their judgment, there are matters to be acted upon that are in the best interests of Harleysville and its shareholders.

         Harleysville's Articles of Incorporation and amended Bylaws contain a number of additional provisions that may be antitakeover in purpose and effect. These provisions include:

                  Authorization of 30,000,000 shares of common stock and 3,000,000 shares of preferred stock;

                  Lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis;

                  The necessity for the affirmative vote of the holders of 80% of Harleysville's common stock to approve an amendment to Harleysville's Bylaws or to change an amendment to its Bylaws that was approved by the Board of Directors; and

                  The necessity for the affirmative vote of the holders of 80% of Harleysville's common stock to approve a merger, consolidation, liquidation, or sale of substantially all assets unless the transaction has received prior approval of at least 75% of all members of the Board of Directors, in which case, a majority of the outstanding shares of common stock is required for approval.

These provisions could give the holders of a minority of Harleysville's outstanding shares a veto power over any merger, consolidation, dissolution or liquidation of Harleysville, the sale of all or substantially all of its assets or an amendment to its Bylaws unless 75% of all members of the Board of Directors and a majority of the shareholders believe that the transaction is desirable and beneficial. Without these provisions in Harleysville's Articles of Incorporation and Bylaws, the affirmative vote of at least a majority of Harleysville's common stock outstanding and entitled to vote would be required to approve any merger, consolidation, dissolution, liquidation, the sale of all of its assets or an amendment to the Bylaws.

         Provisions for a classified or staggered board are included in Harleysville's amended Bylaws. A classified board has the effect of moderating the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time may also tend to discourage a tender offer or takeover bid. In addition, a classified board makes it more difficult for a majority of the shareholders to promptly change the composition of the board of directors even though they consider a prompt change desirable.

         Harleysville's amended Articles of Incorporation contain an additional antitakeover provision that enables the Board of Directors to oppose a tender offer on the basis of factors other than the short term economic benefit to shareholders. Based on the Board's responsibilities to certain constituent groups, including Harleysville's subsidiaries and the communities they serve, the Board may consider factors such as:

         - The impact the acquisition of Harleysville would have on the community;

         - The effect of the acquisition upon shareholders, employees, depositors, suppliers and customers; and

         -        The reputation and business practices of the tender offeror.

                                 INDEMNIFICATION

         Harleysville's Bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interest of the corporation, and without willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Harleysville, Harleysville has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        COMPARISON OF SHAREHOLDER RIGHTS

         After the merger, the shareholders of Citizens will become shareholders of Harleysville. There are certain differences in the rights of shareholders of these two companies and the differences in the laws that govern the two companies. The most significant of these differences are those relating to antitakeover protection and public registration. The Harleysville common stock is registered under the Securities Exchange Act of 1934 and is traded on the NASDAQ National Market System, while Citizens capital stock is not registered under the Securities Exchange Act of 1934, and is traded on a limited basis in privately negotiated transactions.

         The Bylaws of Harleysville provide for a classified Board of Directors under which there are four classes of directors and, accordingly, one-fourth of the directors are elected each year for a term of four years. The Citizens Board of Directors is not classified. All the directors are elected each year. The classification of the Board of Directors of a company makes it more difficult for the shareholders of the company to change a majority of the directors, even when a majority of the shareholders may desire such a change. It would normally take three annual meetings of Harleysville National Corporation's shareholders in order to replace a majority of Harleysville National Corporation's directors, whereas it would take one annual meeting of Citizens' shareholders to replace a majority of Citizens' Board of Directors.

         In addition to classification of the Board of Directors, the Articles of Incorporation and Bylaws of Harleysville include a number of provisions that are intended to protect the shareholders but that may be considered to be antitakeover in nature and may serve to entrench the current management of Harleysville National Corporation. See "DESCRIPTION OF HARLEYSVILLE NATIONAL CORPORATION COMMON STOCK--Antitakeover Provisions."

         Harleysville common stock, unlike Citizens capital stock, is registered with the Commission under Section 12(g) of the Exchange Act. As a result, Harleysville is subject to the periodic reporting, proxy solicitation and insider trading requirements of the Exchange Act, which do not apply to Citizens. Pursuant to these requirements, Harleysville makes available to shareholders, potential investors and the general public a significant amount of information regarding Harleysville in the form of proxy statements, periodic reports and other Commission filings. In addition, directors, executive officers and beneficial shareholders of more than 10% of the issued and outstanding shares of Harleysville National Corporation common stock are subject to the insider trading reporting requirements and short-swing profit recapture provisions of Section 16 of the Exchange Act.

         We summarize material differences between Citizens capital stock and Harleysville common stock and the rights of their respective holders, as of January 30, 1999, are summarized in the following table:

                                               CITIZENS BANK AND TRUST COMPANY             HARLEYSVILLE NATIONAL CORPORATION
                                               -------------------------------             ---------------------------------
Title                                        Capital Stock, $50.00 par value per share    Common stock, $1.00 par value per share

Shares Authorized                            6,000                                        30,000,000

Shares Issued and Outstanding                5,542

Preferred Stock                              None authorized                              3,000,000 shares authorized, none issued

Preemptive Rights                            None                                         None

Voting:  Election of Directors               Cumulative                                   Non-cumulative

Classification of Board of Directors         None                                         Board of Directors divided into 4 classes
                                                                                          with 4 year terms; approximately 1/4 of
                                                                                          directors elected each year
Voting:  Other Matters                       One vote for each share owned of record      One vote for each share owned of record

Mergers, Consolidations, Liquidations        Two-thirds (66.7%) of all shares entitled    Approval by a vote of 80% of outstanding
Sales of Substantially All Assets            to vote                                      shares of common stock.  If such
                                                                                          transaction has received prior approval
                                                                                          of at least 75% of all members of the
                                                                                          Board of Directors, then a majority of
                                                                                          the outstanding shares of common stock
                                                                                          would be required

Special Shareholder Meetings                 Upon request by the Chairman of the          Upon request by the Chairman of the
                                             Board of Directors, the President, the       Board, President, the Executive Vice
                                             Board of Directors, or by shareholders       President, if any, or a majority of the
                                             entitled to cast 1/5 of the votes that all   Board of Directors, or by its Executive
                                             shareholders are entitled to cast at a       Committee.
                                             particular meeting

Authorization to Issue Shares                Approval by Board of Directors to issue      Approval by a majority vote of the Board
                                             authorized but unissued shares               of Directors

Repurchase of Additional Shares              Stock can be repurchased upon approval       Stock can be repurchased up to the extent
                                             by a majority of the Board of Directors      of unrestricted or unreserved undivided
                                             and prior approval of the FDIC and the       profits and as much of its unrestricted
                                             Department of Banking, if, after             surplus as has been made available for
                                             repurchase, surplus would be at least equal  such purpose by the prior affirmative vote to capital and capital accounts adequate to  of shareholders; stock cannot be
                                             support anticipated deposit volume           repurchased when Harleysville National
                                                                                          Corporation is insolvent or would be
                                                                                          made insolvent by the purchase; and no
                                                                                          more than 10 percent of the outstanding
                                                                                          shares can be repurchased in any twelve
                                                                                          (12) month period without prior
                                                                                          regulatory approval; and provisions of
                                                                                          the Securities Act restrict the timing,
                                                                                          nature and amount of repurchases.

Stock Incentive Plan                         None                                         Yes

Dissenters' Rights                           Yes                                          Yes

Dividend Reinvestment Plan                   None                                         Yes

Market                                       No established public trading market.        Listed for quotation on National Market
                                             Limited trading in privately negotiated      System of NASDAQ
                                             transactions

Registered Under Exchange Act                No                                           Yes

                INFORMATION ABOUT CITIZENS BANK AND TRUST COMPANY

DESCRIPTION OF BUSINESS AND PROPERTY

         Citizens Bank and Trust Company was chartered on December 28, 1928 as a result of the consolidation of The Citizens Bank of Palmerton, PA and Palmerton State Bank. Citizens is a Pennsylvania bank and trust company, subject to regulation by the Pennsylvania Department of Banking and the FDIC. The bank's deposits are insured by the FDIC. Citizens' principal executive offices are located in its main office at 372 Delaware Avenue, Palmerton, Pennsylvania 18071.

         Below is a schedule of all Citizens' properties. The main office is owned by Citizens and the Kresgeville and Walnutport branches are leased by Citizens. The Kresgeville lease expires February 28, 2009 with no available renewal. The Walnutport lease expires February 28, 2006, with two automatic renewals at the option of Citizens of ten and five years.

   Name of Bank Office
      or Facility                       Address                                Date Acquired
      -----------                       -------                                -------------
Main Office                             372 Delaware Avenue                    1935
                                        Palmerton, PA 18071
Kresgeville Branch                      Route 209                              Leased
                                        Kresgeville, PA 18333
Walnutport Branch                       Route 145                              Leased
                                        Walnutport, PA 18088

         Citizens is a full service commercial bank that offers a large range of commercial and retail banking services to its customers, including personal and business checking, NOW accounts, money market accounts, savings accounts, IRA accounts, and certificates of deposit. The bank also offers installment loans, home equity loans, lines of credit, letters of credit, revolving credit, term loans and commercial mortgage loans, as well as residential and commercial construction loans.

         In addition, Citizens provides safe deposit boxes, traveler checks, money orders, wire transfers of funds, lock box collections and direct deposits of social security and payroll checks. The bank also provides credit card processing services to local merchants and retailers and is a member of the "MAC" system and provides customers with access to this automated teller machine network.

         In the event that loan requests may exceed Citizens' lending limit to any one customer, Citizens seeks to arrange such loans on a participation basis with other financial institutions. The offering or continuation of the enumerated services is periodically evaluated.

         Citizens' trust department offers a full range of personal and corporate trust services. It administers and provides investment management services for estates, trusts, agency accounts and employee benefit plans.

COMPETITION

         Citizens competes with other commercial banks and savings and loan associations, most of which are larger than Citizens. The bank also competes with major regional banking and financial institutions headquartered elsewhere. Citizens generates the overwhelming majority of its deposit and loan volume within its primary service area which includes southern Carbon County, western Monroe County and the northern tiers of Lehigh and Northampton Counties, Pennsylvania.

         As of June 1998, Citizens ranked fourth in terms of total deposits in Carbon County with 10.25%, tenth in Monroe County with 2.18% and twenty-fifth in Northampton County with .13%. Citizens considers its major competition in its primary area to include First National Bank of Palmerton, Keystone Savings Association, Citizens National Bank, East Stroudsburg Savings Association and Nazareth National Bank, as well as larger institutions such as First Union National Bank, Mellon Bank and PNC Bank.

         The primary service area constitutes the community delineated for Citizens' Community Reinvestment Act Statement which states the bank intends to meet the credit needs of the entire local community. It is Citizens' policy to evaluate all applications for credit without regard to the applicant's race, color, creed, sex, age or marital status.

         The primary service area includes a wide variety of residential neighborhoods, commercial businesses, retail stores, industrial complexes and service institutions, as well as a large number of established businesses and a substantial employment base.

EMPLOYEES

         As of December 31, 1999, Citizens had 43.25 full-time equivalent employees.

LEGAL PROCEEDINGS

         The nature of Citizens' business generates a certain amount of litigation involving matters in the ordinary course of business. In the opinion of Citizens management, there are no proceedings pending to which Citizens is a party or to which its property is subject, that, if determined adversely to Citizens, would be material to Citizens' undivided profits or financial condition, nor are there any proceedings pending, other than ordinary routine litigation, incident to Citizens' business. In addition, no material proceedings are pending or are known to be threatened or contemplated against Citizens by government authorities or others.

DIVIDENDS

         Citizens' shareholders are entitled to receive the dividends when, as and if declared by the Board of Directors out of legally available funds. Citizens has historically paid quarterly cash dividends to its shareholders on or about March 1, June 1, September 1 and December 1 of each year.

         Under the Pennsylvania Banking Code of 1965, as amended, Citizens' Board of Directors may declare and pay dividends out of the Bank's accumulated net earnings. As of September 30, 1999, Citizens had approximately $12,323,000 available for the payment of dividends. The agreement permits Citizens to make normal dividend payments to its shareholders, consistent with past practice, prior to the day of the merger. Citizens paid cash dividends of $140 per share in 1998, and $160 per share in 1999.

PRINCIPAL OWNERS OF CITIZENS CAPITAL STOCK

         The following table shows, as of February 11, 2000, the name and address of each person who owns of record or who is known by the Citizens Board of Directors to own more than 5% of Citizens outstanding capital stock, the number of shares beneficially owned by the person and the percentage of the Citizens outstanding capital stock so owned.

         We determined beneficial ownership by applying Commission Rule 13d-3, which states that a person should be credited with the ownership of any stock that he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

                  Voting power, which includes the power to vote or to direct the voting of the stock, or

                  Investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after February 11, 2000, the record date of the meeting.

                                                      Number of Shares
Name and Address of Beneficial Owner                 Beneficially Owned                    Percent of Class

James A. Wimmer                                           1,548(a)                              27.9%
1412 Hampton Road
Allentown, PA 18104

Linda P. Wimmer                                           1,548(a)                              27.9%
1412 Hampton Road
Allentown, PA 18104

                                                      Number of Shares
Name and Address of Beneficial Owner                 Beneficially Owned                    Percent of Class

Richard W. Webb                                              824                                14.9%
887 East Princeton Avenue
Palmerton, PA 18071

Irmgard M. James                                             620                                11.2%
288 Harvard Avenue
Palmerton, PA 18071

CEDE & Co.                                                   290                                 5.2%
PO Box 20
Bowling Green Station
New York, NY 10004


(a) Includes 1,170 shares held by Linda Wimmer individually, 241 shares held by James A. Wimmer individually, 107 shares jointly held by James
         A. and Linda P. Wimmer and 30 shares held by James A.
         and Linda P. Wimmer as Trustees.

OWNERSHIP OF CITIZENS CAPITAL STOCK BY EXECUTIVE OFFICERS AND DIRECTORS

         The table below shows the amount and percentage of Citizens capital stock beneficially owned by each director and executive officer, and all executive officers and directors of Citizens, as a group, as of February 11, 2000.

         Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors and executive officers is rounded to the nearest whole share. The percentage of all Citizens stock owned by each director and executive officer is less than 1% unless otherwise indicated.


                                                                    Shares Beneficially Owned
                                                           ------------------------------------------
Name of Beneficial Owner                                   Direct         Indirect   Percent of Class
                                                           ------         --------   ----------------
Terry D. Eckert                                                82              ---          1.5%

Irmgard M. James                                              620              ---          11.2%

Richard M. Rahn, Sr.                                           26              ---           ---

Thomas K. Thomas                                               14              ---           ---

Janet Webb                                                     --           824(a)          14.9%

Linda P. Wimmer                                          1,307(b)           241(c)          27.9%

James A. Wimmer                                            378(d)         1,170(e)          27.9%

All Officers and Directors
As a Group (7 in number)                                    3,114                           56.2%

(a)      Shares held individually by spouse, Richard W. Webb.

(b) Includes 1,170 shares held by Linda P. Wimmer individually, 107 shares held jointly by James A. or Linda P. Wimmer, and 30 shares held by James A. and Linda P. Wimmer as Trustees.

(c)      Shares held individually by spouse, James A. Wimmer.

(d) Includes 241 shares held by James A. Wimmer individually, 107 shares held jointly by James A. or Linda P. Wimmer and 30 shares held by James
         A. Wimmer and Linda P. Wimmer as Trustees.

(e)      Shares held individually by spouse, Linda P. Wimmer.

                         CITIZENS BANK AND TRUST COMPANY
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On the following pages of this proxy statement/prospectus we present management's discussion and analysis of the financial condition and results of operations of Citizens Bank and Trust Company. Management's discussion and analysis discusses the significant changes in the results of operations, capital resources and liquidity presented in its accompanying financial statements. Current performance does not guarantee, assure, or may not be indicative of similar performance in the future.

         The following discussion focuses on and highlights certain information regarding Citizens. We recommend that you read this discussion in conjunction with the Financial Statements and related notes appearing elsewhere in this proxy statement/prospectus.

         We caution you not to place undue reliance on forward-looking statements in this section, they reflect management's analysis only as of this date. Citizens undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances.

Introduction


      Citizens net income for the first nine months of 1999 of $1,038,000 was $54,000 or 4.9% lower than earnings for the same period in 1998 of $1,092,000. This decrease in net income was due to higher operating expenses partially offset by lower federal income taxes related to an increase in tax-free income during 1999. Total assets at September 30, 1999 increased $973,000 or .7%, compared to September 30, 1998. This increase was the result of a $745,000 rise in loans and a $1,266,000 growth in cash and cash equivalents, partially offset by a reduction in investment securities. The increase in assets was funded by a $2,425,000 increase in deposits and a $1,079,000 rise in other borrowed funds, and partially offset by a $1,554,000 decrease in securities sold under agreement to repurchase and a reduction in shareholders' equity. At September 30, 1999, Citizens asset quality remained high. There were no loans in non-accrual status and delinquent loans were only .52% of total loans outstanding.


BALANCE SHEET ANALYSIS

    The table below presents the major asset and liability categories on an average daily basis for the periods presented, along with interest income and expense, and key rates and yields.

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY, INTEREST RATES AND INTEREST DIFFERENTIAL:

                                                                    Period Ended September 30,
                                              ----------------------------------------------------------------------------
(Dollars in thousands)                                         1999                                1998
                                              ----------------------------------------------------------------------------

                                               Average       Average                   Average     Average
ASSETS                                         Balance        Rate      Interest(3)    Balance      Rate        Interest(3)
                                               -------        ----      -----------    -------      ----        -----------
Investment securities:
  Taxable investments                         $ 35,808        5.88%     $  2,107      $ 44,722      6.16%      $  2,755
  Nontaxable investments (1)                    24,770        6.73         1,668        17,985      6.78          1,219
                                              --------        ----      --------      --------      ----       --------
      Total investment securities               60,578        6.23         3,775        62,707      6.34          3,974


Loans (1) (2)                                   57,678        7.89         4,549        55,199      8.32          4,592
Other rate-sensitive assets                      6,261        4.83           303         6,206      5.50            341
                                              --------        ----      --------      --------      ----       --------
      Total earning assets                     124,517        6.93         8,627       124,112      7.18          8,907

Noninterest-earning assets                       5,465           -             -         4,923         -             --
                                              --------        ----      --------      --------      ----       --------
      Total assets                            $129,982        6.64%     $  8,627      $129,035      6.90%      $  8,907
                                              ========        ====      ========      ========      ====       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Demand                                     $ 11,387          - %      $    -      $   9,808        - %       $    -
   Savings                                      43,259        2.35         1,017        42,471      2.59          1,101
   Time                                         54,005        4.96         2,677        55,626      5.36          2,982
                                              --------        ----      --------      --------      ----       --------
      Total                                    108,651        3.40         3,694       107,905      3.78          4,083

Borrowings and other interest-bearing
   liabilities                                   1,974        4.19            83         1,968      4.70             92
Other liabilities                                1,227           -             -         1,202         -              -
                                              --------        ----      --------      --------      ----       --------
      Total liabilities                        111,852        3.38         3,777       111,075      3.76          4,175

Shareholders' equity                            18,130           -             -        17,960         -              -
                                              --------        ----      --------      --------      ----       --------
      Total liabilities and                   $129,982        2.91%     $  3,777      $129,035      3.24%      $  4,175
        shareholders' equity                  ========        ====      ========      ========      ====       ========

Average effective rate on interest-bearing
  liabilities                                 $ 99,238        3.81%     $  3,777      $100,065      4.17%      $  4,175
                                              ========        ====      ========      ========      ====       ========
Interest Income/Earning Assets                $124,517        6.93%     $  8,627      $124,112      7.18%      $  8,907
Interest Expense/Earning Assets               $124,517        3.03      $  3,777      $124,112      3.37       $  4,175
                                                              ----                                  ----
Effective Interest Differential                               3.90%                                 3.81%
                                                              ====                                  ====

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

(2) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on non-accrual loans has not been included for purposes of determining interest income.

(3) September 30, 1999 and 1998 year-to-date interest income and year-to-date interest expense have been annualized.

BALANCE SHEET ANALYSIS

    The table below presents the major asset and liability categories on an average daily basis for the periods presented, along with interest income and expense, and key rates and yields.


DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY, INTEREST RATES AND INTEREST DIFFERENTIAL:

                                                                        Year Ended December 31,
                                               ------------------------------------------------------------------------
(Dollars in thousands)                                        1998                                  1997
                                               ------------------------------------------------------------------------
                                               Average       Average                  Average     Average
ASSETS                                         Balance        Rate       Interest     Balance      Rate       Interest
                                               -------        ----       --------     -------      ----       --------
Investment securities:
  Taxable investments                         $ 43,089        6.17%     $  2,658    $ 46,800       6.09%     $  2,848
  Nontaxable investments (1)                    19,083        6.75         1,289      15,254       6.49           991
                                              --------        ----      --------    --------       ----      --------
      Total investment securities               62,172        6.35         3,947      62,054       6.19         3,839


Loans (1) (2)                                   55,656        8.24         4,588      52,891       8.42         4,450
Other rate-sensitive assets                      6,332        5.35           339       4,831       5.52           267
                                              --------        ----      --------    --------       ----      --------
      Total earning assets                     124,160        7.15         8,874     119,776       7.14         8,556

Noninterest-earning assets                       4,906           -             -       4,804          -             -
                                              --------        ----      --------    --------       ----      --------
      Total assets                            $129,066        6.88%     $  8,874    $124,580       6.87%     $  8,556
                                              ========        ====      ========    ========       ====      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Demand                                     $ 10,130           -%       $    -    $  9,106          -%     $      -
   Savings                                      42,418        2.55         1,081      42,892       2.56         1,097
   Time                                         55,235        5.35         2,953      52,573       5.30         2,784
                                              --------        ----      --------    --------       ----      --------
      Total                                    107,783        3.74         4,034     104,571       3.71         3,881

Borrowings and other interest-bearing
  liabilities                                    2,184        4.52            99         501       4.50            23
Other liabilities                                1,124           -             -       1,056          -             -
                                              --------        ----      --------    --------       ----      --------
      Total liabilities                        111,091        3.72         4,133     106,128       3.68         3,904

Shareholders' equity                            17,975           -             -      18,452          -             -
                                              --------        ----      --------    --------       ----      --------
      Total liabilities and
        shareholders' equity                  $129,066        3.20%     $  4,133    $124,580       3.13%     $  3,904
                                              ========        ====      ========    ========       ====      ========

Average effective rate on interest-bearing
  liabilities                                 $ 99,837        4.14%     $  4,133    $ 95,966       4.07%     $  3,904
                                              ========        ====      ========    ========       ====      ========


Interest Income/Earning Assets                $124,160        7.15%     $  8,874    $119,776       7.14%     $  8,556
Interest Expense/Earning Assets               $124,160        3.33      $  4,133    $119,776       3.26      $  3,904
Effective Interest Differential                               ----                                 ----
                                                              3.82%                                3.88%
                                                              ====                                 ====

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

(2) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.

Interest-Earning Assets and Interest-Bearing Liabilities

      Average interest-bearing assets totaled $124,517,000 at September 30, 1999, a $405,000, or .3% increase compared to September 30, 1998. During this period, the average balance of the loan portfolio increased $2,479,000, or 4.5% while the average balance of investment securities decreased $2,129,000, or 3.4%. Average earning assets were $124,160,000 at December 31, 1998 and $119,776,000 at December 31, 1997.

      Average interest-bearing liabilities totaled $99,238,000 at September 30, 1999, a decrease of $827,000 or 0.8%, compared to September 30, 1998. This decrease was due to a $1,621,000 decrease in time deposits, partially offset by increases to savings deposits and borrowings and other interest-bearing liabilities of $788,000 and $6,000, respectively. Average interest-bearing liabilities were $99,837,000 at December 31, 1998 and $95,966,000 at December 31, 1997.


  The amortized cost and fair value of investment securities are as follows:

                                                 SEPTEMBER 30, 1999
                                                 ------------------
AVAILABLE FOR SALE                               Gross        Gross      Estimated
                                  Amortized    Unrealized   Unrealized     Market
                                     Cost        Gains      (Losses)       Value
                                  ------------------------------------------------

U.S. Treasury securities          $  2,033    $      1     $     (2)    $  2,032
Obligations of other U.S.
    Governmental agencies
    and corporations                19,328           2         (273)      19,057

Corporate and other securities       3,782           1         (115)       3,668

Mortgage-backed securities           9,948          29         (175)       9,802

Obligations of states and
    political subdivisions          24,151          74         (702)      23,523
                                  ----------------------------------------------
                                  $ 59,242    $    107     $ (1,267)    $ 58,082
    Totals                        ==============================================


                                                SEPTEMBER 30, 1999
                                                ------------------
                                                 Gross        Gross     Estimated
HELD TO MATURITY                    Amortized  Unrealized  Unrealized     Market
                                      Cost      Gains       (Losses)      Value
                                     ------------------------------------------
Mortgage-backed securities          $1,296      $    8      $  (14)      $1,290

Corporate and other securities          50          --          --           50
                                     ------------------------------------------

    Totals                          $1,346      $    8      $  (14)      $1,340
                                    ===========================================


                                                      SEPTEMBER 30, 1998
                                                      ------------------
                                                     Gross            Gross      Estimated
AVAILABLE FOR SALE                    Amortized    Unrealized       Unrealized     Market
                                        Cost         Gains          (Losses)       Value
                                     ----------------------------------------------------
U.S. Treasury securities             $ 12,672      $    174       $     --       $ 12,846

Obligations of other U.S.
    Governmental agencies
    and corporations                   10,642            96            (48)        10,690

Corporate and other securities          2,124            21            (45)         2,100

Mortgage-backed securities             12,183           121             (6)        12,298

Obligations of states and
    political subdivisions             20,980           547             (2)        21,525
                                     ----------------------------------------------------
    Totals                           $ 58,601      $    959       $   (101)      $ 59,459
                                     ====================================================


                                                  SEPTEMBER 30, 1998
                                                  ------------------
HELD TO MATURITY                                 Gross         Gross    Estimated
                                   Amortized   Unrealized    Unrealized   Market
                                     Cost        Gains       (Losses)     Value
                                    --------------------------------------------
Mortgage-backed securities          $1,755      $   33       $   (4)      $1,784
Corporate and other securities          97          --           (2)          95
                                    --------------------------------------------
    Totals                          $1,852      $   33       $   (6)      $1,879
                                    ============================================

                                                      DECEMBER 31, 1998
                                                      -----------------
AVAILABLE FOR SALE                                 Gross             Gross       Estimated
                                     Amortized   Unrealized        Unrealized     Market
                                       Cost        Gains           (Losses)       Value
                                    ----------------------------------------------------
U.S. Treasury securities            $  8,075      $     85       $     --       $  8,160
Obligations of other U.S.
   Government agencies
    and corporations                  11,852            46            (17)        11,881
Obligations of states and
    political subdivisions            24,576           462            (39)        24,999
Corporate and other securities         1,617             9            (19)         1,607
Mortgage-backed securities            11,579            87            (26)        11,640
Other securities                           5            --             --              5
                                    ----------------------------------------------------
    Totals                          $ 57,704      $    689       $   (101)       $58,292
                                    ====================================================

                                                     DECEMBER 31, 1998
                                                     -----------------
HELD TO MATURITY                                   Gross          Gross        Estimated
                                     Amortized   Unrealized     Unrealized     Market
                                       Cost        Gains          (Losses)     Value
                                    ------------------------------------------------
Corporate and other securities      $    97      $    --       $    (3)      $    94
Mortgage-backed securities            1,594           23            (4)        1,613
                                    ------------------------------------------------
    Totals                          $ 1,691      $    23       $    (7)      $ 1,707
                                    ================================================

                                                       DECEMBER 31, 1997
                                                       -----------------
AVAILABLE FOR SALE                                   Gross         Gross       Estimated
                                    Amortized      Unrealized    Unrealized      Market
                                      Cost           Gains        (Losses)        Value
                                   -----------------------------------------------------
U.S. Treasury securities            $ 12,652      $     50       $     (2)      $ 12,700
Obligations of other U.S.
   Government agencies
    and corporations                   7,982            31           (103)         7,910
Obligations of states and
    political subdivisions            14,608           250             (3)        14,855
Corporate and other securities         3,130             3            (49)         3,084
Mortgage-backed securities            19,880           131            (27)        19,984
Other securities                           5            --             --              5
                                   -----------------------------------------------------

    Totals                           $58,257          $465          $(184)       $58,538
                                   =====================================================


                                                 DECEMBER 31, 1997
                                                 -----------------
HELD TO MATURITY                                   Gross        Gross        Estimated
                                    Amortized    Unrealized   Unrealized      Market
                                      Cost         Gains       (Losses)       Value
                                    -------------------------------------------------
Obligations of states and
    political subdivisions          $   220      $    --       $    --       $   220
Corporate and other securities          129           --            (5)          124
Mortgage-backed securities            2,231           35            (8)        2,258
                                    ------------------------------------------------
    Totals                          $ 2,580      $    35       $   (13)      $ 2,602
                                    ================================================


    There are no significant concentrations of securities (greater than 10% of shareholders' equity) in any individual security issuer. The maturity analysis of investment securities held to maturity, including the weighted average yield for each category as of September 30, 1999, is as follows:

                                                       Under        1 - 5        5 - 10        Over
                                                      1 year        years        years       10 years              Total
                                                      ------        -----        -----       --------              -----
(Dollars in thousands)
Mortgage-backed securities:
        Carrying value                                 $   -        $   -        $   -       $ 1,296             $  1,296
        Weighted average yield                         0.00%        0.00%        0.00%         5.66%                5.66%
        Weighted average maturity                                                                           17 yrs 6 mos

Corporate and other securities:
        Carrying value                                     -           50            -             -                   50
        Weighted average yield                         0.00%        7.52%        0.00%         0.00%                7.52%
        Weighted average maturity                                                                            1 yr 10 mos
Total:
        Carrying value                                     -           50            -         1,296                1,346
        Weighted average yield                         0.00%        7.52%        0.00%         5.66%                5.73%
        Weighted average maturity                                                                           16 yrs 11 mos

    The maturity analysis of securities available for sale, including the weighted average yield for each category, as of September 30, 1999 is as follows:

                                                 Under        1 - 5        5 - 10        Over
(Dollars in thousands)                           1 year       years        years       10 years         Total
                                                 ------       -----        -----       --------         -----
Obligations of other U.S.
U.S. Treasury securities:
        Amortized cost                               -        2,033            -             -              2,033
        Weighted average yield                    0.00%        5.69%        0.00%         0.00%             5.69%
        Weighted average maturity                                                                     1 yr 10 mos
Obligations of other U.S.
        Government agencies
        and corporations:
        Amortized cost                            3,513       14,013        1,500           302            19,328
        Weighted average yield                    6.66%        6.27%        6.75%         7.65%             6.40%
        Weighted average maturity                                                                     2 yrs 8 mos
Corporate and other securities:
        Amortized cost                                -        3,782            -             -             3,782
        Weighted average yield                    0.00%        6.46%        0.00%         0.00%             6.46%
        Weighted average maturity                                                                     4 yrs 2 mos
Mortgage-backed securities:
        Amortized cost                              157        2,000        2,608         5,183             9,948
        Weighted average yield                    7.22%        6.68%        5.97%         6.72%             6.52%
        Weighted average maturity                                                                    14 yrs 8 mos
Obligations of states and political subdivisions:
        Amortized cost                              276        1,402       14,100         8,373            24,151
        Weighted average yield                    7.92%        7.91%        7.42%         7.68%             7.55%
        Weighted average maturity                                                                    8 yrs 10 mos
Total:
        Amortized Cost                            3,946       23,230       18,208        13,858            59,242
        Weighted average yield                    6.77%        6.39%        7.16%         7.32%             6.87%
        Weighted average maturity                                                                     7 yrs 4 mos

Weighted average yield is commuted by dividing the annualized interest income, including the accretion of discounts and the amortization of premiums, by the carrying value. Tax-exempt securities were adjusted to a tax-equivalent basis and are based on the federal statutory tax rate of 34%.

Investment Securities

      Total securities of $59,428,000 decreased $1,883,000 from September 30, 1998 to September 30, 1999. This decrease was the result of Citizens decreasing both the available for sale portfolio and the held to maturity portfolios by $1,377,000 and $506,000, respectively. During the period from September 30, 1998 to September 30, 1999, the bank used the proceeds from both the sale and maturity of U.S. Treasury securities and mortgage-backed securities to fund the purchase of higher yielding U.S. Government agency obligations and obligations of states and political subdivision securities. The September 30, 1999 security portfolio balance did not change significantly from the December 31, 1998 balance of $59,988,000 and the December 31, 1997 balance of $61,118,000.

      The September 30, 1999 federal funds sold balance of $4,375,000 was slightly lower than the $4,425,000 balance at September 30, 1998. The September 30, 1999 balance was $675,000 lower than the December 31, 1998 balance of $5,050,000 and $1,575,000 higher than the December 31, 1997 balance of $2,800,000.

Loans

      Loans grew $770,000, or 1.3% from $57,313,000 at September 30, 1998 to
$58,083,000 at September 30, 1999. This growth was due to increases in the commercial and installment portfolios of $588,000 and $403,000, respectively. These increases were offset by a $221,000 decrease in mortgages. The September 30, 1999 balance was 1.3% higher than the December 31, 1998 balance as a result of growth in the commercial and installment portfolios. The September 30, 1999 balance was 5.9% higher than the December 31, 1997 balance due to a rise in the installment and mortgage portfolios.


Major classifications of loans are summarized as follows at September 30, 1999 and 1998, and December 31, 1998 and 1997:

(Dollars in thousands)                        SEPTEMBER 30,             DECEMBER 31,
                                            1999         1998         1998         1997
                                            -----------------         -----------------
Commercial                                $14,205      $13,617      $13,513      $14,624
Installment                                24,352       23,949       23,556       23,332
Mortgage                                   19,526       19,747       20,284       16,882
                                          --------------------     ---------------------
               Total                       58,083       57,313       57,353       54,838
                                          --------------------     ---------------------

Less:
  Unearned net loan fees                      242          259          255          238
  Unearned discount                            --            1            1            4
  Allowance for possible loan losses          586          543          540          516
                                          --------------------     ---------------------
                                              828          803          796          758
                                          --------------------     ---------------------
                Loans, Net                $57,255      $56,510      $56,557      $54,080
                                          ====================      ====================

         A loan is generally classified as non-accrual when principal or interest has consistently been in default for a period of 90 days or more or because of a deterioration in the financial condition of the borrower or payment in full of principal or interest is not expected. Delinquent loans past due 90 days or more and still accruing interest are generally well-secured and expected to be restored to a current status in the near future. The following table details those loans that were placed on non-accrual status, were accounted for as troubled debt restructurings or were delinquent 90 days or more and still accruing interest:

                                   September 30,        December 31,
(Dollars in thousands)            1999      1998      1998      1997
                                  --------------      -------------
Nonaccrual loans                 $ --      $  8      $ --      $ --
Trouble debt restructurings        --        --        --        --
Delinquent loans                  300       191       293       337
                                  --------------      -------------
     Total                       $300      $199      $293      $337
                                 ==============      ==============

ALLOWANCE FOR LOAN
LOSSES

       A summary of the allowance for loan losses is as follows:

                                            September 30,                                         December 31,
                                  ---------------------------------------------------------------------------------------------
(Dollars in thousands)                 1999          1998         1998          1997         1996         1995            1994
                                       ----          ----         ----          ----         ----         ----            ----
Average loans                       $ 57,678      $ 55,199      $ 55,656      $ 52,891       49,997       $ 43,408       $ 38,460
                                  ===============================================================================================

Allowance, beginning of period      $    540      $    516      $    516      $    457      $    405      $    337       $    272
                                  -----------------------------------------------------------------------------------------------
Loans charged off:
       Commercial and industrial          --            --            --            --            --            --             --
       Installment and other              --            --            17             7            30             1             --
       Real estate                        --            18            18            --            --             8             --
       Lease financing                    --            --            --            --            --            --             --
                                  -----------------------------------------------------------------------------------------------
       Total loans charged off            --            18            35             7            30             9             --
Recoveries:
       Commercial and industrial          --            --            --            --            --            --             --
       Installment and other               6            --            --             4             1            --              2
       Real estate                         1             1             1            --            --            --             --
       Lease financing                    --            --            --            --            --            --             --
                                  -----------------------------------------------------------------------------------------------
       Total recoveries                    7             1             1             4             1            --              2
                                  ------------------------------------------------------------------------------------------------
Net loans charged-off                     (7)           17            34             3            29             9             (2)
                                  -----------------------------------------------------------------------------------------------
Provision for loan losses                 39            44            58            62            81            77             63
                                  -----------------------------------------------------------------------------------------------
Allowance, end of period            $    586      $    543      $    540      $    516      $    457      $    405       $    337
                                  ===============================================================================================
Ratio of net charge offs to
  average loans outstanding            -0.01%         0.03%         0.06%         0.01%         0.06%         0.02%        -0.01%
                                  ===============================================================================================


      The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

      The allowance for loan losses of $586,000 at September 30, 1999 was 1.01% of loans, compared to 0.95% of loans at September 30, 1998. This increase is due to Citizens Bank and Trust Company adding $39,000 to the allowance and recovering $7,000 of loans previously charged off, during the first nine months of 1999. Citizens Bank and Trust Company did not charge off any loans during the first nine months of 1999. The $540,000 allowance for possible loan losses at December 31, 1998 was 0.95% of loans and the $516,000 allowance for loan losses at December 31, 1997 was also 0.95%.

Transactions in the allowance for possible loan losses account for the periods ending December 31, 1999 and 1998, and the years ended December 31, 1998 and 1997 are summarized as follows:

                                            SEPTEMBER 30,   DECEMBER 31,
                                            1999    1998    1998    1997
                                            ------------    ------------
Beginning balance                           $540    $516    $516    $457
Provision charged to operations               39      44      58      62
Recovery of loans previously charged off       7       1       1       4
                                            ------------    ------------
                                             586     561     575     523
Loans charged off                             --      18      35       7
                                            ------------    ------------
Ending balance                              $586    $543    $540    $516
                                            ============    ============

Bank Premises and equipment are summarized as follows at September 30, 1999 and 1998, and December 31, 1998 and 1997:

                                         September 30,             December 31,
                                     ---------------------    ----------------------
                                       1999          1998       1998           1997
                                     -----------------------------------------------
Land and buildings                   $ 1,745        $1,788    $ 1,720         $1,795
Furniture & equipment                    235           223        170            465
Computer equipment                       356           153        283            344
Computer software                        118            35         43            214
Bank-owned vehicles                       16            --         --             11
                                     ---------------------    ----------------------
                                       2,470         2,199      2,216          2,829
Less accumulated depreciation            855           691        672          1,421
                                     ---------------------    ----------------------
Bank premises and equipment, net     $ 1,615        $1,508    $ 1,544         $1,408
                                     =====================    ======================

DEPOSIT STRUCTURE

     The following table is a distribution of average balances and average rates paid on the deposit categories for September 30, 1999 and 1998, and December 31, 1998 and 1997.

                                           September 30,                                  December 31,
                                  1999                    1998                    1998                      1997
                              ---------------------------------------------------------------------------------------------
(Dollars in thousands)         Amount       Rate       Amount       Rate       Amount        Rate        Amount       Rate
                              --------      -----     --------      -----     --------       -----      --------      -----
Noninterest-bearing           $ 11,387        --%     $  9,808       -- %     $ 10,130        -- %      $  9,106        --%
Interest-bearing checking
  accounts                      12,440      1.90%       11,912      2.09%       12,012       2.08%        12,437      2.10%
Money market accounts            9,939      2.63%       10,542      2.84%       10,322       2.82%        10,701      2.83%
Savings                         20,880      2.50%       20,017      2.70%       20,084       2.69%        19,754      2.70%
Time -- under $100,000          47,722      4.93%       47,043      5.30%       47,025       5.29%        44,154      5.26%
Time -- over $100,000            6,283      5.21%        8,583      5.73%        8,210       5.67%         8,419      5.47%
                              --------                --------                --------                 ---------
Total                         $108,651                $107,905                $107,783                 $ 104,571
                              ========                ========                ========                 =========

     At September 30, 1999, the scheduled maturities of time deposits are as follows.

(Dollars in thousands)
Three months or less      $18,284
Over three months to       25,701
twelve months
Over one year through       6,117
three years
Over three years            3,857
                          -------
 Total                    $53,959
                          =======

     Total deposits of $109,300,000 at September 30, 1999 were $2,425,000, or 2.3% higher than the September 30, 1998 balance of $106,875,000. This increase was primarily the result of a $2,273,000 rise in non-interest bearing deposits. Also during the period, interest-bearing checking accounts grew $1,059,000 and savings accounts increased $1,040,000. Partially offsetting these rises were decreases to money market accounts, time deposits under $100,000 and time deposits over $100,000 of $12,000, $491,000 and $1,444,000, respectively. The
September 30, 1999 balance grew $2,290,000 from the December 31, 1998 balance of $107,010,000 and $4,576,000 from the December 31, 1997 deposit balance of $104,724,000.


Deposits are summarized as follows at September 30, 1999 and 1998, and December 31, 1998 and 1997:

(Dollars in thousands)                     September 30,              December 31,
                                       -----------------------------------------------
                                         1999         1998         1998         1997
                                         ----         ----         ----         ----
Noninterest-bearing                    $ 13,105     $ 10,832     $ 10,894     $  8,833
Interest-bearing checking accounts       13,117       12,058       12,663       11,920
Money market accounts                     9,274        9,286        9,704       10,613
Savings                                  19,845       18,805       19,111       18,272
Time, under $100,000                     47,048       47,539       48,254       46,520
Time, over $100,000                       6,911        8,355        6,384        8,566
                                       -----------------------------------------------
   Total Deposits                      $109,300     $106,875     $107,010     $104,724
                                       ===============================================

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of September 30, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

     As of September 30, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                          To Be Well
                                                                   For Capital         Capitalized Under
                                                                    Adequacy           Prompt Corrective
                                                    Actual          Purposes           Action Provisions
                                              ----------------------------------------------------------
                                              Amount     Ratio    Amount      Ratio    Amount      Ratio
                                              ----------------------------------------------------------
AS OF SEPTEMBER 30, 1999:
  Total capital (to risk weighted assets)     $19,008    29.89%   $ 5,088     8.00%    $ 6,360    10.00%
  Tier 1 capital (to risk weighted assets)    $18,422    28.97%   $ 2,544     4.00%    $ 3,816     6.00%
  Tier 1 capital (to average assets)          $18,422    13.99%   $ 5,268     4.00%    $ 6,584     5.00%

AS OF SEPTEMBER 30, 1998:
  Total capital (to risk weighted assets)     $18,640    31.95%   $ 4,667     8.00%    $ 5,834    10.00%
  Tier 1 capital (to risk weighted assets)    $18,097    31.02%   $ 2,333     4.00%    $ 3,500     6.00%
  Tier 1 capital (to average assets)          $18,097    13.77%   $ 5,256     4.00%    $ 6,569     5.00%

AS OF DECEMBER 31, 1998:
  Total capital (to risk weighted assets)     $18,772    29.25%   $ 5,134     8.00%    $ 6,417    10.00%
  Tier 1 capital (to risk weighted assets)    $18,232    28.41%   $ 2,567     4.00%    $ 3,850     6.00%
  Tier 1 capital (to average assets)          $18,232    14.12%   $ 5,166     4.00%    $ 6,458     5.00%

AS OF DECEMBER 31, 1997:
  Total capital (to risk weighted assets)     $19,399    31.50%   $ 4,927     8.00%    $ 6,159    10.00%
  Tier 1 capital (to risk weighted assets)    $18,883    30.66%   $ 2,464     4.00%    $ 3,695     6.00%
  Tier 1 capital (to average assets)          $18,883    14.94%   $ 5,056     4.00%    $ 6,320     5.00%

Results of Operations
---------------------

     Net income for the first nine months of 1999 of $1,038,000 was $54,000, or 4.9% below the first nine months of 1998. The basic and diluted earnings per share for the first nine months of 1999 and 1998 were $187.20 and $193.07, respectively. This decrease in net income was due to higher operating expenses and partially offset by lower federal income taxes related to the increase in tax-free income during 1999. The December 31, 1998 net income of $1,451,000 was 4.7% higher than the December 31, 1997 net income of $1,386,000 and 13.2% higher than the December 31, 1996 net income of $1,282,000.

     The Bank adopted SFAS No. 130, "Reporting Comprehensive Income," as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or stockholders' equity. Comprehensive income for the first nine months of 1999 was a net loss of $115,000, compared to net income of $1,472,000 for the first nine months of 1998. Comprehensive income for December 31, 1998, 1997 and 1996 was $1,654,000, $1,640,000 and $1,395,000, respectively.

Net Interest Income
-------------------

     Net interest income at September 30, 1999 of $3,261,000 was $28,000 less than the September 30, 1998 net interest income of $3,289,000. Interest income decreased $320,000 during this period primarily as a result of a reduction in investment securities interest income. Investment securities interest income was reduced due to a decrease in both the portfolio volume and the yield. The reduction in other earning assets interest income was the result of lower yields. Interest expense decreased $292,000 during this period. This reduction was the result of lower rates experienced in all interest-bearing liability categories.

     Taxable-equivalent net interest income was $3,623,000 for the first nine months of 1999, compared to $3,539,000 for the same period in 1998, an $84,000 or 2.37% increase. The change in net interest income on a tax-equivalent basis is primarily the result of both the decrease in interest expense and the increase in the nontaxable investment portfolio interest income during this period. The net interest margin for the first nine months of 1999 and 1998 was 3.90% and 3.81%, respectively.

     The tax-equivalent interest income at December 31, 1998 of $4,741,000 was higher than both the December 31, 1997 and 1996 tax-equivalent net interest income of $4,652,000 and $4,414,000, respectively. The net interest margin for the twelve-month period ending December 31, 1998 of 3.82% was lower the 3.88% at December 31, 1997 and the 3.87% at December 31, 1996. The lower 1998 net interest margin is the result of higher interest rates paid on deposits in 1998, compared to 1997 and 1996.

     For analytical purposes, the following table reflects tax-equivalent net interest income in recognition of the income tax savings on tax-exempt items such as interest on municipal securities and tax-exempt loans. Adjustments are made using a statutory federal tax rate of 34%.

                                   September 30,               December 31,
(Dollars in thousands)            1999       1998       1998       1997       1996
                                 -----------------     ----------------------------
Interest income                  $6,091     $6,411     $8,513     $8,287     $7,849
Interest expense                  2,830      3,122      4,133      3,904      3,647
                                 -----------------     ----------------------------
Net interest income               3,261      3,289      4,380      4,383      4,202
Tax equivalent adjustment           362        250        361        269        212
                                 -----------------     ----------------------------
Net interest income
  (fully taxable equivalent)     $3,623     $3,539     $4,741     $4,652     $4,414
                                 =================     ============================

     The rate-volume variance analysis set forth in the table below, which is computed on a tax-equivalent basis (tax rate of 34%), analyzes changes in net interest income for the periods presented by their rate and volume components.

                                   Sept. 1999 over (under) Sept.    Dec. 1998 over (under) 1997    Dec. 1997 over (under) 1996
                                      1998 due to changes in             due to changes in             due to changes in
                                   ----------------------------     ---------------------------    ---------------------------
(Dollars in thousands)              Net                              Net                            Net
                                   Change     Rate       Volume     Change     Rate      Volume    Change    Rate       Volume
                                   ------     -----      ------     ------     ----      ------    ------    -----      ------
INTEREST INCOME:
 Investment
  securities (1)                   $(153)     $(113)     $ (40)     $ 108      $ 85      $  23      $236     $ 141      $  95
 Loans (1)                           (26)      (162)       136        137       (50)       187       185       779       (594)
 Other assets                        (29)       (32)         3         73       (10)        83        75         3         72
                                   -----      -----      -----      -----      ----      -----      ----     -----      -----
    Total                           (208)      (307)        99        318        25        293       496       923       (427)
                                   -----      -----      -----      -----      ----      -----      ----     -----      -----

INTEREST EXPENSE:
Savings deposits                     (51)       (64)        13        (16)       (5)       (11)       11        (3)        14
Time deposits                       (231)      (160)       (71)       169        29        140       223        24        199
Borrowings and other interest-
  bearing liabilities                (10)       (10)        --         76        19         57        24        24         --
                                   -----      -----      -----      -----      ----      -----      ----     -----      -----
 Total                              (292)      (234)       (58)       229        43        186       258        45        213
                                   -----      -----      -----      -----      ----      -----      ----     -----      -----
Changes in net
interest income                    $  84      $ (73)     $ 157      $  89      $(18)     $ 107      $238     $ 878      $(640)
                                   =====      =====      =====      =====      ====      =====      ====     =====      =====

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

Provision for Loan Losses
-------------------------

     The provision for loan losses for the first nine months of 1999 was $39,000, compared to $44,000 for the same period in 1998. The Bank experienced a $7,000 net recovery of loans during the first nine months of 1999, compared to a net charge off of $17,000 during the same period in 1998. The provision for loan losses for the year ended December 31, 1998, 1997 and 1996 were $58,000, $62,000 and $81,000, respectively.

Other Income
------------

     Other income for the first nine months of 1999 of $362,000 did not change from the same period in 1998. A decrease in customer service fees during the first nine months of 1999 was offset by increases in net realized gains on sales of securities and other income. Other income for the entire year of 1998 of $511,000 was $140,000 higher than the 1997 other income of $371,000, and $156,000 higher than the 1996 other income of $355,000.

Other Operating Expenses
------------------------

     Other operating expenses of $2,457,000 for the first nine months of 1999, was $224,000 higher than the same period in 1998. This rise was the result of increases in all other operating expense categories. Other operating expenses for the entire year of 1998 of $3,037,000, was $141,000 and $229,000 higher than the 1997 and 1996 other operating expenses.

                                     EXPERTS

         The consolidated financial statements of Harleysville National Corporation and subsidiaries as of December 31, 1998, and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of Grant Thornton, LLP, independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

         The financial statements of Citizens Bank and Trust Company, as of December 31, 1998, 1997 and 1996, included in this proxy statement/prospectus have been audited by Beard & Company, Inc., independent certified public accountants, as indicated in its reports with respect thereto, and are included herein in reliance upon the authority of the firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         The legality of the shares of Harleysville common stock to be issued in connection with the merger and certain other legal matters relating to the transaction will be passed upon by the law firm of Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to Harleysville.

                                  OTHER MATTERS

         Citizens' Board of Directors knows of no other matters, other than those discussed in this proxy statement/prospectus, that will be presented at the meeting. However, if any other matters are properly brought before the meeting and any adjournment of the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Citizens.

                       WHERE YOU CAN FIND MORE INFORMATION

         Harleysville is subject to the informational requirements of the Exchange Act, and, accordingly, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information are available for inspection and copying at the Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Harleysville is an electronic filer with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission Web site is http://www.sec.gov.

         You may also inspect materials and other information concerning Harleysville at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C., because Harleysville's common stock is authorized for quotation on the

National Market System of The National Association of Securities Dealers Automated Quotation System.

         Citizens is not subject to the information requirements of the Exchange Act and Citizens' capital stock is not authorized for quotation on the NASDAQ or on any stock exchange, but is traded on a limited basis in privately negotiated transactions.

         This proxy statement/prospectus forms a part of a Registration Statement that Harleysville has filed with the Commission under the Securities Act, with respect to the Harleysville common stock to be issued in the merger. This proxy statement/prospectus does not contain all of the information in the Registration Statement. The Commission's rules and regulations permit omission of certain information. You may inspect and copy the Registration Statement, including any amendments and exhibits, at the locations mentioned above. Statements contained in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. We refer you to the copy of the contract or other document, filed as an exhibit to the Registration Statement. We also qualify our discussions by these documents.

         Documents incorporated by reference are available from Harleysville without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Harleysville at the following address:

                                    Harleysville National Corporation
                                    485 Main Street
                                    P.O. Box 195
                                    Harleysville, PA  19438
                                    Attention: JoAnn M. Bynon
                                    (215) 256-8851

         If you would like to request documents from Harleysville, please do so by April 1, 2000, in order to receive them before the special meeting of shareholders. If you request any incorporated documents from us, we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated February 14, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Harleysville's securities in the merger creates any implication to the contrary.

         All information in this proxy statement/prospectus that relates to Harleysville National Corporation has been provided or verified by Harleysville National Corporation. All information that relates to Citizens has been provided or verified by Citizens.

                         CITIZENS BANK AND TRUST COMPANY

                        INDEX TO FINANCIAL STATEMENTS AND

                       SUPPLEMENTARY FINANCIAL INFORMATION

                                                                    Page

Selected Financial Data                                               15
Management's Discussion and Analysis                                  59
Interim Statements                                                   F-1

YEARS ENDED DECEMBER 31, 1998 AND 1997
  Independent Auditor's Report                                       F-7
  Balance Sheets                                                     F-8
  Statements of Income                                               F-9
  Statements of Changes in Stockholders' Equity                     F-10
  Statements of Cash Flows                                          F-11
  Notes to Financial Statements                                     F-12

YEARS ENDED DECEMBER 31, 1997 AND 1996
  Independent Auditor's Report                                      F-30
  Balance Sheets                                                    F-31
  Statements of Income                                              F-32
  Statements of Changes in Stockholders' Equity                     F-33
  Statements of Cash Flows                                          F-34
  Notes to Financial Statements                                     F-35

                         CITIZENS BANK AND TRUST COMPANY
                                  BALANCE SHEET
                                    UNAUDITED

(Dollars in thousands)

                                                                       AS OF  SEPTEMBER 30,          AS OF DECEMBER 31,
ASSETS                                                                 1999           1998           1998          1997
                                                                  -------------------------------------------------------
Cash and due from banks                                           $   5,050       $   2,550      $   3,030      $   3,590
Interest-bearing demand deposits with other banks                     2,129           3,363          1,703            643
                                                                  -------------------------------------------------------
    Cash and cash equivalents                                         7,179           5,913          4,733          4,233

Federal funds sold                                                    4,375           4,425          5,050          2,800
Securities available for sale                                        58,082          59,459         58,292         58,538

Securities held to maturity (fair value $1,340
  at Sept. 30, 1999, $1,879 at Sept. 30, 1998
  $1,707 at December 31, 1998 and
  $2,602 at December 31, 1997)                                        1,346           1,852          1,691          2,580

Loans receivable, net                                                57,255          56,510         56,557         54,080

Bank premises and equipment, net                                      1,615           1,508          1,544          1,408

Accrued interest receivable                                           1,001           1,056            940            985

Prepaid expenses and other assets                                     1,434             591            552            552
                                                                  -------------------------------------------------------
         Total assets                                             $ 132,287       $ 131,314      $ 129,359      $ 125,176
                                                                  =======================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
   Non-interest bearing                                           $  13,105       $  10,832      $  10,894      $   8,833
   Interest bearing                                                  96,195          96,043         96,116         95,891
                                                                  -------------------------------------------------------
          Total deposits                                            109,300         106,875        107,010        104,724

Securities sold under agreements to repurchase                        2,058           3,612          1,711            262
Other borrowed funds                                                  1,954             875            939           --
Accrued interest payable                                                402             498            434            522
Other liabilities                                                       916             792            645            600
                                                                  -------------------------------------------------------
          Total liabilities                                         114,630         112,652        110,739        106,108
                                                                  -------------------------------------------------------

Shareholders' Equity:
  Common Stock, par value $50 per share;
authorized   6,000 shares; 5,542 shares issued and
outstanding at September 30, 1999; 5,585 shares issued
  and outstanding
  outstanding at September 30, 1998 and
December 31, 1998;
  6,000 shares issued and outstanding at
December 31, 1997                                                       277             279            279            300
   Capital surplus                                                    5,822           6,003          6,003          7,300
   Retained earnings                                                 12,323          11,815         11,950         11,283
   Accumulated other comprehensive income                              (765)            565            388            185
                                                                  -------------------------------------------------------
          Total shareholders' equity                                 17,657          18,662         18,620         19,068
                                                                  -------------------------------------------------------
          Total liabilities and shareholders' equity              $ 132,287       $ 131,314      $ 129,359      $ 125,176
                                                                  =======================================================

                         CITIZENS BANK AND TRUST COMPANY
                              STATEMENTS OF INCOME
                                    UNAUDITED


(Dollars in thousands except average number
of common shares and per share information)        FOR THE NINE MONTHS ENDED        FOR THE YEARS ENDED
                                                           SEPTEMBER 30,               DECEMBER 31,
INTEREST INCOME                                          1999      1998         1998        1997        1996
                                                   ----------------------------------------------------------
Loans, including fees                                  $3,505      $3,457      $4,615      $4,464      $4,275
Investment securities:
    Taxable                                             1,610       2,097       2,658       2,848       2,734
    Exempt from federal taxes                             829         602         901         709         648
Other                                                     147         255         339         266         192
                                                   ----------------------------------------------------------
      Total interest income                             6,091       6,411       8,513       8,287       7,849
                                                   ----------------------------------------------------------

INTEREST EXPENSE
Deposits                                                2,771       3,053       4,034       3,881       3,647
Other                                                      59          69          99          23        --
                                                   ----------------------------------------------------------
      Total interest expense                            2,830       3,122       4,133       3,904       3,647
                                                   ----------------------------------------------------------
      Net interest income                               3,261       3,289       4,380       4,383       4,202
Provision for loan losses                                  39          44          58          62          81
                                                   ----------------------------------------------------------
      Net interest income after provision
      for loan losses                                   3,222       3,245       4,322       4,321       4,121

                                                   ----------------------------------------------------------

OTHER OPERATING INCOME
Customer service fees                                     150         170         243         183         183
Net realized gains on sales of securities                  43          37          77          12        --
Other                                                     169         155         191         176         172
                                                   ----------------------------------------------------------
      Total other income                                  362         362         511         371         355
                                                   ----------------------------------------------------------
      Net interest income after provision
      for loan losses and other income                  3,584       3,607       4,833       4,692       4,476
                                                   ----------------------------------------------------------

OTHER OPERATING EXPENSES
Salaries, wages and employee benefits                   1,300       1,252       1,675       1,640       1,566
Expenses of premises and fixed assets                     362         273         462         444         449
Other                                                     795         708         900         812         793
                                                   ----------------------------------------------------------
      Total other operating expenses                    2,457       2,233       3,037       2,896       2,808
                                                   ----------------------------------------------------------
      Income before income tax expense                  1,127       1,374       1,796       1,796       1,668
Income tax expense                                         89         282         345         410         386
                                                   ----------------------------------------------------------
Net income                                             $1,038      $1,092      $1,451      $1,386      $1,282
                                                   ==========================================================

Weighted average number of common shares:
    Basic                                               5,545       5,656       5,638       6,000       6,000
                                                   ==========================================================
    Diluted                                             5,545       5,656       5,638       6,000       6,000
                                                   ==========================================================

Net Income per share information:
    Basic                                             $187.20     $193.07     $257.31     $231.06     $213.71
                                                   ==========================================================
    Diluted                                           $187.20     $193.07     $257.31     $231.06     $213.71
                                                   ==========================================================

Cash Dividend per share                               $120.00     $105.00     $140.00     $100.00      $80.00
                                                   ==========================================================

                         CITIZENS BANK AND TRUST COMPANY
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND THE
                        PERIOD ENDING SEPTEMBER 30, 1999
                                    UNAUDITED

(Dollars in thousands)                                                                  ACCUMULATED
                                                                                           OTHER         TOTAL
                                             COMMON        CAPITAL      RETAINED       COMPREHENSIVE   SHAREHOLDERS'
                                             STOCK         SURPLUS      EARNINGS          INCOME        EQUITY
                                          --------------------------------------------------------------------------
Balance, December 31, 1996                $    300       $  7,300       $ 10,497       $    (69)      $ 18,028
                                                                                                      --------
 Comprehensive income:
  Net Income                                  --             --            1,386           --            1,386
  Changes in net unrealized gains
  (losses) on securities available
  for sale                                    --             --             --              254            254
                                                                                                      --------
    Total comprehensive income                                                                           1,640
  Cash Dividends ($100 per share)             --             --             (600)          --             (600)
                                          --------------------------------------------------------------------
Balance, December 31, 1997                     300          7,300         11,283            185         19,068
 Comprehensive income:
  Net Income                                  --             --            1,451           --            1,451
  Changes in net unrealized gains
  (losses) on securities available
  for sale                                    --             --             --              203            203
                                                                                                      --------
    Total comprehensive income                                                                           1,654
  Repurchase of 415 shares of common
  stock                                        (21)        (1,297)          --             --           (1,318)

  Cash Dividends ($140 per share)             --             --             (784)          --             (784)
                                          --------------------------------------------------------------------
Balance, December 31, 1998                     279          6,003         11,950            388         18,620
 Comprehensive income:
  Net Income                                  --             --            1,038           --            1,038
  Changes in net unrealized gains
  (losses) on securities available
  for sale                                    --             --             --           (1,153)        (1,153)
                                                                                                      --------
    Total comprehensive income                                                                            (115)
  Repurchase of 43 shares of common
  stock                                         (2)          (181)          --             --             (183)

  Cash Dividends ($120 per share)             --             --             (665)          --             (665)
                                          --------------------------------------------------------------------
Balance, September 30, 1999               $    277       $  5,822       $ 12,323       $   (765)      $ 17,657
                                          ====================================================================

                         CITIZENS BANK AND TRUST COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

(Dollars in thousands)                                    Nine Months Ended Sept. 30,    Year Ended December 31,
OPERATING ACTIVITIES:                                        1999           1998           1998         1997
                                                          -----------------------------------------------------
  Net Income                                              $  1,038       $  1,092       $  1,451       $  1,386
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Provision for loan losses                                   39             44             58             62
    Depreciation                                               164            101            143            146
    Net gain on sale of securities                             (43)           (37)           (77)           (12)
    Net amortization of investment
      securities discount/premiums                             107            110            147             89
    Decrease (increase) in accrued income receivable           (61)           (71)            46            (86)
    Net (increase) decrease in prepaid expenses and
    other assets                                              (882)           (39)            96            (33)
    (Decrease) increase in accrued interest payable            (32)           (24)           (88)            70
    Net increase (decrease) in other liabilities               866             (5)          (155)            49
                                                          -----------------------------------------------------
    Net cash provided by operating activities                1,196          1,171          1,621          1,671
                                                          -----------------------------------------------------
INVESTING ACTIVITIES:
  Proceeds, sales, maturity or calls of securities          20,038         27,524         38,693         29,253
  Purchases of securities                                  (21,295)       (27,213)       (37,321)       (27,897)
  Federal funds sold decrease (increase)                       675         (1,625)        (2,250)            75
  Net increase in loans                                       (737)        (2,474)        (2,535)        (3,002)
  Purchases of premises and equipment                         (235)          (201)          (280)           (16)
                                                          -----------------------------------------------------
  Net cash used in investing activities                     (1,554)        (3,989)        (3,693)        (1,587)
                                                          -----------------------------------------------------
FINANCING ACTIVITIES:
  Net increase in deposits                                   2,290          2,151          2,286          1,750
  Net increase in securities sold under
  agreements to repurchase                                     347          3,350          1,449            262
  Net increase in other borrowed funds                       1,015            875            939           --
  Repurchase of common stock                                  (183)        (1,318)        (1,318)          --
  Cash dividends & fractional shares                          (665)          (560)          (784)          (600)
                                                          -----------------------------------------------------
    Net cash provided by financing activities                2,804          4,498          2,572          1,412
                                                          -----------------------------------------------------
Increase in cash and cash equivalents                        2,446          1,680            500          1,496
Cash and cash equivalents at beginning of period             4,733          4,233          4,233          2,737
                                                          -----------------------------------------------------
Cash and cash equivalents at end of the period            $  7,179       $  5,913       $  4,733       $  4,233
                                                          =====================================================

Supplemental disclosures of cash flow information
     Cash paid during the period for:
     Interest                                             $  2,862       $  3,146       $  4,221       $  3,834
                                                          =====================================================
  Non-cash transactions:
Transfer from loans to other real estate owned            $    146       $    328       $    375       $    415
                                                          =====================================================

See accompanying notes to consolidated financial statements.

                         CITIZENS BANK AND TRUST COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Citizens Bank and Trust Company (or the "Bank"), as of September 30, 1999, the results of its operations for the nine month periods ended September 30, 1999 and 1998 and the cash flows for the nine month periods ended September 30, 1999 and 1998. It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements of the Bank and the notes thereto set forth in the Bank's 1998 annual report.

The results of operations for the nine month periods ending September 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - Income tax expense is less than the amount calculated using the statutory tax rate, primarily the result of tax exempt income earned from state and municipal securities, loans and bank-owned life insurance.

NOTE 3 - On January 1, 1998, the Bank adopted the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income consists of net unrealized gains (losses) on available for sale investment securities. Subsequent to the adoption date, all prior-period amounts are required to be restated to conform to the provision of SFAS No. 130. The adoption of SFAS No. 130 did not have a material impact on the corporation's financial position or results of operation.

NOTE 4 - On January 1, 1998, the corporation adopted the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. Management has determined that under current conditions, the Bank will report one business segment.

NOTE 5 - In June 1998, the Financial Accounting standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activity." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of derivative (gains and losses) depends on the intended use of the derivative and resulting designation. During July 1999, FASB issued SFAS No. 137 delaying the effective date of this statement for all fiscal quarters of fiscal years beginning after June 15, 2000. Earlier application is permitted only as of the beginning of any fiscal quarter.

                         CITIZENS BANK AND TRUST COMPANY

                                FINANCIAL REPORT

                                DECEMBER 31, 1998

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Citizens Bank and Trust Company
Palmerton, Pennsylvania


        We have audited the accompanying balance sheets of Citizens Bank and Trust Company as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Bank and Trust Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                     /s/ Beard and Company, Inc.
Allentown, Pennsylvania
January 15, 1999

CITIZENS BANK AND TRUST COMPANY
BALANCE SHEETS


December 31,                                                                       1998             1997
------------                                                                       ----             ----
                    ASSETS

Cash and due from banks                                                        $  3,029,917     $  3,590,049
Interest-bearing demand deposits with other banks                                 1,703,271          642,666
                                                                               ------------     ------------

          Cash and cash equivalents                                               4,733,188        4,232,715
Federal funds sold                                                                5,050,000        2,800,000
Securities available for sale                                                    58,292,250       58,538,302
Securities held to maturity                                                       1,691,494        2,580,009
Loans receivable, net                                                            56,556,959       54,080,031
Bank premises and equipment, net                                                  1,543,931        1,407,515
Accrued interest receivable                                                         939,362          985,613
Prepaid expenses and other assets                                                   551,589          552,170
                                                                               ------------     ------------

                                     Total assets                              $129,358,773     $125,176,355
                                                                               ============     ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
          Deposits:
                            Non-interest bearing                               $ 10,894,327     $  8,832,930
                            Interest bearing                                     96,115,319       95,890,987
                                                                               ------------     ------------

                                     Total deposits                             107,009,646      104,723,917
          Securities sold under agreements to repurchase                          1,711,012          261,728
          Other borrowed funds                                                      939,338               --
          Accrued interest payable                                                  434,453          522,365
          Other liabilities                                                         644,052          599,592
                                                                               ------------     ------------

                                     Total liabilities                          110,738,501      106,107,602
                                                                               ------------     ------------

Stockholders' equity:
       Common stock, par value $ 50 per share; authorized 6,000 shares;
               issued and outstanding 1998 5,585 shares; 1997 6,000 shares          279,250          300,000
       Capital surplus                                                            6,002,896        7,300,000
       Retained earnings                                                         11,949,891       11,283,247
       Accumulated other comprehensive income                                       388,235          185,506
                                                                               ------------     ------------

                            Total stockholders' equity                           18,620,272       19,068,753
                                                                               ------------     ------------

                            Total liabilities and stockholders' equity         $129,358,773     $125,176,355
                                                                               ============     ============


See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
STATEMENTS OF INCOME


Years Ended December 31,                                                                           1998           1997
------------------------                                                                           ----           ----
Interest income:
        Loans receivable, including fees                                                        $4,615,362     $4,463,527
        Securities:
                        Taxable                                                                  2,657,486      2,848,194
                        Tax-exempt                                                                 900,516        708,746
        Other                                                                                      339,155        266,608
                                                                                                ----------     ----------

                                    Total interest income                                        8,512,519      8,287,075
                                                                                                ----------     ----------

Interest expense:
        Deposits                                                                                 4,034,069      3,881,497
        Other                                                                                       98,800         22,549
                                                                                                ----------     ----------

            Total interest expense                                                               4,132,869      3,904,046
                                                                                                ----------     ----------

            Net interest income                                                                  4,379,650      4,383,029

Provision for loan losses                                                                           57,753         61,967
                                                                                                ----------     ----------

            Net interest income after provision for loan losses                                  4,321,897      4,321,062
                                                                                                ----------     ----------

Other income:
        Customer service fees                                                                      243,152        183,040
        Net realized gains on sales of securities                                                   77,020         12,220
        Other                                                                                      191,410        175,573
                                                                                                ----------     ----------

            Total other income                                                                     511,582        370,833
                                                                                                ----------     ----------

Other expenses:
        Salaries and wages                                                                       1,208,304      1,191,429
        Employee benefits                                                                          467,269        449,100
        Occupancy                                                                                  244,909        242,180
        Equipment                                                                                  217,412        201,461
        Other                                                                                      899,937        811,653
                                                                                                ----------     ----------

            Total other expenses                                                                 3,037,831      2,895,823
                                                                                                ----------     ----------

            Income before income taxes                                                           1,795,648      1,796,072

Federal income taxes                                                                               344,944        409,729
                                                                                                ----------     ----------

            Net income                                                                          $1,450,704     $1,386,343
                                                                                                ==========     ==========






See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
STATEMENTS OF STOCKHOLDERS' EQUITY


Years Ended December 31, 1998 and 1997
--------------------------------------

                                                                                                                      Accumulated
                                                                                                                         Other
                                                                  Common            Capital          Retained        Comprehensive
                                                                   Stock            Surplus          Earnings           Income
                                                                   -----            -------          --------           ------
Balance, December 31, 1996                                     $    300,000      $  7,300,000      $ 10,496,904      $    (68,476)
                                                               ------------      ------------      ------------      ------------

       Comprehensive income:
           Net income                                                    --                --         1,386,343                --
                Change in net unrealized gains (losses) on
                    securities available for sale                        --                --                --           253,982


                Total comprehensive income


       Cash dividends declared ($ 100 per share)                         --                --          (600,000)               --
                                                               ------------      ------------      ------------      ------------

Balance, December 31, 1997                                          300,000         7,300,000        11,283,247           185,506

       Comprehensive income:
           Net income                                                    --                --         1,450,704                --
                Change in net unrealized gains (losses) on
                    securities available for sale                        --                --                --           202,729


                Total comprehensive income


       Repurchase of 415 shares of common stock                     (20,750)       (1,297,104)               --                --
       Cash dividends declared ($ 140 per share)                         --                --          (784,060)               --
                                                               ------------      ------------      ------------      ------------

BALANCE, DECEMBER 31, 1998                                     $    279,250      $  6,002,896      $ 11,949,891      $    388,235
                                                               ============      ============      ============      ============

Years Ended December 31, 1998 and 1997
--------------------------------------




                                                                      Total
                                                                      -----
Balance, December 31, 1996                                        $ 18,028,428
                                                                  ------------
                                                                  ------------
       Comprehensive income:
           Net income                                                1,386,343
                Change in net unrealized gains (losses) on
                    securities available for sale                      253,982
                                                                  ------------

                Total comprehensive income                           1,640,325
                                                                  ------------

       Cash dividends declared ($ 100 per share)                      (600,000)
                                                                  ------------

Balance, December 31, 1997                                          19,068,753
                                                                  ------------
       Comprehensive income:
           Net income                                                1,450,704
                Change in net unrealized gains (losses) on
                    securities available for sale                      202,729
                                                                  ------------

                Total comprehensive income                           1,653,433
                                                                  ------------

       Repurchase of 415 shares of common stock                     (1,317,854)
       Cash dividends declared ($ 140 per share)                      (784,060)
                                                                  ------------

BALANCE, DECEMBER 31, 1998                                        $ 18,620,272
                                                                  ============

See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
STATEMENTS OF CASH FLOWS

Years Ended December 31,                                                                            1998              1997
------------------------                                                                            ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
          Net income                                                                            $  1,450,704      $  1,386,343
          Adjustments to reconcile net income to net cash provided by operating activities:
                            Provision for loan losses                                                 57,753            61,967
                            Provision for depreciation                                               143,147           145,685
                            Net realized gains on sales of securities                                (77,020)          (12,220)
                            Net amortization of securities premiums and discounts                    146,987            88,737
                            Change in assets and liabilities:
                                          (Increase) decrease in:
                                                       Accrued interest receivable                    46,251           (85,786)
                                                       Prepaid expenses and other assets              96,145           (32,719)
                                          Increase (decrease) in:
                                                       Accrued interest payable                      (87,912)           69,780
                                                       Other liabilities                            (155,540)           49,247
                                                                                                ------------      ------------

                                          Net cash provided by operating activities                1,620,515         1,671,034
                                                                                                ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
          Available for sale securities:
                            Maturities and principal repayments                                   23,741,129        15,107,745
                            Proceeds from sales                                                   14,078,465        13,365,381
                            Purchases                                                            (37,321,397)      (27,897,136)
          Held to maturity securities:
                            Maturities and principal repayments                                      873,568           780,346
          Federal funds sold, net                                                                 (2,250,000)           75,000
          Net increase in loans                                                                   (2,534,681)       (3,001,971)
          Purchases of bank premises and equipment                                                  (279,563)          (16,376)
                                                                                                ------------      ------------

                                          Net cash used in investing activities                   (3,692,479)       (1,587,011)
                                                                                                ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
          Net increase in deposits                                                                 2,285,729         1,749,831
          Net increase in securities sold under agreements to repurchase                           1,449,284           261,728
          Net increase in other borrowed funds                                                       939,338                --
          Repurchase of common stock                                                              (1,317,854)               --
          Cash dividends                                                                            (784,060)         (600,000)
                                                                                                ------------      ------------

                                          Net cash provided by financing activities                2,572,437         1,411,559
                                                                                                ------------      ------------

                                          Increase in cash and cash equivalents                      500,473         1,495,582

Cash and cash equivalents:
          Beginning                                                                                4,232,715         2,737,133
                                                                                                ------------      ------------

          Ending                                                                                $  4,733,188      $  4,232,715
                                                                                                ============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
          Cash payments for:
                            Interest                                                            $  4,220,781      $  3,834,266
                                                                                                ============      ============

                            Income taxes                                                        $    375,000      $    415,000
                                                                                                ============      ============

See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS


1

SIGNIFICANT ACCOUNTING POLICIES

         Nature of operations:

                  The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulations of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Carbon, Monroe and Northampton Counties, Pennsylvania.

         Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Presentation of cash flows:

                  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and interest bearing demand deposits with banks.

         Trust assets:

                  Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

         Securities:

                  Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains and losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

                  Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                  Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



1

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Loans receivable:

                  Loans generally are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

                  A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is discontinued when management has serious doubts about further collectibility of principal or interest. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

         Allowance for loan losses:

                  The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

                  The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans.

                  The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



1

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Bank premises and equipment:

                  Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on straight-line and accelerated methods over their estimated useful lives.

         Advertising costs:

                  The Bank follows the policy of charging the costs of advertising to expense as incurred.

         Income taxes:

                  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Off-balance sheet financial instruments:

                  In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

         New accounting standard:

                  The Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", in June 1998. The Bank is required to adopt the Statement on January 1, 2000. The adoption of the Statement is not expected to have a significant impact on the financial condition or results of operations of the Bank.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




2

SECURITIES

         The amortized cost of securities and their approximate fair values as of December 31 are summarized as follows:


                                                                    GROSS           GROSS
                                                  AMORTIZED       UNREALIZED      UNREALIZED         FAIR
                                                     COST           GAINS           LOSSES          VALUE
                                                     ----           -----           ------          -----
   AVAILABLE FOR SALE SECURITIES:
          DECEMBER 31, 1998:
              U.S. Treasury securities           $ 8,074,517     $    84,858     $        --     $ 8,159,375
              U.S. Government agencies            11,852,272          45,997          16,778      11,881,491
            State and political subdivisions      24,576,141         461,742          39,019      24,998,864
            Corporate and other securities         1,617,048           9,364          19,179       1,607,233
            Mortgage-backed and asset-
              backed securities                   11,579,037          87,327          26,077      11,640,287
              Equity securities                        5,000              --              --           5,000
                                                 -----------     -----------     -----------     -----------

                                                 $57,704,015     $   689,288     $   101,053     $58,292,250
                                                 ===========     ===========     ===========     ===========
          DECEMBER 31, 1997:
              U.S. Treasury securities           $12,651,610     $    50,006     $     2,085     $12,699,531
              U.S. Government agencies             7,982,321          31,239         102,936       7,910,624
            State and political subdivisions      14,608,473         250,112           2,863      14,855,722
            Corporate and other securities         3,129,974           2,537          48,651       3,083,860
            Mortgage-backed and asset-
              backed securities                   19,879,856         131,022          27,313      19,983,565
              Equity securities                        5,000              --              --           5,000
                                                 -----------     -----------     -----------     -----------

                                                 $58,257,234     $   464,916     $   183,848     $58,538,302
                                                 ===========     ===========     ===========     ===========
   HELD TO MATURITY SECURITIES:
          DECEMBER 31, 1998:
              Corporate and other securities     $    97,395     $        --     $     2,906     $    94,489
            Mortgage-backed and asset-
              backed securities                    1,594,099          23,392           5,071       1,612,420
                                                 -----------     -----------     -----------     -----------

                                                 $ 1,691,494     $    23,392     $     7,977     $ 1,706,909
                                                 ===========     ===========     ===========     ===========
          DECEMBER 31, 1997:
            State and political subdivisions     $   220,000     $        40     $        --     $   220,040
            Corporate and other securities           128,839              --           4,639         124,200
            Mortgage-backed and asset-
              backed securities                    2,231,170          34,725           8,469       2,257,426
                                                 -----------     -----------     -----------     -----------

                                                 $ 2,580,009     $    34,765     $    13,108     $ 2,601,666
                                                 ===========     ===========     ===========     ===========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




2

SECURITIES (CONTINUED)

         The amortized cost and fair value of securities as of December 31, 1998, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.


                                        AVAILABLE FOR SALE               HELD TO MATURITY
                                   ----------------------------    ----------------------------
                                   AMORTIZED COST    FAIR VALUE    AMORTIZED COST    FAIR VALUE
                                   --------------    ----------    --------------    ----------
   Due in one year or less          $ 2,210,078     $ 2,221,726     $        --     $        --
   Due after one year through
     five years                      20,196,383      20,355,692          50,000          49,969
   Due after five years through
     ten years                       11,049,825      11,325,792          47,395          44,520
   Due after ten years               12,663,692      12,743,753              --              --
                                    -----------     -----------     -----------     -----------
                                     46,119,978      46,646,963          97,395          94,489
   Mortgage-backed and asset-
     backed securities               11,579,037      11,640,287       1,594,099       1,612,420
   Equity securities                      5,000           5,000              --              --
                                    -----------     -----------     -----------     -----------

                                    $57,704,015     $58,292,250     $ 1,691,494     $ 1,706,909
                                    ===========     ===========     ===========     ===========

         Gross realized gains and gross realized losses on sales of securities available for sale were $ 80,754 and $ 3,734 respectively in 1998 and $ 26,808 and $ 14,588 respectively in 1997.

         Securities with an amortized cost of $ 8,263,074 and $ 12,975,829 at December 31, 1998 and 1997 respectively were pledged to secure public deposits and securities sold under agreements to repurchase.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




3

LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

         Loans receivable are comprised of the following at December 31, 1998 and 1997:


                                                         1998            1997
                                                     -----------     -----------
               Commercial                            $13,513,431     $14,623,862
               Installment                            23,556,029      23,331,882
               Mortgage                               20,283,534      16,882,505
                                                     -----------     -----------

                                                      57,352,994      54,838,249
                                                     -----------     -----------

               Deduct:
                   Unearned net loan fees                255,756         238,392
                   Unearned discount                         751           3,753
                   Allowance for loan losses             539,528         516,073
                                                     -----------     -----------

                                                         796,035         758,218
                                                     -----------     -----------

                        Net loans                    $56,556,959     $54,080,031
                                                     ===========     ===========

         Changes in the allowance for loan losses for the years ended December 31, 1998 and 1997 are as follows:


                                                          1998           1997
                                                       ---------      ---------
               Balance, beginning                      $ 516,073      $ 456,776
                   Provision charged to expense           57,753         61,967
                   Recoveries                                819          3,933
                   Loans charged off                     (35,117)        (6,603)
                                                       ---------      ---------

               Balance, ending                         $ 539,528      $ 516,073
                                                       =========      =========

         The Bank had no impaired loans as of December 31, 1998 and 1997.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




4

BANK PREMISES AND EQUIPMENT

         The major classes of bank premises and equipment and the total accumulated depreciation at December 31, 1998 and 1997 are as follows:


                                                      1998               1997
                                                   ----------         ----------
Land and buildings                                 $1,720,338         $1,795,043
Furniture and equipment                               170,285            465,350
Computer equipment                                    283,374            344,012
Computer software                                      42,492            213,406
Bank-owned vehicles                                        --             11,107
                                                   ----------         ----------
                                                    2,216,489          2,828,918
Less accumulated depreciation                         672,558          1,421,403
                                                   ----------         ----------

                                                   $1,543,931         $1,407,515
                                                   ==========         ==========


5

DEPOSITS

         The components of deposits at December 31, 1998 and 1997 were as follows:


                                                     1998               1997
                                                 ------------       ------------
     Demand, non-interest bearing                $ 10,894,327       $  8,832,930
     Demand, interest bearing                      22,366,443         22,532,907
     Savings                                       19,111,312         18,272,036
     Time, $ 100,000 and over                       6,383,823          8,565,923
     Time, other                                   48,253,741         46,520,121
                                                 ------------       ------------

                                                 $107,009,646       $104,723,917
                                                 ============       ============

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



5

DEPOSITS (CONTINUED)

        At December 31, 1998, the scheduled maturities of time deposits are as follows:


1999                                                                        $43,203,723
2000                                                                          6,570,907
2001                                                                          1,677,166
2002                                                                          1,001,399
2003                                                                          2,161,079
Thereafter                                                                       23,290
                                                                            -----------
                                                                            $54,637,564
                                                                            ===========

6

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

        Securities sold under agreements to repurchase generally mature within a few days from the transaction date. The securities underlying the agreements were with the Bank's safekeeping agent under the Bank's control. Information concerning securities sold under agreements to repurchase at December 31, 1998 and 1997 is summarized as follows:


                                                   1998              1997
                                                ----------        ----------

Average daily balance during the year           $1,768,039        $  501,149
Average interest rate during the year                  4.3%              4.5%
Maximum month-end balance during the year       $3,611,829        $3,556,787


7

OTHER BORROWED FUNDS

        In 1998, the Bank opened a U.S. Treasury tax and loan note option account for the deposit of withholding taxes, corporate income taxes and certain other payments to the federal government. Deposits are subject to withdrawal and are evidenced by an open-ended interest-bearing note. Borrowings under this note option account were $939,338 at December 31, 1998, with interest payable at a variable rate (4.12% at December 31, 1998).

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



8

COMPREHENSIVE INCOME

        The Bank adopted SFAS No. 130, "Reporting Comprehensive Income," as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or stockholders' equity.

        The components of other comprehensive income and related tax effect for the years ended December 31, 1998 and 1997 are as follows:


                                                                   1998           1997
                                                                 --------       --------


Unrealized holding gains on available for sale securities        $384,185       $397,041
Less reclassification adjustment for gains included in net
    income                                                         77,020         12,220
                                                                 --------       --------

Net unrealized gains                                              307,165        384,821

Tax effect                                                        104,436        130,839
                                                                 --------       --------

            Net of tax amount                                    $202,729       $253,982
                                                                 ========       ========

9

INCOME TAXES

        The provision for federal income taxes for the years ended December 31, 1998 and 1997 consists of the following:


                1998           1997
               --------       --------

Current        $322,944       $409,729
Deferred         22,000             --
               --------       --------

               $344,944       $409,729
               ========       ========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



9

INCOME TAXES (CONTINUED)

        A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the statements of income is as follows:


                                                               Years Ended December 31,
                                                      1998                               1997
                                           --------------------------         ------------------------
                                                                % Of                             % Of
                                                               Pretax                           Pretax
                                            AMOUNT             Income            Amount         Income
                                           ---------           ------         ---------         ------

Federal income tax at statutory rate       $ 611,000               34%        $ 611,000          34%
Tax exempt interest                         (332,000)             (18)         (269,000)        (15)
Disallowance of interest expense              50,000                2            46,000           3
Change in valuation allowance                 25,000                1            22,000           1
Other                                         (9,056)              --              (271)         --
                                           ---------              ---         ---------         ---

                                           $ 344,944               19%        $ 409,729          23%
                                           =========              ===         =========         ===

        The income tax provision includes $26,187 and $4,155 of income taxes related to realized securities gains for the years ended December 31, 1998 and 1997 respectively.

        Net deferred tax assets consist of the following components as of December 31, 1998 and 1997:


                                                                       1998             1997
                                                                     ---------        ---------

     Deferred tax assets:
         Allowance for loan losses                                   $ 145,000        $ 137,000
         Deferred compensation                                         209,000          184,000
         Loan origination fees                                          20,000           40,000
                                                                     ---------        ---------
                                                                       374,000          361,000
         Less valuation allowance                                     (155,000)        (130,000)
                                                                     ---------        ---------

                                                                       219,000          231,000
                                                                     ---------        ---------
     Deferred tax liabilities:
         Property and equipment                                         24,000           17,000
         Discount accretion                                              8,000            5,000
         Net unrealized gains on securities available for sale         200,000           95,564
                                                                     ---------        ---------

                                                                       232,000          117,564
                                                                     ---------        ---------

                                                                     $ (13,000)       $ 113,436
                                                                     =========        =========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



10

LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

        The Bank leases a branch office under an operating lease with a lease term of five years expiring on February 28, 1999 with current monthly payments of $1,516. The lease contains an escalation provision subject to increases in real estate taxes paid by the lessor. The Bank is responsible to pay certain utilities and maintenance and repairs during the term of the lease.

        The Bank also leases land upon which it constructed a branch office. The lease expires in January 2006 and requires current monthly payments of $2,534 and contains one 10-year renewal option and one 5-year renewal option. The lease contains an escalation provision subject to increases in the Consumer Price Index.

        The total rental expense included in the income statements was $49,044 and $48,611 for the years ended December 31, 1998 and 1997 respectively.

        Future minimum lease payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1998:


      1999       $ 33,445
      2000         30,413
      2001         30,413
      2002         30,413
      2003         30,413
      Thereafter   63,359
                 --------

                 $218,456
                 ========


11

EMPLOYEE BENEFITS

     Profit-sharing plan:

        The Bank has a qualified profit-sharing plan covering full-time employees. Contributions to the Plan are determined annually at the discretion of the Board of Directors. The amount charged to expense during the years ended December 31, 1998 and 1997 was $161,172 and $ 152,371 respectively.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



11

EMPLOYEE BENEFITS (CONTINUED)

     Deferred supplemental income plan:

        The Bank has adopted various deferred compensation plans for certain directors and officers of the Bank. Under the Plans' provisions, benefits will be payable upon retirement, death or permanent disability of the participant. At December 31, 1998 and 1997, $614,426 and $541,725 respectively had been accrued under these contracts. To fund the benefits under these agreements, the Bank is the owner and the beneficiary of life insurance policies on the lives of the directors and officers. The policies had an aggregate cash surrender value of $359,379 and $301,504 at December 31, 1998 and 1997 respectively.

12

TRANSACTIONS WITH DIRECTORS, PRINCIPAL STOCKHOLDERS AND
EXECUTIVE OFFICERS

        The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its directors, principal stockholders, executive officers and their related interests, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons were indebted to the Bank for loans totaling approximately $440,000 and $206,000 at December 31, 1998 and 1997 respectively. During 1998, $407,000 of new loans were made and repayments totaled $173,000.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



13

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

        The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

        A summary of the Bank's financial instrument commitments at December 31, 1998 and 1997 is as follows:


                                                    1998             1997
                                                 ----------       ----------

Commitments to grant loans                       $  585,000       $  915,000
Unfunded commitments under lines of credit        4,570,000        3,501,000
Outstanding letters of credit                        42,000           10,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

        Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



14

CONCENTRATION OF CREDIT RISK

        The Bank grants commercial, residential and consumer loans to customers primarily located in Carbon, Monroe and Northampton Counties, Pennsylvania. The concentrations of credit by type of loan are set forth in Note 3. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.

15

REGULATORY MATTERS

        The Bank is required to maintain cash reserve balances in vault cash or with the Federal Reserve Bank. The total of those reserve balances was approximately $460,000 at December 31, 1998.


        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



15

REGULATORY MATTERS (CONTINUED)

      The Bank's actual capital amounts and ratios are presented in the following table.


                                                                                                                To Be Well
                                                                                        For Capital           Capitalized Under
                                                                                         Adequacy            Prompt Corrective
                                                                Actual                   Purposes            Action Provisions
                                                        -------------------------------------------------------------------------

                                                          Amount        Ratio      Amount          Ratio       Amount        Ratio
                                                        -------------------------------------------------------------------------

AS OF DECEMBER 31, 1998
         Total capital (to risk weighted assets)        $18,772         29.25%     $>5,134         >8.00%     $>6,417       >10.00%
                                                                                    -              -           -            -
         Tier I capital (to risk weighted assets)        18,232         28.41       >2,567         >4.00       >3,850       > 6.00
                                                                                    -              -           -            -
         Tier I capital (to average assets)              18,232         14.12       >5,166         >4.00       >6,458       > 5.00
                                                                                    -              -           -            -
AS OF DECEMBER 31, 1997:
         Total capital (to risk weighted assets)        $19,399         31.50%     $>4,927         >8.00%      $>6,159      >10.00%
                                                                                    -              -            -           -
         Tier I capital (to risk weighted assets)        18,883         30.66       >2,464         >4.00        >3,695      > 6.00
                                                                                     -             -            -           -
         Tier I capital (to average assets)              18,883         14.94       >5,056         >4.00        >6,320      > 5.00
                                                                                     -             -            -           -




        The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1998, approximately $11,950,000 of retained earnings were available for dividend declaration without prior regulatory approval.

        During 1998, the Bank received approval to repurchase up to 600 shares of stock. As of December 31, 1998, 415 shares have been repurchased and retired.

16

FAIR VALUE OF FINANCIAL INSTRUMENTS

        Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



16

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

        The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 1998 and 1997:

                  Cash and cash equivalents and federal funds sold:

                           The carrying amounts of cash and short-term instruments approximate their fair value.

                  Securities:

                           Fair values for securities equal quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                  Loans receivable:

                           The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                  Accrued interest receivable:

                           The carrying amount of accrued interest receivable approximates fair value.

                  Deposit liabilities and securities sold under agreements to repurchase:

                           The fair value of demand deposits, savings accounts, certain money market deposits and securities sold under agreements to repurchase is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                  Other borrowed funds:

                           The current carrying amounts of other borrowed funds approximate their fair values.

                  Accrued interest payable:

                           The carrying amount of accrued interest payable approximates fair value.

                  Off-balance sheet instruments:

                           The fair value of commitments to extend credit and for outstanding letters of credit is estimated using the fees currently charged to enter into similar agreements.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



16
---------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

        The estimated fair values of the Bank's financial instruments were as follows at December 31, 1998 and 1997:


                                                   1998                           1997
                                         --------------------------      -----------------------
                                         CARRYING        Estimated       Carrying      Estimated
                                          AMOUNT         Fair Value       Amount      Fair Value
                                         --------        ----------      --------     ----------
                                                               (In Thousands)
Financial Assets:
    Cash and cash equivalents            $  4,733          4,733       $  4,233       $  4,233
    Federal funds sold                      5,050          5,050          2,800          2,800
    Securities                             59,984         59,999         61,118         61,140
    Loans receivable, net                  56,557         56,824         54,080         54,615
    Accrued interest receivable               939            939            986            986

Financial Liabilities:
    Deposits                              107,010        107,265        104,724        104,774
    Securities sold under
        agreements to repurchase            1,711          1,711            262            262
    Other borrowed funds                      939            939             --             --
    Accrued interest payable                  434            434            522            522

Off-Balance Sheet Financial
Instruments:
    Commitments to extend credit
        and outstanding letters of
        credit                                 --             --             --             --

                         CITIZENS BANK AND TRUST COMPANY

                                FINANCIAL REPORT

                                DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Citizens Bank and Trust Company
Palmerton, Pennsylvania


      We have audited the accompanying balance sheets of Citizens Bank and Trust Company as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Bank and Trust Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                     /s/ Beard and Company, Inc.
Allentown, Pennsylvania
January 9, 1998, except for Note 15 as to which the date is
      February 6, 1998

CITIZENS BANK AND TRUST COMPANY
BALANCE SHEETS

December 31,                                                                                        1997                   1996
                                                                                               -------------          -------------
                  ASSETS

Cash and due from banks                                                                        $   3,590,049          $   2,600,275
Interest-bearing demand deposits with other banks                                                    642,666                136,858
                                                                                               -------------          -------------

            Cash and cash equivalents                                                              4,232,715              2,737,133
Federal funds sold                                                                                 2,800,000              2,875,000
Securities available for sale                                                                     58,538,302             58,786,784
Securities held to maturity                                                                        2,580,009              3,379,558
Loans receivable, net                                                                             54,080,031             51,140,027
Bank premises and equipment, net                                                                   1,407,515              1,536,824
Accrued interest receivable                                                                          985,613                899,827
Prepaid expenses and other assets                                                                    438,734                406,015
Deferred income taxes                                                                                113,436                244,276
                                                                                               -------------          -------------

                  Total assets                                                                 $ 125,176,355          $ 122,005,444
                                                                                               =============          =============

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
            Deposits:
                  Non-interest bearing                                                         $   8,832,930              9,108,292
                  Interest bearing                                                                95,890,987             93,865,794
                                                                                               -------------          -------------

                  Total deposits                                                                 104,723,917            102,974,086
            Securities sold under agreements to repurchase                                           261,728                   --
            Accrued interest payable                                                                 522,365                452,585
            Other liabilities                                                                        599,592                550,345
                                                                                               -------------          -------------

                  Total liabilities                                                              106,107,602            103,977,016
                                                                                               -------------          -------------

Stockholders' equity:
            Common stock, par value $ 50 per share; authorized 6,000 shares;
                  issued and outstanding 6,000 shares                                                300,000                300,000
            Capital surplus                                                                        7,300,000              7,300,000
            Retained earnings                                                                     11,283,247             10,496,904
            Net unrealized appreciation (depreciation) on securities
              available for sale, net of tax                                                        185,506                (68,476)
                                                                                               -------------          -------------

                  Total stockholders' equity                                                      19,068,753             18,028,428
                                                                                               -------------          -------------

                  Total liabilities and stockholders' equity                                   $ 125,176,355          $ 122,005,444
                                                                                               =============          =============


See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
STATEMENTS OF INCOME

Years Ended December 31,                                                            1997                  1996
                                                                                 ----------            ----------
Interest income:
     Loans receivable, including fees                                            $4,463,527            $4,275,563
     Securities:
      Taxable                                                                     2,848,194             2,733,734
      Tax-exempt                                                                    708,746               648,272
     Other                                                                          266,608               191,599
                                                                                 ----------            ----------

                  Total interest income                                           8,287,075             7,849,168
                                                                                 ----------            ----------

Interest expense:
      Deposits                                                                    3,881,497             3,646,717
      Other                                                                          22,549                  --
                                                                                 ----------            ----------

                  Total interest expense                                          3,904,046             3,646,717
                                                                                 ----------            ----------

                  Net interest income                                             4,383,029             4,202,451

Provision for loan losses                                                            61,967                81,270
                                                                                 ----------            ----------

                  Net interest income after provision for loan losses             4,321,062             4,121,181
                                                                                 ----------            ----------

Other income:
     Customer service fees                                                          183,040               183,190
     Other                                                                          187,793               172,245
                                                                                 ----------            ----------

                  Total other income                                                370,833               355,435
                                                                                 ----------            ----------

Other expenses:
     Salaries and wages                                                           1,191,429             1,122,629
     Employee benefits                                                              449,100               443,174
     Occupancy                                                                      242,180               202,228
     Equipment                                                                      201,461               246,913
     Other                                                                          811,653               793,389
                                                                                 ----------            ----------

                  Total other expenses                                            2,895,823             2,808,333
                                                                                 ----------            ----------

                  Income before income taxes                                      1,796,072             1,668,283

Federal income taxes                                                                409,729               386,039
                                                                                 ----------            ----------

                  Net income                                                     $1,386,343            $1,282,244
                                                                                 ==========            ==========

See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
STATEMENTS OF STOCKHOLDERS' EQUITY


Years Ended December 31, 1997 and 1996




                                                                            Capital           Retained
                                                        Common Stock        Surplus           Earnings
                                                        ------------      ------------      ------------
Balance, December 31, 1995                              $    300,000      $  7,300,000      $  9,694,660
    Net income                                                  --                --           1,282,244
    Cash dividends declared ($ 80 per share)                    --                --            (480,000)
    Net change in unrealized depreciation on
         securities available for sale, net of tax              --                --                --
                                                        ------------      ------------      ------------

Balance, December 31, 1996                                   300,000         7,300,000        10,496,904
    Net income                                                  --                --           1,386,343
    Cash dividends declared ($ 100 per share)                   --                --            (600,000)
    Net change in unrealized appreciation on
         securities available for sale, net of tax              --                --                --
                                                        ------------      ------------      ------------

BALANCE, DECEMBER 31, 1997                              $    300,000      $  7,300,000      $ 11,283,247
                                                        ============      ============      ============

                                                            Net Unrealized
                                                             Appreciation
                                                            (Depreciation)          Total
                                                             On Securities      Stockholders'
                                                           Available For Sale       Equity
                                                              ------------       ------------
Balance, December 31, 1995                                    $     44,543       $ 17,339,203
    Net income                                                        --            1,282,244
    Cash dividends declared ($ 80 per share)                          --             (480,000)
    Net change in unrealized depreciation on
         securities available for sale, net of tax                (113,019)          (113,019)
                                                              ------------       ------------

Balance, December 31, 1996                                         (68,476)        18,028,428
    Net income                                                        --            1,386,343
    Cash dividends declared ($ 100 per share)                         --             (600,000)
    Net change in unrealized appreciation on
         securities available for sale, net of tax                 253,982            253,982
                                                              ------------       ------------

BALANCE, DECEMBER 31, 1997                                    $    185,506       $ 19,068,753
                                                              ============       ============

See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
STATEMENTS OF CASH FLOWS

Years Ended December 31,                                                                           1997                   1996
                                                                                               ------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                                 $  1,386,343           $  1,282,244
    Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses                                                                   61,967                 81,270
         Provision for depreciation                                                                 145,685                169,307
         Net realized gains on sales or redemptions of securities                                   (12,220)                  (467)
         Net amortization of securities premiums and discounts                                       88,737                185,683
         Change in assets and liabilities:
              Decrease in:
                   Accrued interest receivable                                                      (85,786)               (15,148)
                   Prepaid expenses and other assets                                                (32,719)               (30,047)
                   Deferred income taxes                                                               --                  (10,000)
              Increase in:
                   Accrued interest payable                                                          69,780                     33
                   Other liabilities                                                                 49,247                 44,489
                                                                                               ------------           ------------

              Net cash provided by operating activities                                           1,671,034              1,707,364
                                                                                               ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Available for sale securities:
         Maturities and principal repayments                                                     15,107,745              7,901,072
         Proceeds from sales                                                                     13,365,381              8,024,180
         Purchases                                                                              (27,897,136)           (22,470,116)
    Held to maturity securities:
         Maturities and principal repayments                                                        780,346              5,291,929
         Purchases                                                                                     --                 (220,000)
    Federal funds sold, net                                                                          75,000             (1,025,000)
    Net increase in loans                                                                        (3,001,971)            (5,908,600)
    Purchases of bank premises and equipment                                                        (16,376)              (628,038)
                                                                                               ------------           ------------

              Net cash used in investing activities                                              (1,587,011)            (9,034,573)
                                                                                               ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase In deposits                                                                      1,749,831              6,370,862
    Net increase in securities sold under agreements to repurchase                                  261,728                   --
    Cash dividends                                                                                 (600,000)              (480,000)
                                                                                               ------------           ------------

              Net cash provided by financing activities                                           1,411,559              5,890,862
                                                                                               ------------           ------------

              Increase (decrease) in cash and cash equivalents                                    1,495,582             (1,436,347)

Cash and cash equivalents:
    Beginning                                                                                     2,737,133              4,173,480
                                                                                               ------------           ------------

    Ending                                                                                     $  4,232,715           $  2,737,133
                                                                                               ============           ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash payments for:
         Interest                                                                              $  3,834,266           $  3,646,684
                                                                                               ============           ============

         Income taxes                                                                          $    415,000           $    416,423
                                                                                               ============           ============

See Notes to Financial Statements.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------

SIGNIFICANT ACCOUNTING POLICIES

         Nature of operations:

                  The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulations of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Carbon, Monroe and Northampton Counties, Pennsylvania.

         Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Presentation of cash flows:

                  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and interest bearing demand deposits with banks.

         Trust assets:

                  Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

         Securities:

                  Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized appreciation and depreciation are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities (continued):

         Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

         Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Loans receivable:

         Loans generally are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

         A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is discontinued when management has serious doubts about further collectibility of principal or interest. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for loan losses:

                  The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS


1
--------------------------------------------------------------------------------

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for loan losses (continued):

                  The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans.

                  The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

Bank premises and equipment:

                  Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on straight-line and accelerated methods over their estimated useful lives.

Income taxes:

                  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Off-balance sheet financial instruments:

                  In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS



2
--------------------------------------------------------------------------------

SECURITIES

         The amortized cost of securities and their approximate fair values as of December 31 are summarized as follows:

                                                                                  GROSS                GROSS
                                                           AMORTIZED           UNREALIZED           UNREALIZED              FAIR
                                                             COST                 GAINS                LOSSES               VALUE
                                                          -----------          -----------          -----------          -----------
         AVAILABLE FOR SALE SECURITIES:
            DECEMBER 31, 1997:
             U.S. Treasury securities                     $12,651,610          $    50,006          $     2,085          $12,699,531
             U.S. Government agencies                       7,982,321               31,239              102,936            7,910,624
             State and political subdivisions              14,608,473              250,112                2,863           14,855,722
             Corporate and other securities                 3,129,974                2,537               48,651            3,083,860
             Mortgage-backed and asset-
               backed securities                           19,879,856              131,022               27,313           19,983,565
             Equity securities                                  5,000                 --                   --                  5,000
                                                          -----------          -----------          -----------          -----------

                                                          $58,257,234          $   464,916          $   183,848          $58,538,302
                                                          ===========          ===========          ===========          ===========
           DECEMBER 31, 1996:
            U.S. Treasury securities                      $12,013,315          $    19,040          $    31,417          $12,000,938
            U.S. Government agencies                        4,988,130                2,333              113,745            4,876,718
            State and political subdivisions               14,706,218               93,819               37,369           14,762,668
            Corporate and other securities                  3,663,770                4,233               65,092            3,602,911
            Mortgage-backed and asset-
               backed securities                           23,514,103              124,808              100,362           23,538,549
            Equity securities                                   5,000                 --                   --                  5,000
                                                          -----------          -----------          -----------          -----------

                                                          $58,890,536          $   244,233          $   347,985          $58,786,784
                                                          ===========          ===========          ===========          ===========
         HELD TO MATURITY SECURITIES:
           DECEMBER 31, 1997:
            State and political subdivisions              $   220,000          $        40          $      --            $   220,040
            Corporate and other securities                    128,839                 --                  4,639              124,200
            Mortgage-backed and asset-
              backed securities                             2,231,170               34,725                8,469            2,257,426
                                                          -----------          -----------          -----------          -----------

                                                          $ 2,580,009          $    34,765          $    13,108          $ 2,601,666
                                                          ===========          ===========          ===========          ===========
           DECEMBER 31,1996:
              State and political subdivisions            $   360,682          $     1,888          $      --            $   362,570
              Corporate and other securities                  162,142                 --                  6,407              155,735
              Mortgage-backed and asset-
                backed securities                           2,856,734               19,942               22,328            2,854,348
                                                          -----------          -----------          -----------          -----------

                                                          $ 3,379,558          $    21,830          $    28,735          $ 3,372,653
                                                          ===========          ===========          ===========          ===========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




2
--------------------------------------------------------------------------------
SECURITIES (CONTINUED)

     The amortized cost and fair value of securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.

                                                      AVAILABLE FOR SALE                Held To Maturity
                                                      ------------------                ----------------
                                                AMORTIZED COST    Fair Value     Amortized Cost     Fair Value
                                                --------------    ----------     --------------     ----------

Due in one year or less                          $ 7,484,077      $ 7,430,858      $   220,000      $   220,040

Due after one year through
     five years                                   19,888,322       19,952,472           50,000           50,000
Due after five years through
     ten years                                     8,683,579        8,847,327           78,839           74,200
Due after ten years                                2,316,400        2,319,080             --               --
                                                 -----------      -----------      -----------      -----------
                                                  38,372,378       38,549,737          348,839          344,240
Mortgage-backed and asset-
     backed securities                            19,879,856       19,983,565        2,231,170        2,257,426
Equity securities                                      5,000            5,000             --               --
                                                 -----------      -----------      -----------      -----------
                                                 $58,257,234      $58,538,302      $ 2,580,009      $ 2,601,666
                                                 ===========      ===========      ===========      ===========

     Gross realized gains and gross realized losses on sales of securities available for sale were $ 26,808 and $ 14,588 respectively in 1997 and $ 14,717 and $ 14,250 respectively in 1996.

     Securities with an amortized cost of $ 12,975,829 and $ 5,488,867 at December 31, 1997 and 1996 respectively were pledged to secure public deposits and securities sold under agreements to repurchase.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




3
--------------------------------------------------------------------------------
LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

     Loans receivable are comprised of the following at December 31, 1997 and 1996:

                                       1997             1996
                                    -----------      -----------

Commercial                          $14,623,862      $14,687,060
Installment                          23,331,882       19,773,386
Mortgage                             16,882,505       17,398,805
                                    -----------      -----------

                                     54,838,249       51,859,251
                                    -----------      -----------

Deduct:
     Unearned net loan fees             238,392          252,090
     Unearned discount                    3,753           10,358
     Allowance for loan losses          516,073          456,776
                                    -----------      -----------

                                        758,218          719,224
                                    -----------      -----------

          Net loans                 $54,080,031      $51,140,027
                                    ===========      ===========

     Changes in the allowance for loan losses for the years ended December 31, 1997 and 1996 are as follows:

                                          1997            1996
                                       ---------       ---------
Balance, beginning                     $ 456,776       $ 404,913
     Provision charged to expense         61,967          81,270
     Recoveries                            3,933             746
     Loans charged off                    (6,603)        (30,153)
                                       ---------       ---------

Balance, ending                        $ 516,073       $ 456,776
                                       =========       =========

     The Bank had no impaired loans as of December 31, 1997 and 1996.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




4
--------------------------------------------------------------------------------
BANK PREMISES AND EQUIPMENT

     The major classes of bank premises and equipment and the total accumulated depreciation at December 31, 1997 and 1996 are as follows:

                                          1997                1996
                                       ----------          ----------
Land and buildings                     $1,795,043          $1,795,043
Furniture and equipment                   465,350             465,350
Computer equipment                        344,012             337,561
Computer software                         213,406             213,406
Bank-owned vehicles                        11,107              11,107
                                       ----------          ----------
                                        2,828,918           2,822,467
Less accumulated depreciation           1,421,403           1,285,643
                                       ----------          ----------

                                       $1,407,515          $1,536,824
                                       ==========          ==========


5
--------------------------------------------------------------------------------
DEPOSITS

     The components of deposits at December 31, 1997 and 1996 were as follows:

                                               1997                1996
                                           ------------        ------------

Demand, non-interest bearing               $  8,832,930        $  9,108,292
Demand, interest bearing                     22,532,907          23,189,173
Savings                                      18,272,036          18,504,958
Time, $ 100,000 and over                      8,565,923           8,470,892
Time, other                                  46,520,121          43,700,771
                                           ------------        ------------

                                           $104,723,917        $102,974,086
                                           ============        ============

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




5
--------------------------------------------------------------------------------
DEPOSITS (CONTINUED)

     At December 31, 1997, the scheduled maturities of time deposits are as follows:

1998                                                $   41,792,187
1999                                                     7,890,701
2000                                                     3,380,570
2001                                                     1,076,500
2002                                                       925,569
Thereafter                                                  20,517
                                                    --------------

                                                    $   55,086,044
                                                    ==============


6
--------------------------------------------------------------------------------
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase generally mature within a few days from the transaction date. The securities underlying the agreements were with the Bank's safekeeping agent under the Bank's control.

     The average balance and maximum month-end balances during the year were $501,149 and $3,556,787 respectively. The average interest rate during the year was 4.5%.


7
--------------------------------------------------------------------------------
INCOME TAXES

     The provision for federal income taxes for the years ended December 31, 1997 and 1996 consists of the following:

                         1997                    1996
                       ---------               ---------
Current                $ 409,729               $ 396,039
Deferred                    --                   (10,000)
                       ---------               ---------

                       $ 409,729               $ 386,039
                       =========               =========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS

7
--------------------------------------------------------------------------------
INCOME TAXES (CONTINUED)

     A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the statements of income is as follows:

                                                     Years Ended December 31,
                                                 1997                         1996
                                          ----------------------      ---------------------
                                                          % OF                       % Of
                                                         PRETAX                     Pretax
                                            AMOUNT       INCOME         Amount      Income
                                            ------       ------         ------      ------
Federal income tax at statutory rate      $ 611,000          34%       $ 567,000          34%
Tax exempt interest                        (269,000)        (15)        (246,000)        (15)
Disallowance of interest expense             46,000           3           49,000           3
Change in valuation allowance                22,000           1           19,000           1
Other                                          (271)         --           (2,961)         --
                                          ---------          --        ---------          --

                                          $ 409,729          23%       $ 386,039          23%
                                          =========          ==        =========          ==


     The income tax provision includes $ 4,155 and $ 159 of income taxes related to realized securities gains for the years ended December 31, 1997 and 1996 respectively.

     Net deferred tax assets consist of the following components as of December 31, 1997 and 1996:

                                                                          1997            1996
                                                                       ---------       ---------
Deferred tax assets:
     Allowance for loan losses                                         $ 137,000       $ 116,000
     Deferred compensation                                               184,000         162,000
     Loan origination fees                                                40,000          60,000
     Net unrealized depreciation on securities available for sale             --          35,276
                                                                       ---------       ---------
                                                                         361,000         373,276
     Less valuation allowance                                           (130,000)       (108,000)
                                                                       ---------       ---------

                                                                         231,000         265,276
                                                                       ---------       ---------
Deferred tax liabilities:
     Property and equipment                                               17,000           6,000
     Discount accretion                                                    5,000          15,000
     Net unrealized appreciation on securities available for sale         95,564            --
                                                                       ---------       ---------

                                                                         117,564          21,000
                                                                       ---------       ---------

                                                                       $ 113,436       $ 244,276
                                                                       =========       =========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS


8
--------------------------------------------------------------------------------
LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

     The Bank leases a branch office under an operating lease with a lease term of five years expiring on February 28, 1999 with current monthly payments of $ 1,516. The lease contains an escalation provision subject to increases in real estate taxes paid by the lessor. The Bank is responsible to pay certain utilities and maintenance and repairs during the term of the lease.

     The Bank also leases land upon which it constructed a branch office. The lease expires in January 2006 and requires current monthly payments of $ 2,500 and contains one 10-year renewal option and one 5-year renewal option. The lease contains an escalation provision subject to increases in the Consumer Price Index.

     The total rental expense included in the income statements was $ 48,611 and $ 45,931 for the years ended December 31, 1997 and 1996 respectively.

     Future minimum lease payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1997:

             1998                      $ 48,191
             1999                        33,032
             2000                        30,000
             2001                        30,000
             2002                        30,000
       Thereafter                        92,500
                                       --------

                                       $263,723
                                       ========


9
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS

     Profit-sharing plan:
          The Bank has a qualified profit-sharing plan covering full-time employees. Contributions to the Plan are determined annually at the discretion of the Board of Directors. The amount charged to expense during the years ended December 31, 1997 and 1996 was $ 152,371 and $139,503 respectively.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




9
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS (CONTINUED)

     Deferred supplemental income plan:
          The Bank has adopted various deferred compensation plans for certain directors and officers of the Bank. Under the Plans' provisions, benefits will be payable upon retirement, death or permanent disability of the participant. At December 31, 1997 and 1996, $541,725 and $ 476,812 respectively had been accrued under these contracts. To fund the benefits under these agreements, the Bank is the owner and the beneficiary of life insurance policies on the lives of the directors and officers. The policies had an aggregate cash surrender value of $ 301,504 and $ 256,600 at December 31, 1997 and 1996 respectively.

10
--------------------------------------------------------------------------------
TRANSACTIONS WITH DIRECTORS, PRINCIPAL STOCKHOLDERS AND EXECUTIVE OFFICERS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its directors, principal stockholders, executive officers and their related interests, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons were indebted to the Bank for loans totaling approximately $206,000 and $ 242,000 at December 31, 1997 and 1996 respectively.

     An analysis of the activity with respect to such loans to related parties for the years ended December 31, 1997 and 1996 is as follows:

                                            1997             1996
                                         ---------        ---------
Balance, January 1                       $ 242,000        $ 292,000
New loans during the year                   40,000          117,000
Repayments during the year                 (76,000)        (167,000)
                                         ---------        ---------

Balance, December 31                     $ 206,000        $ 242,000
                                         =========        =========

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




11
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     A summary of the Bank's financial instrument commitments at December 31, 1997 and 1996 is as follows:

                                                        1997            1996
                                                     ----------      ----------
         Commitments to extend credit                $4,416,000      $3,792,000
         Outstanding letters of credit                   10,000         102,000


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

     Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




12
--------------------------------------------------------------------------------
CONCENTRATION OF CREDIT RISK

     The Bank grants commercial, residential and consumer loans to customers primarily located in Carbon, Monroe and Northampton Counties, Pennsylvania. The concentrations of credit by type of loan are set forth in Note 3. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.


13
--------------------------------------------------------------------------------
REGULATORY MATTERS

     The Bank is required to maintain cash reserve balances in vault cash or with the Federal Reserve Bank. The total of those reserve balances was approximately $ 405,000 at December 31, 1997.

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




13
--------------------------------------------------------------------------------
REGULATORY MATTERS (CONTINUED)

     The Bank's actual capital amounts and ratios are presented in the following table.


                                                               Actual
                                                       ----------------------
                                                       Amount          Ratio
                                                       ------         -------
AS OF DECEMBER 31, 1997:
         Total capital (to risk weighted assets)       $19,399         31.50%
         Tier I capital (to risk weighted assets)       18,883         30.66
         Tier I capital (to average assets)             18,883         14.94

AS OF DECEMBER 31, 1996:
         Total capital (to risk weighted assets)       $18,554         31.07%
         Tier I capital (to risk weighted assets)       18,097         30.31
         Tier I capital (to average assets)             18,097         14.87

                                                                          For Capital Adequacy Purposes
                                                       -------------------------------------------------------------------
                                                                    Amount                               Ratio
                                                       -------------------------------      ------------------------------
AS OF DECEMBER 31, 1997:
         Total capital (to risk weighted assets)       greater than or equal to $4,927      greater than or equal to 8.00%
         Tier I capital (to risk weighted assets)      greater than or equal to  2,464      greater than or equal to 4.00
         Tier I capital (to average assets)            greater than or equal to  5,056      greater than or equal to 4.00

AS OF DECEMBER 31, 1996:
         Total capital (to risk weighted assets)       greater than or equal to $4,777      greater than or equal to 8.00%
         Tier I capital (to risk weighted assets)      greater than or equal to  2,388      greater than or equal to 4.00
         Tier I capital (to average assets)            greater than or equal to  4,868      greater than or equal to 4.00


                                                         To Be Well Capitalized Under Prompt Corrective Action Provisions
                                                       --------------------------------------------------------------------
                                                                   Amount                                Ratio
                                                       -------------------------------      -------------------------------
AS OF DECEMBER 31, 1997:
         Total capital (to risk weighted assets)       greater than or equal to $6,159      greater than or equal to 10.00%
         Tier I capital (to risk weighted assets)      greater than or equal to  3,695      greater than or equal to  6.00
         Tier I capital (to average assets)            greater than or equal to  6,320      greater than or equal to  5.00

AS OF DECEMBER 31, 1996:
         Total capital (to risk weighted assets)       greater than or equal to $5,971      greater than or equal to 10.00%
         Tier I capital (to risk weighted assets)      greater than or equal to  3,582      greater than or equal to  6.00
         Tier I capital (to average assets)            greater than or equal to  6,086      greater than or equal to  5.00


     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1997, approximately $ 11,283,000 of retained earnings were available for dividend declaration without prior regulatory approval.


14
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




14
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     The following information should not be interpreted as an estimate of the fair value of the entire bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 1997 and 1996:

          Cash and cash equivalents and federal funds sold:
               The carrying amounts of cash and short-term instruments approximate their fair value.

          Securities:
               Fair values for securities equal quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          Loans receivable:
               The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

          Accrued interest receivable:
               The carrying amount of accrued interest receivable approximates fair value.

          Deposit liabilities and securities sold under agreements to repurchase:
               The fair value of demand deposits, savings accounts, certain money market deposits and securities sold under agreements to repurchase is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

          Accrued interest payable:
               The carrying amount of accrued interest payable approximates fair value.

          Off-balance sheet instruments:
               The fair value of commitments to extend credit and for outstanding letters of credit is estimated using the fees currently charged to enter into similar agreements.

CITIZENS BANK AND TRUST COMPANY
NOTES TO FINANCIAL STATEMENTS




14
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     The estimated fair values of the Bank's financial instruments were as follows at December 31, 1997 and 1996:

                                                                       1997                            1996
                                                              --------------------------       -------------------------
                                                              CARRYING        ESTIMATED        Carrying       Estimated
                                                               AMOUNT         FAIR VALUE        Amount        Fair Value
                                                              --------        ----------       --------       ----------
                                                                                     (In Thousands)
Financial Assets:
     Cash and cash equivalents                             $         4,233   $      4,233     $      2,737   $    2,737
     Federal funds sold                                              2,800          2,800            2,875        2,875
     Securities                                                     61,118         61,140           62,166       62,159
     Loans receivable, net                                          54,080         54,615           51,140       51,562
     Accrued interest receivable                                       986            986              900          900

Financial Liabilities:
     Deposits                                                      104,724        104,774          102,974      103,007
     Securities sold under agreements to repurchase                    262            262                -            -
     Accrued interest payable                                          522            522              453          453

Off-Balance Sheet Financial Instruments:
     Commitments to extend credit and
     outstanding letters of credit                                       -              -                -            -



15
--------------------------------------------------------------------------------
SUBSEQUENT EVENT

     On February 6, 1998, the Bank purchased and retired 370 shares of its common stock for approximately $ 1,173,000.

                                     ANNEXES

A        Agreement and Plan of Reorganization

B        Tax Opinion of Grant Thornton LLP

C        Statute Regarding Dissenters' Rights

D        Tucker Anthony Cleary Gull Fairness Opinion

                                     ANNEX A

                      Agreement and Plan of Reorganization

                      AGREEMENT AND PLAN OF REORGANIZATION
               DATED AS OF THE TWENTY-EIGHTH DAY OF DECEMBER, 1999
                                  BY AND AMONG
                       HARLEYSVILLE NATIONAL CORPORATION,
                             CITIZENS NATIONAL BANK
                                       AND
                         CITIZENS BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                                                            Page(s)
ARTICLE I
THE PLAN OF MERGER .......................................................................................        2
         SECTION 1.1           The Bank Merger ...........................................................        2

ARTICLE II
CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES ..................................................        2
         SECTION 2.1           Conversion of Shares ......................................................        2
         SECTION 2.2           Exchange of Stock Certificates ............................................        4
         SECTION 2.3           Other Matters .............................................................        6

ARTICLE III
REPRESENTATIONS AND WARRANTIES ...........................................................................        7
         SECTION 3.1           Representations and Warranties of CBTC ....................................        7
         SECTION 3.2           Representations and Warranties of HNC .....................................       23
         SECTION 3.3           Representations and Warranties of CNB .....................................       25

ARTICLE IV
COVENANTS OF CBTC ........................................................................................       26
         SECTION 4.1           Conduct of Business .......................................................       26
         SECTION 4.2           Best Efforts ..............................................................       29
         SECTION 4.3           Access to Properties and Records ..........................................       29
         SECTION 4.4           Subsequent Financial Statements ...........................................       30
         SECTION 4.5           Board and Committee Minutes ...............................................       30
         SECTION 4.6           Update Schedule ...........................................................       30
         SECTION 4.7           Notice ....................................................................       31
         SECTION 4.8           Other Proposals ...........................................................       31
         SECTION 4.9           Dividends .................................................................       31
         SECTION 4.10          Core Deposits .............................................................       31
         SECTION 4.11          Affiliate Letters .........................................................       31
         SECTION 4.12          No Purchases or Sales of HNC Common Stock
                               During Price Determination Period .........................................       32
         SECTION 4.13          Accounting Treatment ......................................................       32
         SECTION 4.14          Press Releases ............................................................       32
         SECTION 4.15          Professional Fees .........................................................       32
         SECTION 4.16          Environmental Audits ......................................................       32

ARTICLE V
COVENANTS OF HNC  AND CNB ................................................................................       33
         SECTION 5.1           Best Effort ...............................................................       33

         SECTION 5.2           Access to Properties and Records ..........................................       33
         SECTION 5.3           Subsequent Financial Statements ...........................................       34
         SECTION 5.4           Update Schedule ...........................................................       34
         SECTION 5.5           Notice ....................................................................       34
         SECTION 5.6           No Purchase or Sale of HNC Common Stock During
                               Price Determination Period ................................................       34
         SECTION 5.7           Publicity .................................................................       34
         SECTION 5.8           Director and Officer Liability Insurance ..................................       34
         SECTION 5.9           Shareholder Approval ......................................................       35

ARTICLE VI
CONDITIONS TO CONSUMMATION ...............................................................................       35
         SECTION 6.1           Common Conditions .........................................................       35
         SECTION 6.2           Conditions to Obligations of HNC and CNB ..................................       37
         SECTION 6.3           Conditions to the Obligations of CBTC .....................................       39

ARTICLE VII
TERMINATION ..............................................................................................       40
         SECTION 7.1           Termination ...............................................................       40
         SECTION 7.2           Effect of Termination .....................................................       41
         SECTION 7.3           Expenses ..................................................................       41

ARTICLE VIII
POST MERGER AGREEMENTS ...................................................................................       42
         SECTION 8.1           Employees. ................................................................       42
         SECTION 8.2           Directors. ................................................................       43
         SECTION 8.3           Benefits. .................................................................       43

ARTICLE IX
CLOSING AND EFFECTIVE DATE ...............................................................................       43
         SECTION 9.1           Closing ...................................................................       44
         SECTION 9.2           Effective Date ............................................................       44

ARTICLE X
OTHER MATTERS ............................................................................................       44
         SECTION 10.1          Certain Definitions; Interpretation .......................................       44
         SECTION 10.2          Survival ..................................................................       45
         SECTION 10.3          Parties in Interest .......................................................       45
         SECTION 10.4          Captions ..................................................................       45
         SECTION 10.5          Severability ..............................................................       45
         SECTION 10.6          Access; Confidentiality ...................................................       45
         SECTION 10.7          Waiver and Amendment ......................................................       46
         SECTION 10.8          Counterparts ..............................................................       46

         SECTION 10.9          Governing Law .............................................................       46
         SECTION 10.10         Expenses ..................................................................       46
         SECTION 10.11         Notices ...................................................................       46
         SECTION 10.12         Entire Agreement: Etc. ....................................................       48

         AGREEMENT AND PLAN OF REORGANIZATION dated as of the 28th day of December, 1999 (this "Plan" or this "Agreement"), is entered into by and among Harleysville National Corporation, a Pennsylvania corporation ("HNC"), Citizens National Bank, a national banking association ("CNB") and Citizens Bank and Trust Company, a Pennsylvania chartered bank and trust company ("CBTC") (collectively sometimes referred to as the "Parties").

                                    RECITALS:

         WHEREAS, HNC is a Pennsylvania chartered, multi-institution bank holding company; and

         WHEREAS. Harleysville National Corporation North, Inc. ("HNC North") is a wholly-owned subsidiary of HNC; and

         WHEREAS, CNB is a wholly-owned national bank subsidiary of HNC North;
and

         WHEREAS, CBTC is a Pennsylvania chartered bank and trust company; and

         WHEREAS, the boards of directors of HNC, HNC North, CNB and CBTC have each determined that it is in the best interests of their respective companies to consummate the transactions provided for in this Agreement and the exhibits hereto in the sequential order and manner provided herein and therein;

         WHEREAS, the boards of directors of CNB and CBTC have approved and deem it advisable and in the respective best interests of HNC and the CBTC shareholders to consummate a merger of CBTC with and into CNB pursuant to the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger of even date herewith by and between CNB and CBTC in the form attached hereto as Exhibit 1 (the "Bank Merger Agreement"). Such merger of CBTC with and into CNB on the terms and conditions provided in the Agreement and the Bank Merger Agreement shall be referred to herein and therein as the "Bank Merger".

         WHEREAS, the Parties desire to provide for certain undertakings and conditions, make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and governing the transactions contemplated herein.

         NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto, intending to be legally bound hereby, adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                               THE PLAN OF MERGER

SECTION 1.1 The Bank Merger

         Subject to the terms and conditions of this Agreement, CBTC shall merge with and into CNB (the "Bank Merger") in accordance with the Bank Merger Agreement and pursuant to the provisions of The National Bank Merger Act, 12 U.S.C. Section 215a (the "Bank Merger Act"). CNB shall be the surviving corporation in the Bank Merger (sometimes hereinafter referred to as the "Surviving

Bank") and shall continue to be a national banking association and the separate corporate existence of CNB with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Bank Merger. The name of the Surviving Bank shall be "Citizens National Bank".


                                   ARTICLE II
                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES

SECTION 2.1 Conversion of Shares.

         On the Effective Date (as defined in Section 9.2 of this Agreement) the shares of CBTC Common Stock (defined below) then outstanding shall be converted into shares of HNC Common Stock (defined below), as follows:

         (a) General. Subject to the provisions of this Article II, each share of CBTC Common Stock, par value $50.00 per share ("CBTC Common Stock") issued and outstanding immediately before the Effective Date (other than shares of CBTC Common Stock then owned by HNC or any direct or indirect subsidiary of HNC, other than trust account shares or shares acquired in connection with debts previously contracted) shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, the right to receive 166 shares of HNC Common Stock, par value, $1.00 per share ("HNC Common Stock") (the "Exchange Ratio"). Subject to the provisions of Section 2.1(b), the aggregate number of shares of HNC Common Stock to be issued under this Agreement shall not exceed 919,972 shares and the Exchange Ratio shall be 166.

         (b) Anti-dilution Provision. In the event that HNC shall at any time before the Effective Date: (i) declare or pay a dividend in shares of HNC Common Stock, (ii) combine the outstanding shares of HNC Common Stock into a smaller number of shares, or
                  (iii) subdivide the outstanding shares of HNC Common Stock into a greater number of shares, or (iv) reclassify the shares of HNC stock, then the Exchange Ratio shall be proportionately adjusted accordingly.

         (c) No Fractional Shares. No fractional shares of HNC Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Bank Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of CBTC shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) of this Article II).

         (d) Closing Market Price. For purposes of this Agreement, the Closing Market Price shall be the arithmetic average of the per share closing prices for HNC Common Stock for the twenty (20) trading days immediately preceding the date which is five (5) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing twenty
                  (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if November 1, 1999 were to be the Effective Date, then the Price Determination Period would be September 27, 28, 29, 30, October 1, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15, 18, 19, 20, 21,
                  22, 1999.) In the event that NASDAQ/NMS shall fail to report a closing price for HNC Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid price and the closing asked price as quoted on NASDAQ/NMS for that day. In the event that NASDAQ/NMS shall fail to report a closing price, closing bid price and closing asked price, respectively, for HNC Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by two market makers in HNC Common Stock listed in HNC's 1999 Annual Report to Shareholders; or, in the event that neither of these firms is then making a market in HNC Common Stock, (ii) by two brokerage firms then making a market in HNC Common Stock to be selected by HNC and approved by CBTC.

         (e) CBTC Treasury Stock. Each share of CBTC Common Stock issued and held in the treasury of CBTC as of the Effective Date, if any, shall be canceled, and no cash, stock, or other property shall be delivered in exchange therefor.

         (f) CBTC Common Stock held by HNC. Each share of CBTC Common Stock (other than trust account shares or shares acquired in connection with debts previously contracted) owned by HNC or any direct or indirect subsidiary of HNC on the Effective Date, if any, shall be cancelled.

         (g)      HNC Common Stock.

                  (i) Each share of HNC Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of HNC Common Stock.

                  (ii) Each share of HNC Common Stock issued and held in the treasury of HNC as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of HNC.

SECTION 2.2 Exchange of Stock Certificates.

         CBTC Common Stock certificates shall be exchanged for HNC Common Stock certificates in accordance with the following procedures:

         (a) Exchange Agent. The transfer agent of HNC shall act as exchange agent (the "Exchange Agent") to receive CBTC Common Stock certificates from the holders thereof and to exchange such stock certificates for HNC Common Stock certificates and (if applicable) to pay cash for fractional shares of CBTC Common Stock pursuant to Section 2.1(d) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of CBTC a notice specifying the procedures to be followed in surrendering such shareholder's CBTC Common Stock certificates.

         (b) Surrender of Certificates. As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of CBTC shall surrender his CBTC Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of CBTC shall be unable to surrender his CBTC Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by HNC for issuing replacement certificates to HNC shareholders whose HNC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of CBTC Common Stock certificates from a former CBTC shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a HNC Common Stock certificate representing the whole number of shares of HNC Common Stock into which such shareholder's shares of CBTC Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(c) of this Agreement, in lieu of the issuance of a fractional share.

         (c) Dividend Withholding. Dividends, if any, payable by HNC after the Effective Date to any former shareholder of CBTC who has not prior to the payment date surrendered his CBTC Common Stock certificates may, at the option of HNC, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of CBTC upon proper surrender of his CBTC Common Stock certificates.

         (d) Failure to Surrender Certificates. All CBTC Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of CBTC shall not have properly surrendered his CBTC Common Stock certificates within two (2) years after the Effective Date, the shares of HNC Common Stock that would otherwise have been issued to him may, at the option of HNC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of CBTC shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of CBTC, without interest, upon proper surrender of his CBTC Common Stock certificates.

         (e) Expenses of Share Surrender and Exchange. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by HNC. Notwithstanding the foregoing, no party hereto will be liable to any holder of CBTC Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

         (f) Exchange Procedures. Each certificate for shares of CBTC Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of HNC Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of CBTC Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of HNC Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of CBTC Common Stock which are surrendered. As promptly as practicable after the Effective Date, HNC shall send, or cause to be sent, to each shareholder of record of CBTC Common Stock, transmittal materials for use in exchanging certificates representing CBTC Common Stock for certificates representing HNC Common Stock into which the former have been converted in the Reorganization and Bank Merger.

         (g) Closing of Stock Transfer Books; Cancellation of CBTC Certificates. Upon the Effective Date, the stock transfer books for CBTC Common Stock will be closed and no further transfers of shares of CBTC Common Stock will thereafter be made or recognized. All certificates for shares of CBTC Common Stock surrendered pursuant to this Article II will be canceled by HNC.

         (h) Rights Evidenced by Certificate. Each certificate for shares of HNC Common Stock issued in exchange for certificates of CBTC Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of HNC Common Stock from the Effective Date. Until surrendered, each certificate theretofore evidencing shares of CBTC Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of HNC Common Stock pursuant to Section 2.2(f) hereof. If certificates for shares of CBTC Common Stock are exchanged for HNC Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of HNC Common Stock subsequent to the Effective Date, HNC will pay cash in an amount equal to dividends theretofore payable on such HNC Common Stock and pay or deliver any other distribution to which holders of shares of HNC Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 2.2 upon surrender of certificates for shares of HNC Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of CBTC Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of CBTC Common Stock are surrendered by a CBTC shareholder to HNC for exchange, HNC shall have the right to withhold dividends or any other distributions, without interest, on the shares of the HNC Common Stock issuable to such shareholder.

         (i) Payment Procedures. As soon as practical after the Effective Date, HNC shall make payment of the cash consideration provided for in Section 2.1(c) to each person entitled thereto.

         (j) Unclaimed Shares. In the event that any certificates for shares of CBTC Common Stock have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Date, HNC may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of HNC Common Stock which such holders are entitled to receive under Section 2.1(a) hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as HNC shall determine. If, in the opinion of counsel for HNC, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. HNC shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for shares of CBTC Common Stock whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of CBTC Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered certificates for shares of CBTC Common Stock whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by HNC for their respective accounts, and such holders shall not be entitled to receive any

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                  interest on such net sale proceeds held by HNC.

SECTION 2.3 Other Matters.

         (a) Notwithstanding any term of this Agreement to the contrary, HNC shall have the right to cause CBTC to be the Surviving Bank of the Bank Merger described at Section 1.1(a), so long as the exercise of such right does not have a material adverse effect on the interests of the CBTC shareholders or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

         (b) Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

                  (i) to preclude HNC from acquiring or assuming, or to limit in any way the right of HNC to acquire or assume, prior to or following the Effective Date, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of HNC Common Stock, or otherwise;

                  (ii) to preclude HNC from issuing, or to limit in any way the right of HNC to issue, prior to or following the Effective Date, HNC Common Stock, HNC Preferred Stock or other securities;

                  (iii) to preclude HNC from granting employee, director or compensatory options at any time with respect to HNC Common Stock, HNC Preferred Stock or other securities;

                  (iv) to preclude option holders of HNC from exercising options at any time with respect to HNC Common Stock, HNC Preferred Stock or other securities; or

                  (v) to preclude HNC from taking, or to limit in any way the right of HNC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of CBTC.

         CBTC represents and warrants to HNC (and the word "it" in this Article III refers to CBTC

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and each subsidiary of it) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

         (a) Corporate Organization and Qualification. CBTC is a Pennsylvania chartered bank, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CBTC has the requisite corporate power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Except as disclosed on Annex 3.1(a), CBTC has made available to HNC a complete and correct copy of the charter and bylaws of CBTC and such charter and such bylaws are in full force and effect as of the date hereof.

         (b) Authorized Capital. The authorized capital stock of CBTC consists of 5,542 shares of CBTC Common Stock all of which were issued and outstanding as of the date of this Agreement. All of the outstanding shares of capital stock of CBTC have been duly authorized and are validly issued, fully paid and nonassessable. CBTC has no shares of capital stock reserved for issuance. CBTC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of CBTC have not been issued in violation of any preemptive rights. There are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of CBTC. After the Effective Date, CBTC will have no obligation which is being assumed by HNC which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1 (n)).

         (c)      Subsidiaries. CBTC has no subsidiaries.

         (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by applicable law, CBTC's articles of incorporation or bylaws cast by all holders of CBTC Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 6.1(b) hereof, CBTC has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and the Bank Merger Agreement and to consummate the transactions applicable to it contemplated hereby. This Agreement and the Bank Merger Agreement has been duly and validly executed and delivered by CBTC and constitutes the valid and binding obligations of CBTC enforceable against it, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

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         (e)      No Violations. The execution, delivery and performance of this
                  Agreement by it does not, the execution, delivery and performance of the Bank Merger Agreement by it will not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 6.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Bank Merger, (ii) a breach or violation of, or a default under CBTC's articles of incorporation, or its bylaws, or
                  (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Bank Merger; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities, (x) the approval of its shareholders referred to in Section 6.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Bank Merger.

         (f) Financial Statements and Regulatory Reports. CBTC has delivered to HNC and CNB its (i) Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity, and Statements of Cash Flows of CBTC for the years ended December 31, 1998 and December 31, 1997, certified by Beard & Company, Inc. and
                  (ii) Call Reports, Consolidated Reports of Condition and Income, (the aforementioned consolidated report of condition and income as of September 30,1999, is referred to herein as the "Bank Balance Sheet") and accompanying schedules, filed by CBTC with any regulatory authority for each calendar quarter, beginning with the quarter ended December 31, 1998, through the Effective Date ("CBTC Regulatory Reports"). Each of the foregoing financial statements fairly presents the financial condition, assets and liabilities, and results of operations of CBTC at their respective dates and for the respective periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto. The books and records of CBTC are maintained in

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                  accordance with generally accepted accounting principles
                  consistently applied. The CBTC Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods issued by such statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholders' equity of CBTC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (g) Absence of Undisclosed Liabilities. Except as disclosed in Annex 3.1(g), or as reflected, noted or adequately reserved against in the Bank Balance Sheet, as at September 30, 1999, CBTC had no liabilities (whether accrued, absolute or contingent) or asset impairment which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as disclosed in Annex 3.1(g), since September 30, 1999, CBTC has not incurred any such liability, other than liabilities of the same nature as those set forth in the Bank Balance Sheet, all of which have been reasonably incurred in the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business").

         (h) Absence of Certain Changes or Events. Since January 1, 1999 to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations, resources or personnel or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it. It has, as of the date hereof, sufficient personnel currently employed and at work to operate its business in the Ordinary Course of Business.

         (i) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1995. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania tax filings arising under the Bank Shares Tax, Single Excise Tax and the Amended 1989 Bank Shares Tax and/or similar taxes, required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate

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                  provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of CBTC, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (j) Litigation and Liabilities. Except as set forth in Annex 3.1(j), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters or any other fact or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of
                  it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

         (k) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the CBTC Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor, except as disclosed on Annex 3.1(k), has it been advised by any CBTC Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         (l)      Agreements.

                  (i) Except as set forth in Annex 3.1(l) attached hereto, as of the date of this Agreement, it is not a party to, or bound by, any oral or written:

                               (A) "material contract" as such term is defined in Item 601(b)(10)

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                                            of Regulation S-K promulgated by the
                                            SEC;

                               (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                               (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                               (D)          agreement with respect to any
                                            officer providing any term of
                                            employment or compensation guarantee
                                            extending for a period longer than
                                            one year or for a payment in excess
                                            of $10,000;

                               (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                               (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                               (G)          agreement, contract or
                                            understanding, other than this
                                            Agreement, regarding the capital
                                            stock of CBTC or committing to
                                            dispose of some or all of the
                                            capital stock or substantially all
                                            of the assets of CBTC; or

                               (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

                  (ii) It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective

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                               properties or assets is subject, other than such
                               defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

         (m) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

         (n) Employee Benefit Plans. Annex 3.1(n) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers or other employees (hereinafter referred to collectively as the "Employee Plans").

                  (i) All of the Employee Plans maintained by it comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; no Employee Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in any material penalties, taxes or other events under
                               Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

                  (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with CBTC under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                  (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the

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                               "benefit liabilities" (as defined in Section
                               4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

                  (iv) CBTC has not provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) CBTC has not contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (vi) Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

                  (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

                  (viii) CBTC has not committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements or excise taxes which

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                               may be subsequently imposed or assessed which are
                               not material in amount.

                  (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan, other than routine claims for benefits.

                  (x) CBTC has made no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Employee Plan, and, except as to Covered Persons (as defined in Section 8.3) CBTC does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

                  (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by CBTC to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

                  (xii) All annual reports have been filed timely with respect to each Employee Plan, it has made available to HNC a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1993, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA,
                               (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

                  (xiii)       Except as to Covered Persons (as defined by
                               Section 8.3), there are no retiree health benefit plans except as required to be maintained by COBRA.

         (o) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the CBTC consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With

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                  respect to any property leased by it, there are no defaults by it, or, to its knowledge, any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or, to its knowledge, any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement of which it has knowledge which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

         (p) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

         (q) Fees. Except as set forth in Annex 3.1(q) attached hereto, neither it nor any of its respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (r) Environmental Matters. For purposes of this Section 3.1, the following terms shall have the indicated meaning:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the Federal

                                      A-16
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                  Water Pollution Control Act, as amended, 33 U.S.C. Section
                  1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                  "CBTC Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in CBTC's loan portfolio, or properties owned or operated by CBTC (including, without limitation, in a fiduciary capacity).

         Except as set forth on Annex 3.1(r) hereto:

                  (i) CBTC has not been nor is in violation of or held to be liable under any Environmental Law.

                  (ii) None of the CBTC Loan Portfolio Properties and Other Properties Owned have been or, to CBTC's knowledge, are in violation of or have been held to be liable under any Environmental Law.

                  (iii) CBTC has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by CBTC, except as disclosed on Annex 3.1(r). In particular, without limiting the generality of the foregoing sentence, except as disclosed on Annex 3.1(r), CBTC has no knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by CBTC; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing

                                      A-17
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                               PCB's are or have been located on any of the real
                               estate now or previously owned or acquired
                               (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by CBTC;
                               (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by CBTC.

                  (iv) Except as previously disclosed in Annex 3.1(r), there is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition on CBTC of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to CBTC's knowledge, threatened against CBTC; to CBTC's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and CBTC is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         (s) Allowance. The allowance for loan and lease losses shown on CBTC's consolidated statement of financial condition as of December 31, 1998 was, and the allowance for loan and lease losses shown on CBTC's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of CBTC, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date. It has disclosed to HNC in writing prior to the date hereof the amounts of all past due loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets, and it shall disclose promptly to HNC after the end of each quarter after the date hereof and on the Effective Date the amounts thereof as of such dates. It has disclosed to HNC in writing prior to the date hereof the amounts of all overdrafts occurring since June 1, 1999 and it shall disclose promptly to HNC after the end of each quarter after the date hereof and on the Effective Date the amount of such overdrafts. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

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         (t)      Material Interests of Certain Persons. Except as noted in
                  Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

         (v) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1997 are set forth in Annex 3.1(v).

         (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (x) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Bank Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the CBTC Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders approve the Bank Merger and the transactions contemplated thereby.

         (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to HNC, to the effect that the Exchange Ratio specified in this Agreement, at the time of its execution, is fair to CBTC shareholders from a financial point of view.

         (z) Fidelity Bonds. Since at least December 31, 1993, CBTC has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since December 31, 1993, the aggregate amount of all potential claims under such bonds has not exceeded $50,000 and CBTC is not aware of any facts which would reasonably form the basis of a claim under such bonds. CBTC has no reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

         (aa) Condition of Tangible Assets. Except as set forth in Annex 3.1(aa), all buildings,

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                  structures and improvements on the real property owned or
                  leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

         (bb) Loans by CBTC. Since December 31, 1990 and except as shown on Annex 3.1(bb), in the aggregate, the loans by CBTC have been lawfully made, constitute valid debts of the obligors, have been issued, granted or made by CBTC in the Ordinary Course of Business, are subject to the terms of payment as shall have been agreed upon between CBTC and each customer, and CBTC does not know of any applicable set-off or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days or more past due as of October 31, 1999, and as of the last day of each month for each of the preceding twelve (12) months thereto has been previously delivered to HNC. No part of the amount collectible under any loan is contingent upon performance by CBTC of any obligation and no agreement for participation, in which CBTC has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts. CBTC does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by CBTC relating to claims based on theories of "lenders' liability" or any other basis.

         (cc) Regulatory Compliance - Pennsylvania Department of Banking. CBTC is in compliance in all material respects with the applicable rules and regulations of the Pennsylvania Department of Banking, except as noted in Annex 3.1(cc).

         (dd) Regulatory Compliance - FDIC. Except as noted on Annex 3.1(dd) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

         (ee) Capital Compliance. As of the date of this Agreement, CBTC was in compliance with the minimum capital requirements applicable to Pennsylvania chartered banking associations, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

         (ff) Software Application; Year 2000. Except as noted on Annex 3.1(ff), CBTC is in compliance with all requirements announced or promulgated by the CBTC Regulatory Agencies and by the Federal Financial Institutions Examination Council

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                  in connection with Year 2000 preparedness and compliance. To its knowledge, CBTC does not use any software material to its operations that is not Year 2000 compliant.

         (gg) Owned Software. To its knowledge, CBTC does not use any software material to its operations that has been designed or developed by CBTC's management information or development staff or by consultants on CBTC's behalf.

         (hh) Licensed Software. The software material to its operations that is used by CBTC is licensed from third party licensors or constitutes "off-the-shelf" software, is held by CBTC legitimately and, except as set forth on Annex 3.1(hh), is fully transferable hereunder without any third party consent. All of CBTC's computer hardware has legitimately licensed software installed therein.

         (ii) No Errors; Nonconformity. The software material to its operations that is used by CBTC is free from any material defect or programming or documentation error, operates and runs in a reasonable and efficient business manner and conforms to the stated specifications thereof.

         (jj) No Bugs or Viruses. CBTC has not knowingly altered its data, or any software material to its operations which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. Except as set forth on Annex 3.1(jj) hereto, CBTC has no knowledge of the existence of any bugs or viruses with respect to such software.

         (kk) Documentation. CBTC has furnished HNC and CNB with true and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the software material to its operations.

         (ll) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against CBTC, and due on or prior to the date of this Agreement, have been paid in full.

         (mm) Proxy Statement/Prospectus., Etc. With respect to all information relating to CBTC, CBTC Common Stock and actions taken and statements made by CBTC in connections with the transactions contemplated herein (except for information provided by HNC and its subsidiaries) neither (i) the Proxy Statement/Prospectus (as defined herein at Section 5.1(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 5.1(b)) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of CBTC or at the date of the meeting of the CBTC shareholders at which the shareholders will consider this Agreement (the "CBTC Shareholders' Meeting") nor (ii) any other documents to be filed by CBTC with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (nn) Significant Customers. Prior to the date of this Agreement, CBTC has delivered to HNC a true and correct list identifying all significant customers of CBTC. For purposes of this
                  Section 3.1, a "significant customer" shall mean any customer who had (i) aggregate outstanding loans in the amount of $50,000 or more, or (ii) aggregate daily deposits in the amount of $50,000 or more.

         (oo) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to CBTC, CBTC Common Stock and CBTC's involvement in the transactions contemplated hereby) including, without limitation, the Annexes attached hereto, nor any financial statement, schedule (certificate, or other statement or document delivered by CBTC to HNC and CNB in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by CBTC to HNC in connection with the Registration Statement (as defined in Section 5.1(b) of this Agreement), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

         (pp) Beneficial Ownership of HNC Common Stock. Prior to the Effective Date, CBTC and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of HNC Common Stock.

         (qq) Non-Registration Under the 1934 Act. CBTC Common Stock is neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

         (rr) Deposit Insurance. The deposits of CBTC are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and CBTC has timely paid all assessments and timely filed all reports required to be paid or filed by the Federal Deposit Insurance Act.

         (ss) Repurchase Agreements. Except as disclosed on Annex 3.1(ss), with respect to any agreement pursuant to which CBTC has purchased securities subject to an agreement to resell, if any, CBTC has a valid repurchase agreement or other instrument governing such securities, CBTC expects no material financial losses arising from such repurchase agreements or other such instruments, and the value of such securities equals or exceeds the amount of the contra party's repurchase obligation. Except as disclosed on Annex 3.1(ss), which identifies location and type of securities, CBTC maintains physical possession of purchased securities that are subject to an agreement to resell.

         (tt) Assumability of Contracts and Leases. Except as disclosed on Annex 3.1(tt), all Material Contracts between CBTC and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by CBTC to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as disclosed on Annex 3.1(tt), each lease pursuant to which CBTC, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee, or, to CBTC's knowledge, on the part of any of the other parties thereto, any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of CBTC.

         (uu) Absence of Questionable Payments. From and after December 31, 1995, CBTC has not, nor, to its knowledge, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, CBTC (i) used any CBTC corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any CBTC corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from CBTC.

         (vv) Powers of Attorney; Guarantees. Except as set forth on Annex 3.1(vv), CBTC does not have any power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the Ordinary Course of Business which are listed on Annex 3.1(vv)

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         (ww)     Adjustable Rate Mortgages. CBTC has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

         (xx) CRA Compliance. CBTC has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. CBTC has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

         (yy) Derivatives. Except as set forth on Annex 3.1(yy), CBTC does not own or hold any derivatives, "caps", or "floors", in its investment portfolio.

         (zz) Annual Meeting Documents. CBTC has delivered, or will deliver to HNC copies of its notice of annual meeting, form of proxy and any other report provided upon request to any CBTC shareholder used or for use in connection with its meetings of shareholders held in 1999, 1998 and 1997.

         (aaa) Trust Department and Fiduciary Relationships. CBTC has established, maintained and administered all fiduciary and custodian relationships, accounts and agreements, and undertaken and performed all fiduciary and custodian duties, obligations and responsibilities in compliance in all material respects with all applicable laws statutes, rules, regulation and the governing instruments such fiduciary and custodian relationships.

         (bbb) Accuracy of Representations. Until and as of Closing, CBTC will promptly notify HNC if any of the representations contained in this Section 3.1 cease to be true and correct subsequent to the date hereof. Further, no representations made by CBTC pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 3.2 Representations and Warranties of HNC.

         HNC represents and warrants to CBTC that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

         (a) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of HNC, and, except for the completion of the liquidation of HNC North, no other corporate action on the part of HNC is necessary to authorize the


                                      A-24
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                  approval of this Agreement or the consummation of the
                  transactions contemplated herein. This Agreement has been duly executed and delivered by HNC and, assuming due authorization, execution and delivery by CBTC, receipt of required regulatory approvals and the approval of the CBTC shareholders, constitutes a valid and binding obligation of HNC, enforceable against HNC in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or principles of equity. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNC is a party or by which HNC or any of its properties are bound.

         (b) Organization and Standing. HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. HNC owns, directly or indirectly all of the issued and outstanding shares of capital stock of Harleysville National Bank and Trust Company, HNC North, Inc., The Citizens National Bank and Security National Bank. Harleysville National Bank & Trust Company, The Citizens National Bank and Security National Bank are national banking associations validly existing and in good standing under the laws of the United States, and are duly authorized to engage in the banking business as insured banks under the Federal Deposit Insurance Act, as amended. Harleysville National Bank and Trust Company and The Citizens National Bank are authorized to engage in trust activities.

         (c) Capitalization. The authorized capital stock of HNC consists of Thirty Million (30,000,000) shares of common stock, par value One Dollar ($1.00) per share ("HNC Common Stock") of which, as of the date of this Agreement, 7,915,130 shares were issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of HNC Common Stock to be issued in connection with the Bank Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         (d) Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of HNC which have been delivered to CBTC are true, correct, and complete in all material respects.

         (e) Annual Reports and Financial Statements. HNC has delivered to CBTC true and complete copies of (i) HNC's Annual Report on Form 10-K for HNC's fiscal year ended December 31, 1998, containing consolidated balance sheets of HNC at

                  December 31, 1998 and December 31, 1997 and consolidated statements of earnings, changes in shareholders' equity and cash flows of HNC for the three years ended December 31, 1998, 1997 and 1996 and such financial statements have been certified by Grant Thornton LLP, and (ii) HNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, containing unaudited consolidated balance sheets of HNC as at such date and unaudited consolidated statements of earnings and cash flows of HNC for the three-month period reflected therein. HNC has also delivered to CBTC true and correct copies of its annual reports on Form 10-K for the years 1998, 1997 and 1996, together with its annual reports to shareholders for the same periods. All such reports (collectively, the "HNC Reports") (i) comply in all material respects with the requirements of the rules and regulations of the SEC, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by HNC with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which HNC is responsible for filing with the SEC or any regulatory agency in connection with the Bank Merger will comply as to form in all material respects with the requirements of applicable law.

         (f) Absence of Undisclosed Liabilities. Except as disclosed in Annex 3.2(f) or as reflected, noted or adequately reserved against in the HNC Balance Sheet, at September 30, 1999, HNC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in Annex 3.2(f), since September 30, 1999, HNC has not incurred any such liability other than liabilities of the same nature as those set forth in the HNC Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

         (g) Absence of Changes. Since September 30, 1999, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB.

         (h) Litigation. Except as disclosed in Annex 3.2(h): (i) there is no litigation, investigation or proceeding pending, or to the knowledge of HNC threatened, that involves HNC or its properties and that, if determined adversely to HNC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of


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                  understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or restrict in any manner the right of HNC to conduct its business as presently conducted; and (iii) HNC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to HNC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC. For purposes of this Section 3.2(h), HNC shall be deemed to include CNB.

         (i) Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 5.1 of this Agreement) is mailed to the shareholders of CBTC and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to HNC and CNB, HNC Common Stock, and actions taken and statements made by HNC, HNC North and CNB in connection with the transactions contemplated herein (other than information provided by CBTC to HNC and CNB), will: (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

SECTION 3.3  Representations and Warranties of CNB

         CNB represents and warrants to CBTC as of even date herewith as follows:

         (a) Capital Structure of CNB. CNB is authorized to issue One Million (1,000,000) shares of capital stock, par value One Dollar ($1.00) per share, of which all shares outstanding are owned by HNC.

         (b) Organization and Standing. CNB is a national banking association which is duly organized, validly existing and in good standing under the laws of the United States. CNB has full power and lawful authority to own and hold its properties and to carry on its present business.

         (c) Authorized and Effective Agreement. The execution, delivery and performance of this Agreement and the Bank Merger Agreement have been duly and validly authorized by the Board of Directors of the CNB. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which CNB is a party or by which it is bound or any law, regulation, order, decree or any provision of its Articles of Incorporation or By-laws.


                                   ARTICLE IV
                               COVENANTS OF CBTC

SECTION 4.1 Conduct of Business.

         Except as otherwise consented to by HNC and CNB in writing, CBTC shall:

         (a) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business");

         (b) to the extent consistent with prudent business judgment, use all reasonable efforts to: (i) preserve its present business organization; (ii) maintain good relationships with its employees; (iii) retain the services of its officers and employees; (iv) maintain sufficient personnel employed and at work to operate its business in the Ordinary Course of Business; and (v) maintain its relationships with customers, suppliers and others having business dealings with CBTC;

         (c) maintain all of CBTC's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

         (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to CBTC;

         (e) keep in full force and effect all insurance policies now carried by CBTC;

         (f) perform in all material respects each of CBTC's obligations under all material agreements, contracts, instruments and other commitments to which CBTC is a party or by which CBTC may be bound or which relate to or affect its properties, assets and business;

         (g) maintain its books of account and other records in the Ordinary Course of Business;

         (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to CBTC and to the conduct of its business;

         (i)      not amend CBTC's Articles of Incorporation or Bylaws;

         (j) not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of CBTC's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

         (k) not take or permit to be taken on its behalf any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

         (l) not declare, set aside or pay any dividend or make any other distribution in respect of CBTC Common Stock, except as provided in Section 4.9 of this Article IV;

         (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of CBTC Common Stock or any other equity or debt securities of CBTC or any securities convertible into CBTC Common Stock;

         (n) except as specifically provided herein, not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of CBTC; except that CBTC may grant general salary increases and year-end bonuses to individual employees in the ordinary course of business consistent with past practice;

         (o) not enter into any related party transaction of the kind contemplated in Section 3.1(l) of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features and after disclosure of such to HNC;

         (p) not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

         (q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees; with the exception that CBTC may pay to such current employees of its choosing retention bonuses in an aggregate amount not to exceed $40,000, said bonuses to be paid prior to the Effective Date.

         (r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets other than in the Ordinary Course of Business and consistent with prior practice;

         (s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of CBTC or any business combination with CBTC other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above, provided, however, that it may respond to an unsolicited, bona fide, written offer, after receipt of a written opinion (subject only to normal and customary qualifications) of outside counsel that the failure to do so would constitute a breach of the CBTC board of directors' fiduciary duty; or fail to notify HNC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with CBTC;

         (t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulation or take any action that would preclude satisfaction of the condition to closing contained in Section 6.2(e) relating to financial accounting treatment of the Bank Merger;

         (u) not make any loan or other credit facility commitment in excess of $150,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

         (v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at December 31, 1998;

         (w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

         (x) not enter into any participation arrangements or approvals of extensions of credit in excess of $350,000.00 or renew, expand or modify any outstanding participation arrangements or approvals;

         (y) not take any action which would result in any of the representations and warranties of CBTC set forth in this Agreement becoming untrue in any material respect as of any date after the date hereof;

         (z) not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

         (aa) not purchase any security for its investment portfolio except in conformance with its investment policy in effect as of September 30, 1999.

         (bb) not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which CBTC is a party, other than in the Ordinary Course of Business consistent with past practice;

         (cc) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially and adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction; and

         (dd)     not agree to any of the foregoing items (i) through (cc).

SECTION 4.2 Best Efforts.

         CBTC shall cooperate with HNC and CNB and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VI of this Agreement and to consummate this Agreement and the Bank Merger Agreement. In particular, without limiting the generality of the foregoing sentence, CBTC shall:

         (a) cooperate with HNC and CNB in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 5.1(b) of this Agreement);

         (b) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders of CBTC, unless, prior to calling such meeting, it receives a written opinion (subject only to normal and customary qualifications) of outside counsel that the adoption of this Agreement and the Bank Merger Agreement would constitute a breach of the CBTC board of directors' fiduciary duty;

         (c) cooperate with HNC and CNB in making CBTC's employees reasonably available for training by HNC and CNB prior to the Effective Date, to the extent that such training is deemed reasonably necessary by HNC and CNB to ensure that CBTC's offices will be properly operated as a part of CNB after the Bank Merger;

         (d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made by CBTC in accordance with generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the Pennsylvania Department of Banking and FDIC;

         (e) suspend any dividend reinvestment and/or stock repurchase plan, as soon as practicable; and

         (f) modify the Articles of Incorporation or Bylaws or any other documents of CBTC reasonably requested by HNC necessary to effectuate the transactions contemplated hereby.

SECTION 4.3 Access to Properties and Records.

         CBTC shall give to HNC and CNB and their authorized representatives (including without limitation their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of CBTC as HNC or CNB may reasonably request, subject to the obligations of HNC and CNB and their authorized representatives to maintain the confidentiality of all non-public information concerning CBTC obtained by reason of such access.

SECTION 4.4 Subsequent Financial Statements .

         Between the date of execution of this Agreement and the Effective Date, CBTC shall promptly prepare and deliver to HNC and CNB as soon as practicable all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for CBTC, including all audit reports submitted to CBTC by independent auditors in connection with each annual, interim or special audit of the books of CBTC made by such accountants. In particular, without limiting the generality of the foregoing sentence, CBTC shall deliver to HNC and CNB as soon as practicable a balance sheet as of September 30, 1999 and a related statement of income for the three (3) months then ended (which financial statements are hereinafter referred to as the "September 30, 1999 Financial Statements"). The representations and warranties set forth in Section 3.1(f) of this Agreement shall apply to the September 30, 1999 Financial Statements.

SECTION 4.5 Board and Committee Minutes.

         CBTC shall provide to HNC, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

SECTION 4.6 Update Schedule.

         CBTC shall promptly disclose to HNC and CNB in writing any change, addition, deletion or other modification to the information set forth in the Annexes to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve CBTC from any and all liabilities for prior statements and disclosures to HNC and CNB.

SECTION 4.7 Notice.

         CBTC shall promptly notify HNC and CNB in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to HNC and CNB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of CBTC.

SECTION 4.8 Other Proposals.

         CBTC shall not authorize or permit any officer, director, employee, agent, consultant, counsel or other representative to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from any persons other than HNC or CNB concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of CBTC, or any assets or business thereof (except that CBTC officers may respond to inquiries from analysts, regulatory authorities and holders of CBTC Common Stock in the Ordinary Course of Business); and CBTC shall notify HNC immediately if any such discussions or negotiations are sought to be initiated with CBTC by any such person other than HNC or if any such requests for information, inquiries, proposals or communications are received from any person other than HNC. Provided, however, that CBTC may respond to an unsolicited bona fide written offer if it receives a written opinion (subject only to normal and customary qualifications) of outside counsel that the failure to respond would constitute a breach of the CBTC board of directors' fiduciary duty.

SECTION 4.9 Dividends.

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

         Between the date of this Agreement and the Effective Date, CBTC shall only declare and pay cash dividends as provided herein. CBTC shall only pay regular quarterly cash dividends in an amount not in excess of $40.00 per share. Dividend declaration and payment dates shall be consistent with prior practices of CBTC. Provided, however, that if the Effective Date of the transaction were to entitle CBTC shareholders to a quarterly cash dividend for the respective calendar quarter, from CBTC and subsequently HNC, then CBTC shall not pay a dividend in said quarter.

SECTION 4.10 Core Deposits.

         CBTC shall use commercially reasonable efforts to maintain deposits.

SECTION 4.11 Affiliate Letters.

         CBTC shall deliver or cause to be delivered to HNC and CNB, at or before the Closing (as defined in Section 1.1(c) of this Agreement), a letter or agreement from each officer, director and shareholder of CBTC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of CBTC, in form and substance satisfactory to HNC and CNB, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of HNC Common Stock to be received by such person pursuant to this Agreement.

SECTION 4.12 No Purchases or Sales of HNC Common Stock During Price Determination Period.

         Neither CBTC nor any executive officer or director of CBTC nor any shareholder of CBTC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933
Act) of CBTC shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of HNC Common Stock or any options, rights or other securities convertible into shares of HNC Common Stock during the Price Determination Period.

SECTION 4.13 Accounting Treatment.

         CBTC acknowledges that HNC presently intends to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. CBTC shall not take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude HNC from treating such business combination as a "pooling of interests" for financial reporting purposes.

SECTION 4.14 Press Releases.

         CBTC shall not issue any press release related to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby as to which HNC has not given its prior written consent, and shall consult with HNC as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit CBTC from making any disclosure which its counsel deems reasonably necessary.

SECTION 4.15 Professional Fees.

         CBTC shall not incur professional expenses in connection with the transactions contemplated by this Agreement in excess of $450,000 unless CBTC and HNC mutually agree in writing to increase such amount because of unique and unforeseen circumstances. Nothing contained herein shall be interpreted to impair CBTC's obligations to pay professional fees pursuant to contracts in effect as of the date of this Agreement. Such professional expenses shall include those paid and payable to attorneys, accountants, consultants and investment bankers.

SECTION 4.16 Environmental Audits.

         CBTC shall permit, if HNC elects to do so at its own expense, environmental audits to be performed at any physical location owned, leased or occupied on the date hereof by CBTC.


                                    ARTICLE V
                            COVENANTS OF HNC AND CNB

         From the date of this Agreement until the Effective Date (as defined in Section 1.1(d) of this Agreement), HNC and CNB covenant and agree to do the following:

SECTION 5.1 Best Efforts.

         HNC and CNB shall cooperate with CBTC and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VI of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, HNC and CNB agree to do the following:

         (a) Applications for Regulatory Approval. HNC and CNB shall promptly prepare and file, with the cooperation and assistance of CBTC, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         (b) Registration Statement. HNC shall promptly prepare, with the cooperation and assistance of CBTC, and file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of HNC Common Stock to be issued under the provisions of this Agreement. HNC may rely upon all information provided to it by CBTC in this connection and HNC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by HNC in reliance upon any information provided to HNC by CBTC or by its agents and representatives. HNC will advise CBTC, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed. HNC shall provide a copy of the Registration Statement to CBTC for comment and review at least five (5) business days in advance of the anticipated filing date.

         (c) State Securities Laws. HNC and CNB, with the cooperation of CBTC, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

         (d) Liquidation of HNC North. HNC shall approve the HNC North Plan of Liquidation and the transactions contemplated thereby and the liquidation of HNC North shall have been completed.

SECTION 5.2 Access to Properties and Records.

         HNC and CNB shall give to CBTC and to its authorized representatives (including without limitation counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of HNC and CNB as they may reasonably request, subject to their obligation and the obligation of their authorized representatives to maintain the confidentiality of all non-public information concerning HNC or CNB obtained by reason of such access.

SECTION 5.3 Subsequent Financial Statements.

         Between the date of execution of this Agreement and the Effective Date, HNC shall promptly prepare and deliver to CBTC as soon as practicable each Quarterly Report to HNC's shareholders and any Annual Report to HNC's shareholders normally prepared by HNC and any Current Report on Form 8-K filed by HNC with the SEC. The representations and warranties set forth in Sections
3.2 of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to HNC's shareholders and to the information contained in any Current Report on Form 8-K.

SECTION 5.4 Update Schedule.

         HNC and CNB shall promptly disclose to CBTC in writing any change, addition, deletion or other modification to the information set forth in its Annexes to this Agreement.

SECTION 5.5  Notice.

         HNC and CNB shall promptly notify CBTC in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to them in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB.

SECTION 5.6 No Purchase or Sale of HNC Common Stock During Price Determination Period.

         Neither HNC nor any subsidiary of HNC, nor any executive officer or director of HNC or any subsidiary of HNC, nor any shareholder of HNC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of HNC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of HNC Common Stock or any options, rights or other securities convertible into shares of HNC Common Stock during the Price Determination Period; provided, however, that HNC may purchase shares of HNC Common Stock in the Ordinary Course of Business during the Price Determination Period pursuant to HNC's employee benefit plans, stock option plans or HNC's dividend reinvestment and stock purchase plan.

SECTION 5.7 Publicity.

         HNC shall provide to CBTC, for review and comment, copies of any public disclosure or press releases related to this Agreement and the Bank Merger Agreement and the transactions contemplated hereby or thereby, prior to any public release of such disclosure or press release.

SECTION 5.8 Director and Officer Liability Insurance.

         For a period of six (6) years following the Effective Date, HNC shall pay the premiums for a Director and Officer Liability Insurance Tail Policy for the Directors and Officers of CBTC as of the Effective Date and for all former directors and officers of CBTC, if so permitted by the insurance carrier and within the financial limitations of this Section 5.8, with conditions and terms the same as or, if unavailable, substantially comparable to the Director and Officer Liability Policy of CBTC as of the date of this Agreement, so long as such policy can be obtained at a cost not in excess of 150% of the rate for such Director and Officer Liability Insurance Tail Policy in effect as of the date of this Agreement. In the event HNC is unable to obtain such a Director and Officer Liability Insurance Tail Policy at a cost not in excess of 150% of such rate, HNC shall obtain a Director and Officer Liability Insurance Tail Policy with the maximum coverage reasonably available for a cost that is equal to 150% of such rate.

SECTION 5.9 Shareholder Approval.

         CNB and HNC shall each take, in good faith, all actions which are necessary or appropriate on its respective part to secure the approval and adoption of this Agreement and the Bank Merger Agreement by CNB's shareholder, including recommending the approval of such agreements.


                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

SECTION 6.1 Common Conditions.

         The respective obligations of the parties to effect the Bank Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following conditions:

         (a) The Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby shall have been approved by the requisite vote of the shareholders of CBTC in accordance with applicable law.

         (b) All approvals, consents or waivers required by any of the CBTC Regulatory Agencies or the HNC Regulatory Agencies with respect to this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby including, without limitation, the approvals, notices to, consents or waivers of (i) the Board, (ii) the Office of the Comptroller of the Currency ("OCC") and (iii) the Pennsylvania Department of Banking (the CBTC Regulatory Agencies and the HNC Regulatory Agencies, are, collectively the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Bank Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement except those approvals, consents or waivers, if any, of which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on HNC or CBTC (after giving effect to the transaction contemplated hereby); provided, however, that no such approval shall have imposed any condition or requirement which in the reasonable opinion of the board of directors of HNC or CNB renders consummation of the Bank Merger inadvisable.

         (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (d) No party hereto shall be subject to any order, decree or injunction of a court or

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
                  agency of competent jurisdiction which enjoins or prohibits the consummation of the Bank Merger or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

         (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Bank Merger or any other transaction contemplated by this Agreement.

         (f) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by HNC with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of CBTC, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the HNC Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of CBTC entitled to receive such shares.

         (g) A ruling from the IRS or an opinion of Shumaker Williams, P.C., counsel to HNC and CNB, or from an accounting firm acceptable to HNC to the effect that:

                  (i) The Bank Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and HNC, CNB and CBTC will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by CBTC, HNC or CNB by reason of the Bank Merger;

                  (iii) Except for cash received in lieu of fractional shares and cash received by CBTC Shareholders who exercise their dissenter's rights, no gain or loss will be recognized by the shareholders of CBTC who receive solely HNC Common Stock upon the exchange of their shares of CBTC Common Stock for shares of HNC Common Stock;

                  (iv) The tax basis of the HNC Common Stock to be received by the CBTC shareholders will be, in each instance, the same as the basis of the CBTC Common Stock surrendered in exchange therefor;

                  (v) The holding period of the HNC Common Stock received by a CBTC shareholder receiving HNC Common Stock will include the period during which the CBTC Common Stock surrendered in exchange therefor was held;

                  (vi) Cash received by a CBTC shareholder in lieu of a fractional share interest of HNC Common Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of HNC Common Stock, or the tax basis in the shares surrendered, as the case may be, which he would otherwise be entitled to receive and will qualify as capital gain or loss; and

                  (vii) Subject to any limitations imposed under Sections 381 and 382 of the Code, CNB, as the survivor to the Bank Merger, will carry-over and take into account all accounting items and tax attributes of CBTC, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of CBTC.

         In case a ruling from the IRS is sought, CBTC and HNC shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for HNC and CBTC be necessary or advisable to obtain such ruling.

SECTION 6.2 Conditions to Obligations of HNC and CNB.

         The obligations of HNC and CNB to effect the Bank Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

         (a) Each of the representations and warranties of CBTC contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); CBTC shall have performed each of its covenants and agreements contained in this Agreement in all material respects; and HNC and CNB shall have received certificates signed by the President or other authorized officer, and Secretary of CBTC dated as of the date of the Closing, to the foregoing effect.

         (b) Beard & Company, Inc., and if they shall not provide it, such other accounting firm as is acceptable to the parties, shall have furnished to HNC an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to HNC to the effect that, based upon a procedure performed with respect to the financial condition of CBTC, for the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of CBTC, (b) inquiries made by them of officers and other employees of CBTC responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) other procedures and inquiries specified and performed by them (A) stating as of a specified date not more than five (5) days prior to the date of such letter, the capitalization of CBTC, and (B) that nothing has come to their attention that would indicate that any material adjustments would be required to the audited financial statements for the period ended December 31, 1999 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

         (c) HNC shall have received an opinion or opinions dated as of the Effective Date, from Rhoads & Sinon LLP, substantially in the form attached hereto as Exhibit 4.

         (d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of CBTC which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on CBTC.

         (e) The Bank Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and HNC shall have received a letter from Grant Thornton LLP in form and substance reasonably satisfactory to HNC as to the matters specified in
                  Section 6.2(e).

         (f) HNC shall have received from each of the persons identified by CBTC pursuant to Section 4.11 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

         (g) Except as otherwise provided in this Agreement, prior to Closing, all issued and outstanding options, warrants or rights to acquire CBTC Common Stock shall have been canceled. No compensation or other rights will be payable or exchangeable in the Bank Merger in respect of any such rights which remain unexercised at the Effective Date.

         (h)      Closing Documents. CBTC shall have delivered to HNC and CNB
                  (i) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement and the Bank Merger Agreement to be consummated without violation of any lease or other agreement to which CBTC is a party or by which any of its properties are bound; and (ii) such other certificates and documents as HNC and CNB and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as "CBTC Closing Documents").

         (i) Dissenting Shareholders. Holders of no more than five percent (5%) of the issued and outstanding shares of CBTC (277 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

         (j) Environmental Matters. No environmental problem of a kind contemplated in Section 3.1(r) of Article III of this Agreement and not previously disclosed on Annex 3.1(r) shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of CBTC; provided, that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 10.1 of this Agreement. The result of any environmental audit conducted pursuant to
                  Section 4.16 with respect to owned, leased or occupied bank premises shall be reasonably satisfactory to HNC.

         (k)      [INTENTIONALLY OMITTED]

         (l) Litigation. The status of all litigation pending against CBTC which, individually or in the aggregate, would have a Material Adverse Effect on CBTC shall be reasonably satisfactory to HNC.

         (m) The CBTC board of directors shall have amended each of the Deferred Compensation Agreements (the "Plans"), attached hereto collectively as Exhibit 2, to allow continued contributions by the Directors, as defined therein, to the Plans.

         (n) The CBTC board of directors shall have amended each of the Director's Compensation Agreements (the "Compensation Agreements"), attached hereto collectively as Exhibit 3, and each of the Directors, as defined therein, shall have provided his written consent to change the compensation to be paid under the Compensation Agreements, as contemplated by the CBTC board of directors.

SECTION 6.3 Conditions to the Obligations of CBTC.

         The obligations of CBTC to effect the Bank Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

         (a) Each of the representations and warranties of HNC and CNB contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); HNC and CNB shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement; and CBTC shall have received certificates signed by the President or other authorized officer and Secretary or Assistant Secretary of HNC and CNB to the foregoing effect.

         (b) CBTC shall have received an opinion dated as of the Effective Date, from Shumaker Williams, P.C., Camp Hill, Pennsylvania, counsel to HNC, substantially in the form attached hereto as
                  Exhibit 5.

         (c) There shall not have occurred any change in the financial condition, properties, assets or business or results of operation of HNC and CNB which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on HNC or the Material Subsidiaries taken as a whole.

         (d) The status of all Material pending litigation that might reasonably be expected to result in a Materially Adverse Effect to HNC or the Material Subsidiaries taken as a whole, shall be satisfactory to CBTC.

         (e) The shares of HNC Common Stock to be issued in the Bank Merger shall have been authorized to be listed for quotation on the NASDAQ National Market System.

         (f) CBTC shall have received from Hopper Soliday, a Division of Tucker Anthony Incorporated, an opinion dated within five (5) days of the date of the Proxy Statement/Prospectus to be furnished to shareholders of CBTC stating that the Exchange Ratio specified in this Agreement is fair to the shareholders of CBTC from a financial point of view.


                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1 Termination.

         This Agreement and the Bank Merger Agreement may be terminated, and the Bank Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of CBTC:

         (a) by the mutual, written consent of CBTC and HNC if the board of directors of each so determines by a vote of a majority of the members of the entire Board;

         (b) by CBTC if (i) by written notice to HNC that there has been a material breach by HNC of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to HNC by CBTC or (ii) by written notice to HNC that any condition precedent to CBTC's obligations as set forth in Article VI of this Agreement has not been met or waived by CBTC, through no fault of CBTC, on

                  September 30, 2000.

         (c)      by HNC by written notice to the other parties, in the event
                  (i) of a material breach by CBTC of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to CBTC by HNC or
                  (ii) any condition precedent to HNC's obligations as set forth in Article VI of this Agreement has not been met or waived by HNC, through no fault of HNC or CNB, on September 30, 2000.

         (d) by HNC or CBTC by written notice to the other, in the event that the Bank Merger is not consummated by September 30, 2000, unless the failure to so consummate by such time is due to the material breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate, provided, however, that such date may be extended by the written agreement of the parties hereto.

         (e) by HNC, by giving written notice to CBTC in the event that, prior to the Effective Date, CBTC permits or agrees to permit, any of the following: (i) a merger with any other corporation, financial institution, entity or Person; (ii) a consolidation with any other corporation, financial institution, entity or Person; (iii) an acquisition of control over any other entity, financial institution, corporation or Person; (iv) the creation of any subsidiary; (v) the acquisition, liquidation, sale or disposal of all or substantially all of CBTC's assets; or upon the occurrence of any of the following: (vi) the failure of CBTC's shareholders to approve this Agreement or the Bank Merger Agreement at a meeting called for such purpose after the announcement by any person (other than HNC) of an offer or proposal to acquire 20 percent or more of CBTC Common Stock, or to acquire, merge or consolidate with CBTC or to purchase or acquire all or substantially all of CBTC's assets;
                  (vii) the acquisition by any person (other than HNC) of beneficial ownership of 20 percent or more of CBTC Common Stock exclusive of shares of CBTC Common Stock sold directly or indirectly to such person by HNC; or (viii) any person (other than HNC) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of CBTC such that, upon consummation of such offer, such person would own, control or have the right to acquire 20 percent or more of CBTC Common Stock.

SECTION 7.2 Effect of Termination.

         In the event of the termination of this Agreement and the Bank Merger Agreement as provided above, this Agreement and the Bank Merger Agreement shall thereafter become void and have no effect, except that the provisions of Section 3.1(q) (Fees), Sections 4.3 and 5.2 (relating to confidentiality and return of documents), Section 4.14 and 5.7 (Press Releases and Publicity) and Sections 7.3 and 9.10 (Expenses) of this Agreement shall survive any such termination and abandonment.

SECTION 7.3 Expenses.

         Any termination of this Agreement pursuant to Sections 7.1(a) or 7.l(d) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to Section 7.1(b) or 7.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the material breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

         So long as HNC shall not have breached its obligations hereunder, if this Agreement is terminated by HNC pursuant to Section 7.1 (c) hereof, CBTC shall promptly, but in no event later than four (4) business days after such termination, pay HNC a fee of $350,000, which amount shall be payable by wire transfer of same day funds. So long as HNC shall not have breached its obligations hereunder, if this Agreement is terminated by HNC pursuant to
Section 7.1 (e) hereof, CBTC shall promptly, but in no event later than four (4) business days after such termination, pay HNC a fee of $2,400,000, which amount shall be payable by wire transfer of same day funds. If CBTC fails to promptly pay the amount due pursuant to this Section 7.3, and, in order to obtain such payment, HNC commences a suit which results in a judgment against CBTC for all or a substantial portion of the fee set forth in this Section 7.3, CBTC shall pay to HNC all costs and expenses (including reasonable attorneys' fees) incurred by HNC in connection with such suit.


                                  ARTICLE VIII
                             POST MERGER AGREEMENTS

SECTION 8.1 Employees.

         (a) HNC and any of its affiliates shall have the right (but not the obligation) to employ, as officers and employees of HNC, CNB or other affiliates of HNC immediately following the Effective Date, any persons who are officers and employees of CBTC immediately before the Effective Date. It shall be a condition to employment by HNC or any of its affiliates that any former officer or employee of CBTC agree to cancel any existing employment contract, agreement or understanding between him or herself and CBTC, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

         (b) Immediately following the Effective Date, former CBTC employees who are employed by CNB, HNC or an HNC affiliate (collectively, the "HNC Affiliates") as provided in Section 8.1(a) as Continuing Employees shall be entitled to participate in any and all benefit plans in effect at such time for employees of the respective HNC Affiliate in accordance with the terms of such plans. Subject to the terms and conditions of the Plans, former CBTC employees who are employed by the respective HNC Affiliate shall receive service credit from their respective hire dates for employment at CBTC for purposes of eligibility and vesting requirements (but not for purposes of benefit accrual) under the respective HNC Affiliate's benefit plans, and service credit from the Effective Date for purposes of benefit calculation under the respective HNC Affiliate's benefit plans.

         (c) To the extent permitted by the terms of the applicable plan, HNC will, or will cause the respective HNC Affiliate to, waive all limitations as to pre-existing condition requirements, exclusions and any waiting periods with respect to participation and coverage requirements for health, welfare, life, disability and other benefits for employees offered employment with an HNC Affiliate so that such employees shall be eligible to participate in HNC's health, welfare and benefit plans on the Effective Date.

         (d) As provided herein, HNC will provide, after the Bank Merger, severance payments to employees of CBTC (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) or who are laid off from their employment on or after the Effective Date, and before the expiration of 6 months following the Effective Date and who sign a release of any and all claims the employee may have against CBTC, HNC or an HNC Affiliate. HNC, CNB and CBTC shall consult and mutually agree upon the individual amounts to be received by former CBTC employees who are eligible for severance payments. Factors to be considered in the determination of individual severance payments to former CBTC employees include, among others: years of service, title and responsibilities.

         (e) HNC and CNB reserve any and all rights they may have regarding modification, amendment or termination of CBTC's present pension and profit sharing plans.

SECTION 8.2 Directors.

         Subject to any necessary regulatory approval or notice, immediately after the Effective Date, James A. Wimmer shall be appointed to the board of directors of HNC to serve in the Class C of Director to be elected at the year 2001 HNC Annual Meeting of Shareholders. Subject to any necessary regulatory approval or notice, immediately after the Effective Date, James A. Wimmer and Linda P. Wimmer shall be appointed to the board of directors of CNB. Consistent with the fiduciary duties and regulatory pronouncements applicable to HNC and CNB, HNC shall nominate and recommend James A. Wimmer and Linda P. Wimmer for election to the board of directors of CNB at each successive election as long as James A. Wimmer remains a member of the board of directors of HNC.

SECTION 8.3 Benefits.

         For three (3) years following the Effective Date, and subject to the terms and conditions of the applicable health insurance policy, CNB shall pay the annual health insurance premium in the amount listed for each of the individuals listed on Annex 8.3 (the "Covered Persons"), up to an aggregate amount of $46,408.00 per year. In the event that the aggregate health insurance premiums for the Covered Persons exceeds $46,408.00 per year, each Covered Person shall be responsible for the amount in excess of his or her respective individual annual premium amount as listed on Annex 8.3 in order to continue coverage through CNB. Should group health insurance be unavailable to any of the Covered Persons through CNB's health insurance carrier, CNB shall, in lieu of providing continued health insurance coverage through CNB, pay to the Covered Person(s) an amount equal to his or her individual annual premium amount as listed on Annex 8.3 for the period up to three (3) years following the Effective Date.


                                   ARTICLE IX
                           CLOSING AND EFFECTIVE DATE

SECTION 9.1. Closing.

         Provided that all conditions precedent set forth in Article VI of this Agreement shall have been satisfied or shall have been waived in accordance with
Section 9.7 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of HNC at 483 Main Street, Harleysville, Pennsylvania, or such other mutually agreed upon location, within twenty (20) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the CBTC Closing Documents, the HNC/CNB Closing Documents, the opinions of counsel required by Sections 6.2(c) and 6.3(b) of this Agreement, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 9.2. Effective Date.

         The Bank Merger of CBTC with and into CNB shall become effective and this Agreement and the Bank Merger Agreement shall be consummated on the date upon which the Closing has occurred and the OCC issues a Certificate of Merger (the "Effective Date"). At the Effective Date, CBTC shall cease to exist as a separate banking institution, and CNB shall become the surviving institution of the Bank Merger.

                                    ARTICLE X
                                  OTHER MATTERS

SECTION 10.1 Certain Definitions; Interpretation.

         As used in this Agreement, the following terms shall have the meanings indicated: "Material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

                  "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in an effect which is material and adverse to (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In addition to the above, in the case of CBTC, receipt of a CAMELS rating in connection with a safety and soundness examination which is a "3" or worse shall be deemed to have a "Material Adverse Effect" on CBTC.

                  "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

                  "Subsidiary," with respect to a person, means any other person controlled by such person.

         When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

SECTION 10.2  Survival.

         The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Date, and shall be terminated and extinguished on the Effective Date, and from and after the Effective Date, none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the

Effective Date, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

SECTION 10.3 Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Bank Merger pursuant to
Article II hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 10.4 Captions.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

SECTION 10.5 Severability.

         If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 10.6 Access; Confidentiality.

         The parties hereby agree to conduct the investigations and discussions contemplated by Section 4.3 and Section 5.2 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

SECTION 10.7 Waiver and Amendment.

         Prior to the Effective Date, any provision of this Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration or otherwise have the effect of prejudicing the CBTC shareholders' interest in the merger consideration following the CBTC Shareholders' Meeting.

SECTION 10.8 Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

SECTION 10.9 Governing Law.

         This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

SECTION 10.10 Expenses.

         Subject to the provisions of Section 7.3 hereof, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby and the cost of printing and mailing the Proxy Statement/Prospectus shall be paid by HNC.

SECTION 10.11 Notices.

         All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to CBTC, to:

                  Citizens Bank and Trust Company
                  372 Delaware Avenue
                  P.O. Box 196
                  Palmerton, PA 18071-0196
                  Attention:   James A. Wimmer, President

         With copies to:

                  Rhoads & Sinon LLP
                  One S. Market Square
                  Harrisburg, PA 17108-1146
                  Attention:   Dean H. Dusinberre, Esquire

         If to HNC, to:

                  Harleysville National Corporation
                  P. O. Box 195
                  Harleysville, PA 19438
                  Attention:   Walter E. Daller, Jr.
                      President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention:   Nicholas Bybel, Jr., Esquire

         If to CNB, to:

                  The Citizens National Bank.
                  13-15 W. Ridge Street
                  P. O. Box 128
                  Lansford, PA 18232-0128
                  Attention:   Thomas D. Oleksa
                                    President

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention:   Nicholas Bybel, Jr., Esquire

SECTION 10.12 Entire Agreement: Etc.

         This Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

         IN WITNESS WHEREOF, the parties hereto have caused this to be executed by their duly authorized officers as of the day and year first above written.



                                    HARLEYSVILLE NATIONAL CORPORATION




/s/ Jo Ann M. Bynon                 /s/ Walter E. Daller, Jr.
------------------------------      --------------------------------------------
Jo Ann M. Bynon, Secretary          By: Walter E. Daller, Jr.
                                    Title: President and Chief Executive Officer


                                    THE CITIZENS NATIONAL BANK




/s/ Martha A. Rex                   /s/ Thomas D. Oleksa
------------------------------      --------------------------------------------
Martha A. Rex, Cashier              By: Thomas D. Oleksa
                                    Title: President


                                    CITIZENS BANK AND TRUST COMPANY





/s/ Thomas K. Thomas                /s/ James A. Wimmer
------------------------------      --------------------------------------------
Thomas K.  Thomas, Secretary        By: James A. Wimmer
                                    Title: Chairman and President

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                         CITIZENS BANK AND TRUST COMPANY

                                  WITH AND INTO

                             CITIZENS NATIONAL BANK

                              UNDER THE CHARTER OF

                             CITIZENS NATIONAL BANK


         THIS AGREEMENT AND PLAN OF MERGER ("Bank Merger Agreement") is dated as of December 28, 1999, by and between CITIZENS NATIONAL BANK, a national banking association, having its principal office at 13-15 W. Ridge Street, P.O. Box 128, Lansford, Pennsylvania 18232 ("CNB"), and CITIZENS BANK AND TRUST COMPANY, a Pennsylvania chartered bank and trust company having its principal office at 372 Delaware Avenue, Palmerton, Pennsylvania 18071 ("CBTC") (the two parties being sometimes collectively referred to as the "Constituent Banks") each acting pursuant to resolutions approved and adopted by the vote of a majority of its directors.

                                   WITNESSETH:

         WHEREAS, CBTC and CNB are parties to an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides, among other things, for the execution of the Bank Merger Agreement and the merger of CBTC with and into CNB (the "Bank Merger") in accordance with the terms and conditions set forth therein and herein; and

         WHEREAS, the respective Boards of Directors of CBTC and CNB deem the Bank Merger in accordance with the Reorganization Agreement and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the Constituent Banks and their respective shareholders; and

         WHEREAS, the respective Boards of Directors of CBTC and CNB have adopted resolutions approving and adopting this Bank Merger Agreement, and the respective Boards of Directors of CBTC, CNB and Harleysville National Corporation, the parent bank holding company of CNB ("HNC") have adopted resolutions approving and adopting the Reorganization Agreement, and the Boards of Directors of CBTC and CNB have directed that this Bank Merger Agreement and the Reorganization Agreement be submitted to their respective shareholders; and

                                      A-A-1

         WHEREAS, the approval of this Bank Merger Agreement and the Reorganization Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of CBTC Common Stock and the holders of at least two-thirds of the outstanding shares of CNB Common Stock;

         NOW, THEREFORE, in consideration of their mutual covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Bank Merger, including the rights of the shareholders of CBTC, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Bank Merger. Subject to the terms and conditions of this Bank Merger Agreement and the Reorganization Agreement, and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. Section 215a) (the "Bank Merger Act") (as defined in Section 1.1 of the Reorganization Agreement), CBTC shall be merged with and into CNB under the Bank Merger Act, and CNB shall be the surviving association. On the Effective Date, the separate existence of CBTC shall cease, and CNB shall be the surviving association (the "Surviving Association"), the principal and branch offices of CBTC shall become authorized branch offices of CNB ; and all the property (real, personal and mixed), rights, powers, duties, and obligations of CBTC and CNB shall be taken and deemed to be transferred to and vested in the Surviving Association, CNB, without further act or deed, as provided by applicable laws and regulations.

         2. Name and Location of Principal Office. Subject to any necessary prior regulatory approval, the name of the Surviving Association shall be The Citizens National Bank, and the location of its principal office shall be 13-15
W. Ridge Street, Lansford, Pennsylvania 18232.

         3. Articles of Association. The Articles of Association of CNB as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Articles of Association of the Surviving Association, until amended in accordance with applicable law.

         4. Bylaws. The Bylaws of CNB as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Bylaws of the Surviving Association, until amended in accordance with applicable law.

         5. Conversion of Shares. The manner and basis of converting shares of common stock of the Constituent Banks shall be as follows:

                  5.1. Conversion of CBTC Common Stock. On the Effective Date (as defined in Section 9.2 of the Reorganization Agreement), the shares of CBTC Common Stock then outstanding and eligible for conversion under Article II of the Reorganization Agreement shall be converted into shares of HNC Common Stock in

                                      A-A-2
                  accordance with the terms of and as provided in Section 2.1 of the Reorganization Agreement.

                  5.2. Stock of CNB. The shares of CNB Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of Common Stock of the Surviving Association. From and after the Effective Date, each certificate that, prior to the Effective Date, represented shares of CNB Common Stock, shall evidence ownership of shares of such Common Stock of the Surviving Association.

         6. Surrender and Exchange of CBTC Certificates. On the Effective Date, CBTC Common Stock certificates shall be exchanged for HNC Common Stock certificates in accordance with and as provided in Section 2.2 of the Reorganization Agreement.

         7. Effect of Bank Merger. On the Effective Date, the Surviving Association shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Bank Merger Act. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Bank Merger had not taken place, and the Surviving Association may be substituted in its place.

         8. Continuation of Business. The Surviving Association shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Association shall be a national banking association organized and having perpetual existence under the laws of the United States. Any branch offices of the Surviving Association shall consist of CNB's and CBTC's present principal and branch offices and any other branch office or offices that CNB and CBTC may be authorized to have as of the Effective Date. As of the Effective Date, the separate existence of CBTC shall cease.

         9. Board of Directors and Officers. The directors of CNB as in effect immediately prior to the Effective Date shall be the directors of the Surviving Association, and James A. Wimmer and Linda P. Wimmer shall be appointed to serve as directors of CNB until such time as their successors have been duly elected, qualified, or appointed. The officers of CNB as in effect immediately prior to the Effective Date shall be the officers of the Surviving Association, with such changes as shall be made from time to time by the Board of Directors of CNB.

         10. Effective Date of the Bank Merger. The Effective Date of the Bank Merger shall be as defined and provided for in Section 9.2 of the Reorganization Agreement.

         11. Further Assurances. If at any time the Surviving Association shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Association title to any property or rights of CBTC, or otherwise carry out the provisions hereof, the proper officers and directors of CBTC, as of the Effective Date, on behalf of CBTC shall execute and deliver any and all proper assignments,

                                      A-A-3
conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Association and otherwise carry out the provisions hereof.

         12. Shareholder Approval. This Bank Merger Agreement shall be approved and adopted by the affirmative vote of shareholders of each of the Constituent Banks owning at least two-thirds of its common stock outstanding.

         13. Termination and Amendment. This Bank Merger Agreement may be terminated as provided in Article VII of the Reorganization Agreement. This Bank Merger Agreement shall be terminated and the Bank Merger shall be abandoned in the event that prior to the Effective Date the Reorganization Agreement is terminated as provided therein. Since time is of the essence to this Bank Merger Agreement, if for any reason the transaction shall not have been consummated by September 30, 2000, this Bank Merger Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the parties. If there is termination after approval of the Bank Merger by the Office of the Comptroller of the Currency (the "OCC"), the parties shall execute and file with the OCC prior to the Effective Date a statement of termination of the Bank Merger. Notwithstanding prior approval by the shareholders of CBTC, this Bank Merger Agreement may be amended in any respect in the manner and subject only to the limitations set forth in Section
10.7 of the Reorganization Agreement.

         14. Notwithstanding any term of this Bank Merger Agreement to the contrary, CNB may, in its discretion at any time prior to the Effective Time, cause CBTC to be the Surviving Corporation of the Bank Merger described so long as the exercise of such right does not have a material adverse effect on the interests of the CBTC shareholder or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Bank Merger Agreement shall be deemed to be modified to accord such change.

         15. Obligations. The obligations of CNB and CBTC to effect the Bank Merger shall be subject to all terms and conditions contained in the Reorganization Agreement, except as may be provided by applicable law.

         16. Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the party hereto, and may waive compliance with any obligations of the other party contained in this Bank Merger Agreement.

         17. Notices. Any notice or other communication required or permitted under this Bank Merger Agreement shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

         18. Counterparts; Headings. This Bank Merger Agreement may be executed in

                                      A-A-4
several counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

         19. Governing Law. This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent governed or controlled by federal law.




                                      A-A-5

         IN WITNESS WHEREOF, the signatures and seals of said merging banks this 28th day of December, 1999, each hereunto set by its President or a Vice President and attested by its duly authorized officer, pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.


ATTEST:                                      CITIZENS BANK AND TRUST COMPANY

By:  /s/ Thomas K. Thomas                    By: /s/ James A. Wimmer
   -----------------------------                -----------------------------------------
     Thomas K. Thomas, Secretary                 James A.  Wimmer, Chairman and President



[BANK SEAL]


/s/ Terry D. Eckert                          /s/ Janet Webb
-----------------------------                ----------------------------
Terry D.  Eckert                             Janet Webb

/s/ Irmgard M. James                         /s/ James A. Wimmer
-----------------------------                ----------------------------
Irmgard James                                James A.  Wimmer

/s/ Richard Rahn, Sr.                        /s/ Linda P. Wimmer
-----------------------------                ----------------------------
Richard Rahn, Sr.                            Linda P.  Wimmer

/s/ Thomas K. Thomas
-----------------------------
Thomas K. Thomas



















                           Directors of Citizens Bank
                               and Trust Company,
                           Carbon County, Pennsylvania

                                      A-A-6

ATTEST:                                           CITIZENS NATIONAL BANK

BY:  /s/ Martha A. Rex                            By:/s/ Thomas D. Oleksa
   -----------------------------                     -----------------------------------------
     Martha A. Rex, Cashier                          Thomas D. Oleksa, President



[BANK SEAL]



/s/ Thomas S. McCready                           /s/ Walter E. Daller, Jr.
-----------------------------                    ----------------------------
Thomas S. McCready, Esq.                         Walter E. Daller, Jr.


/s/ Joseph G. Bechtel                            /s/ Freddie J. Lesher
-----------------------------                    ----------------------------
Joseph G. Bechtel                                Freddie J. Lesher


/s/ Charles J. Breidinger                        /s/ Carol J. Simcoe
-----------------------------                    ----------------------------
Charles J. Breidinger                            Carol J. Simcoe


/s/ Mark Fegley                                  /s/ Charles W. Stopp
-----------------------------                    ----------------------------
Mark Fegley                                      Charles W. Stoop


/s/ Richard A. Koch                              /s/ Joseph J. Velitsky
-----------------------------                    ----------------------------
Richard A. Koch                                  Joseph J. Velitsky, Esq.


/s/ Walter E. Kruczek                            /s/ Demetra M. Takes
-----------------------------                    ----------------------------
Walter E. Kruczek                                Demetra M. Takes


/s/ Thomas D. Oleksa
-----------------------------
Thomas D. Oleksa







                       The Directors of Citizens National
                        Bank, Carbon County, Pennsylvania


                                      A-A-7

COMMONWEALTH OF PENNSYLVANIA  :
                           :  SS.
COUNTY OF : CARBON

         On this _____ day of December, 1999, before me, a Notary Public for the Commonwealth and County aforesaid, personally came James A. Wimmer, as President, and Thomas K. Thomas, as Secretary, of Citizens Bank and Trust Company, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said banking institution and the seal affixed thereto to be its seal; and came also Terry D. Eckert, Irmgard James, Richard Rahn, Sr., Thomas K. Thomas, Janet Webb, James A. Wimmer and Linda P. Wimmer, being a majority of the Board of Directors of said banking institution, and each of them acknowledged said instrument to be the act and deed of said banking institution and of himself as director thereof.

         WITNESS my official seal and signature this day and year aforesaid.



                             --------------------------------------------------
(Seal of Notary)             Notary Public, Carbon County
                             My commission expires:

                             --------------------------------------------------


                                      A-A-8

COMMONWEALTH OF PENNSYLVANIA    :
                                :  SS.
COUNTY OF CARBON           :

         On this ____ day of _______________, 1999, before me, a Notary Public for the Commonwealth and County aforesaid, personally came Thomas D. Oleksa, as President, and Martha A. Rex, as Cashier, of Citizens National Bank, and each in his capacity acknowledged the foregoing instrument to be the act and deed of said national banking association and the seal affixed thereto to be its seal; and came also Joseph G. Bechtel, Charles J. Breidinger, Thomas D. Oleksa, Demetra M. Takes, Thomas S. McCready, Esq., Mark Fegley, Richard A. Koch, Walter
E. Kruczek, Freddie J. Lesher, Carole J. Simcoe, Charles W. Stopp, Joseph J. Velitsky, Esq, and Walter E. Daller, Jr. being a majority of the Board of Directors of said national banking association and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself as a director thereof.

         WITNESS my official seal and signature this day and year aforesaid.

                                       -----------------------------------------
(Seal of Notary)                       Notary Public, Carbon County

                                       My commission expires:



                                      A-A-9

                                    ANNEX A
                                   EXHIBIT 2





                                     A-2-1

                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT made this 28th day of August, 1987 by and between CITIZENS BANK AND TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania (hereinafter called "Bank") and THOMAS K. THOMAS, 145 Delaware Avenue, Palmerton, Pennsylvania 18071 (hereinafter called "Director").
         WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and
         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and
         WHEREAS, the Bank desires to compensate the Director and retain his services for twelve years, and the Director has agreed to defer from his earnings from the Bank Four Thousand Dollars ($4,000.00) per year for twelve years.
         NOW, THEREFORE, in consideration of the covenants hereinafter contained and intending by this Agreement to be legally bound, Bank and Director agree as follows:

         1. The Bank agrees to pay Director the total sum One Hundred Ninety-three Thousand Five hundred Ninety-four Dollars ($193,594) payable in monthly installments of One Thousand Six Hundred Thirteen Dollars and Twenty-eight Cents ($1,613.28) for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

         2. In the event Director should die before attaining age 65, the Bank agrees to pay the Director's beneficiary designated in writing to the Bank, the sum of One Thousand Six Hundred Seventy-nine Dollars and Thirty-three Cents ($1,679.33) per month for 120 consecutive months. Payments will begin on the first day of the month


                                     A-2-2
                  following Director's death.

         3. If the Director dies after age 65, but prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary. The beneficiary shall receive all remaining monthly installments which the Director would have received until the total sum of One Hundred Ninety-three Thousand Five Hundred Ninety-four Dollars ($193,594) set forth in Paragraph 1 is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of the monthly installments remaining at the time of his death shall be paid to the personal representative of the estate of the Director.

         4. If the Director, for any reason other than death, fails to serve twelve consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the sum of full months served bears to the required number of 144 months times the compensation stated in Paragraph 1.

         5. No payments will be made to the Director's beneficiary or to his estate in the event of death by suicide during the first three years of this Agreement.

         6. This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's shareholders to replace the Director or the right of the Director to terminate his service.

         7. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on


                                     A-2-3
                  the Board following such interruption.

         8. The Director agrees that all rights to compensation following age 65 shall be forfeited hy him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

         9. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Director's rights to receive compensation, shall be void.

         10. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of any unsecured creditor of the Bank.

         11. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under trust for the benefit of Director or hid beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         12. This Agreement shall be construed under and governed by the laws of the State of Pennsylvania.

                                     A-2-4

         13. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year above written

                                             CITIZENS BANK AND TRUST COMPANY
ATTEST:
/s/ Richard W. Webb                          BY: /s/ James A. Wimmer
-------------------                          -----------------------
Secretary                                           President

                                             /s/ Thomas K. Thomas
                                             -----------------------
                                             Director





                                     A-2-5

                           DESIGNATION OF BENEFICIARY





         In accordance with the Deferred Compensation Agreement dated August 28, 1987, by and between the undersigned and Citizens Bank and Trust Company, I hereby designate First Valley Bank Under Agreement of Trust dated May 15, 1987, my ___________, if living, to receive in monthly installments the balance of all of my benefits due under such plan. If my beneficiary shall not service me, then such amounts shall be paid to _____________________.
         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of August, 1987.
                                                     /s/ Thomas K. Thomas
                                                     --------------------





                                     A-2-6

                         DEFERRED COMPENSATION AGREEMENT



         THIS AGREEMENT made this 5th day of October, 1989, by and between CITIZENS BANK AND TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania (hereinafter called "Bank") and PAULA A. MEITZLER, of Kregeville, Pennsylvania (hereinafter called "Employee").

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Employee on behalf of the Bank have contributed significantly to the success and growth of the Bank; and,

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Employee and recognizes that her services are vital to its continue growth and profits in the future; and,

         WHEREAS, the Bank desires to compensate the employee and retain her services until retirement at age 65; and,

         WHEREAS, the Employee has agreed to defer from her earnings from the Bank Five Hundred ($500.00) per year until she retires at age 65.

         NOW, THEREFORE, in consideration of the covenants hereinafter contained and intending by this agreement to be legally bound, Bank and Employee agree as follows:

         1. The Bank agrees to pay Employee that total sum of Two Hundred Fifty-two Thousand One Hundred Seventeen Dollars and No Cents ($252,117.00) payable in monthly installments of Two Thousand One Hundred Dollars and Ninety-seven Cents ($2,0100.97) for 120 consecutive months, commencing on the first day of the month following the Employee's 65th birthday. Payments to the Employee will terminate when the 120 payment have been made or at the time of the Employee's death, whichever comes first.



                                     A-2-7

         2. In the event Employee should die before attaining age 65, the Bank agrees to pay to Employee's Beneficiary(ies) designated in writing to the Bank, the sum of Eight hundred Three Dollars and Seventy-five Cents ($803.75) for 120 consecutive months. Payments will begin on the first day of the month following Employee's death.

         3. If the Employee dies after age 65, but prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Employee's designated beneficiary(ies). The beneficiary(ies) shall receive all remaining monthly installments which the Employee would have received until the total sum of Two Hundred Fifty-two Thousand One Hundred Seventeen Dollars and No cents ($252,117.00) set forth in Paragraph 1 is paid. If Employee fails to designate a beneficiary in writing to the Bank, the balance of the monthly installments remaining at the time of her death shall be paid to the personal representative of the estate of the Employee.

         4. If the Employee, for any reason other than death, fails to remain employed by Bank until her retirement at age 65, she will receive monthly compensation beginning at age 65 on the basis that the sum of full months served from the date of this contract bears to the required number of months from the date of this contract to age 65 times that compensation stated in Paragraph 1.

         5. No payments will be made to the Employee's beneficiary(ies) or to her estate in the event of death by suicide during the first three years of this Agreement.

         6. This agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's directors to replace the Employee or the rights of the employee to terminate her service by



                                     A-2-8
                  resignation.

         7. The service of the employee shall not be deemed to have been terminated or interrupted due to her absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Employee returns to her employment following such interruption.

         8. The Employee agrees that all rights to compensation following age 65 shall be forfeited by her if she (at that time) engages in )Bank) competition with the Bank, without prior written consent of the Bank, within a radius of 20 miles of the main office of the Bank for a period of 10 years, coinciding with the number of years that the Employee shall receive such compensation.

         9. None of the rights to compensation under this Agreement are assignable by the Employee or any beneficiary or designee of the Employee and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Employee's right to receive compensation, shall be void.

         10. The rights granted to the Employee or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         11. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Employee nor any beneficiary of Employee shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Employee or her




                                     A-2-9
                  beneficiary(ies) or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. it shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         12. This Agreement shall be construed under the governed by the laws of the State of Pennsylvania.

         13. this Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year above written.

                                                 CITIZENS BANK AND TRUST COMPANY

ATTEST:

/s/ Thomas K. Thomas                                  BY: /s/ James A. Wimmer
--------------------                                  -----------------------
Assistant Secretary                                             President

                                                      /s/ Paula A. Meitzler
                                                      -----------------------
                                                      Employee






                                     A-2-10

                           DESIGNATION OF BENEFICIARY








         In accordance with the Deferred Compensation Agreement dated October 6, 1989, by and between the undersigned and Citizens Bank and Trust Company, I hereby designate Glen A. Meitzler, my husband, if living, to receive in monthly installments the balance of all of my benefits due under such plan. If my beneficiary shall not survive me, then such amounts shall be paid to surviving children.
         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of October, 1989.

                                                 /s/ Paula A. Meitzler
                                                 ---------------------






                                     A-2-11

                        DEFERRED COMPENSATION AGREEMENT



         THIS AGREEMENT made this 28th day of October, 1987 by and between CITIZENS BANK AND TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania (hereinafter called "Bank") and RONALD J. STEBER, of R.D. #6, Box 402, Lehighton, Pennsylvania 18235 (hereinafter called "Officer").

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Officer on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Officer and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Officer and retain his services for nine years, and the Officer has agreed to defer from his earnings from the Bank One Thousand Two Hundred Dollars ($1,200.00) per year for nine (9) years.

         NOW, THEREFORE, in consideration of the covenants hereinafter contained and intending by this Agreement to be legally bound, Bank and Officer agree as follows:

1. The Bank agrees to pay Officer the total sum of Ninety-one Thousand Twenty-two Dollars ($91,022) payable in monthly installments of Seven Hundred Fifty-eight Dollars and Fifty Cents ($758.50) for 120 consecutive months, commencing on the first day of the month following Officer's 65th birthday. Payments to the Officer will terminate when the 120 payments have been made or at the time of the Officer's death, whichever occurs first.

2. In the event Officer should die before attaining age 65, the Bank agrees to pay to Officer's beneficiary designated in writing to the Bank, the sum of Seven Hundred Seven Dollars and Seventeen Cents ($707.17) per month for 120 consecutive

                                     A-2-12
                  months. Payments will begin on the first day of the month following Officer's death.

3. If the Officer dies after age 65, but prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Officer's designated beneficiary. The beneficiary shall receive all remaining monthly installments which the Officer would have received until the total sum of Ninety-one Thousand Twenty-two Dollars ($91,022) set forth in Paragraph 1 is paid. If the Officer fails to designate a beneficiary in writing to the Bank, the balance of the monthly installments remaining at the time of his death shall be paid to the personal representative of the estate of the Officer.

4. If the Officer, for any reason other than death, fails to serve nine consecutive years as a Officer, he will receive monthly compensation beginning at age 65 on the basis that the sum of full months served bears to the required number of 108 months times the compensation stated in Paragraph 1.

5. No payments will be made to the Officer's beneficiary or to his estate in the event of death by suicide during the first three years of this Agreement.

6. This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's management to replace the Officer or the right of the Officer to terminate his service.

7. The service of the Officer shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military Bank following such interruption.

                                     A-2-13

8. The Officer agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Officer shall receive such compensation.

9. None of the rights to compensation under this Agreement are assignable by the Officer or any beneficiary or designee of the Officer and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Officer's right to receive compensation shall be void.

10. The rights granted to the Officer or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

11. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Officer nor any beneficiary or Officer shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy shall not be deemed to be held under any trust for the benefit of Officer or his beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

12. This Agreement shall be construed under the governed by the laws of the State of Pennsylvania.


                                     A-2-14

         13. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

             IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year above written.

                                             CITIZENS BANK AND TRUST COMPANY
ATTEST:

By: /s/ Richard W. Webb                      By: /s/ James A. Wimmer
    ---------------------------                  ---------------------------
    Secretary                                    President

                                                 /s/ Ronald J. Steber
                                                 ---------------------------
                                                 Officer


                                     A-2-15

                           DESIGNATION OF BENEFICIARY



         In accordance with a Deferred Compensation Agreement dated October 28, 1987, by and between the undersigned and Citizens Bank and trust Company, I hereby designate Carol Steber, my wife, if living, to receive in monthly installments the balance of all of my benefits due under such plan. If my beneficiary shall not survive me, then such amounts shall be paid to issue, per stipes.
         IN WITNESS WHEREOF, I have hereunto set my hand and seal the 28th day of October, 1987.

                                                     /s/ Ronald J. Steber
                                                     ------------------------
                                     A-2-16

                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT made this 15th day of August, 1987, by and between CITIZENS BANK AND TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania (hereinafter called "Bank") and JAMES A. WIMMER, 1412 Hampton Road, Allentown, Pennsylvania 18104 (hereinafter called "Director").

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Director and retain his services for nine years, and the Director has agreed to defer from his earnings from the Bank Six Thousand Dollars ($6,000.00) per year for nine (9) years.

         NOW, THEREFORE, in consideration of the covenants hereinafter contained and intending by this Agreement to be legally bound, Bank and Director agree as follows:

         1. The Bank agrees to pay Director the total sum of Four Hundred Thirty-eight Thousand Seven Hundred Eighty-nine Dollars ($438,789), payable in monthly installments of Thirty-six Hundred Fifty-six Dollars and Fifty-eight Cents ($3,656.58) for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

         2. In the event Director should die before attaining age 65, the Bank agrees to pay to Director's beneficiary designated in writing to the Bank, the sum of Three Thousand

                  Four Hundred Forty-eight Dollars and Seventeen Cents ($3,448.17) per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

         3. If the Director dies after age 65, but prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary. The beneficiary shall receive all remaining monthly installments which the Director would have received until the total sum of Four Hundred Thirty-eight Thousand Seven Hundred Eighty-nine Dollars ($438,789) set forth in Paragraph 1 is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of the monthly installments remaining at the time of his death shall be paid to the personal representative of the estate of the Director.

         4. If the Director, for any reason other than death, fails to serve twelve consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the sum of full months served bears to the required number of 108 months times the compensation stated in Paragraph 1.

         5. No payments will be made to the Director's beneficiary or to his estate in the event of death by suicide during the first three years of this Agreement.

         6. This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's shareholders to replace the Director of the right of the Director to terminate his service.

         7. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by


                                     A-2-18
                  the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

         8. The Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

         9. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Director's right to receive compensation, shall be void.

         10. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         11. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged unrestricted asset of the Bank.

                                     A-2-19

         12. This Agreement shall be construed under and governed by the laws of the State of Pennsylvania.

         13. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year above written.



ATTEST:                                         CITIZENS BANK AND TRUST COMPANY

/s/ Richard W. Webb                             BY: /s/ James A. Wimmer

                                                    President

                                                    /s/ James A. Wimmer

                                                    Director

                                     A-2-20

                           DESIGNATION OF BENEFICIARY

         In accordance with a Deferred Compensation Agreement dated August 15, 1987, by and between the undersigned and Citizens Bank and Trust Company, I hereby designate Linda P. Wimmer, my wife, if living, to receive in monthly installments the balance of all of my benefits due under such plan. If my beneficiary shall not survive me, then such amounts shall be paid to my issue, per stirpes.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 15th day of August, 1987.

                                          /s/ James A. Wimmer
                                          -------------------

                                     A-2-21

                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT made this 19th day of August, 1989, by and between CITIZENS BANK AND TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania (hereinafter called "Bank") and TERRY D. ECKERT, OF Palmerton, Pennsylvania (hereinafter called "Director").

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Director and retain his services for 14 years; AND

         WHEREAS, the Director has agreed to defer from his earnings from the Bank Six Thousand ($6,000.00) Dollars per year for the first three years and Five Thousand Six ($5,000) Dollars for the next eleven years from his earnings from the bank.

         NOW, THEREFORE, in consideration of the covenants hereinafter contained and intending by this agreement to be legally bound, Bank and Director agree as follows:

         1. The Bank agrees to pay Director that total sum of Two Hundred Sixty-eight Thousand Seven Hundred Eighty-six dollars *$268,786.00) payable in monthly installments of Two Thousand Two Hundred Thirty-nine Dollars and eighty-eight Cents ($2,239.88) for 120 consecutive months, commencing on the first day of the month following the Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever comes first.

                                     A-2-22

         2. In the event Director should die before attaining age 65, the Bank agrees to pay to Director's beneficiary(ies) designated in writing to the Bank, the sum of Two Thousand Seven Dollars and Fifty-four Cents ($2,007.54) for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

         3. If the Director dies after age 65, but prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary(ies). The beneficiary(ies) shall receive all remaining monthly installments which the Director would have received until the total sum of Two Hundred Sixty-eight Thousand Seven Hundred Eighty-six Dollars ($268,786.00) set forth in Paragraph 1 is paid. If Director fails to designate a beneficiary in writing to the Bank, the balance of the monthly installments remaining at the time of his death shall be paid to the personal representative of the estate of the Director.


         4. If the Director, for any reason other than death, fails to remain employed by Bank for 14 consecutive years he will receive monthly compensation beginning at age 65 on the basis that the sum of full months served from the date of this contract to age 65 times that compensation stated in Paragraph 1.

         5. No payments will be made to the Director's beneficiary(ies) or to his estate in the event of death by suicide during the first three years of this Agreement.

         6. This agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's shareholders to replace the Director or the right of the Director to terminate his service by resignation.

         7. The service of the Director shall not be deemed to have been terminated or

                                     A-2-23
                  interrupted due to his absence from active service on account of illness disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director returns to his employment following such interruption.

         8. The Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engage in competition with the Bank, without prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of 10 years coinciding with the number of years that the Director shall receive such compensation.

         9. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Director's right to receive compensation, shall be void.

         10. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         11. If the Bank shall acquire an insurance policy or an other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Director nor any beneficiary or Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiary(ies) or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of

                                     A-2-24
                  such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         12. The Agreement shall be construed and governed under the laws of the State of Pennsylvania.

         13. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year above written.



                                                CITIZENS BANK AND TRUST COMPANY

ATTEST:

/s/ Thomas K. Thomas                            BY: /s/ James A. Wimmer
--------------------                                -------------------
Assistant Secretary                                    President

                                                /s/ T. D. Eckert

                                     A-2-25

                           DESIGNATION OF BENEFICIARY

         In accordance with the Deferred Compensation Agreement dated August 19, 1989, by and between the undersigned and Citizens Bank and Trust Company, I hereby designate Priscilla T. Eckert, my wife, if living, to receive in monthly installments the balance of all of my benefits due under such plan. If my beneficiary shall not survive me, the such amounts shall be paid (equally) to Edward Krufka, Jr., Theresa Podgusky, Michael A. Krufka, Andrew J. Krufka, Kathrine M. Krufka, Margaret M. Krufka.

         IN WITNESS WHEREOF, I have set my hand and seal this 28th day of December, 1989.

                                                        /s/ Terry D. Eckert
                                                        -------------------



                                     A-2-26

                         DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT made this 2nd day of October, 1987 by and between CITIZENS BANK AND TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania (hereinafter called "Bank") and ROBERT ADAMS, of 450 Princeton Avenue, Palmerton, Pennsylvania 18071 (hereinafter called "Officer").

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Officer on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Officer and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Officer and retain his services for two years, and the Officer has agreed to defer from his earnings from the Bank Nine Thousand Three Hundred Thirty-nine Dollars ($9,339.00) per year for two (2) years.

         NOW, THEREFORE, in consideration of the covenants hereinafter contained and intending by this Agreement to be legally bound, Bank and Officer agree as follows:

         1. The Bank agrees to pay Officer the total sum of Seventy-eight Thousand Seven Hundred eighty-five Dollars ($78,785) payable in monthly installments of Six Hundred Fifty-six Dollars and Fifty Cents ($656.50) for 120 consecutive months, commencing on the first day of the month following Officer's 65th birthday. Payments to the Officer will terminate when the 120 payments have been made or at the time of the Officer's death, whichever occurs first.

         2. In the event Officer should die before attaining age 65, the Bank agrees to pay to Officer's beneficiary designated in writing to the Bank, the sum of Eight Hundred Seventeen Dollars and Ninety-two Cents ($817.92) per month for 120 consecutive

                                     A-2-27
                  months. Payments will begin on the first day of the month following Officer's death.

         3. If the Officer dies after age 65, but prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Officer's designed beneficiary. The beneficiary shall receive all remaining monthly installments which the Officer would have received until the total sum of Seventy-eight Thousand Seven Hundred Eighty-five Dollars ($78,785) set forth in Paragraph 1 is paid. If the Officer fails to designate a beneficiary in writing to the Bank, the balance of the monthly installments remaining at the time of his death shall be paid to the personal representative of the estate of the Officer.

         4. If the Officer, for any reason other than death, fails to serve two consecutive years as a Officer, he will receive monthly compensation beginning at age 65 on the basis that the sum of full months served bears to the required number of 24 months times the compensation stated in Paragraph 1.

         5. No payments will be made to the Officer's beneficiary or to his estate in the event of death by suicide during the first three years of this Agreement.

         6. This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's management to replace the Officer or the right of the Officer to terminate his service.

         7. The service of the Officer shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Officer continues to be

                                     A-2-28
                  employed by Bank following such interruption.

         8. The Officer agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Officer shall receive such compensation.

         9. None of the rights to compensation under this Agreement are assignable by the Officer or any beneficiary or designee of the Officer and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Officer's right to receive compensation, shall be void.

         10. The rights granted to the Officer or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         11. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Officer nor any beneficiary of Officer shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Officer or his beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. it shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         12. This Agreement shall be construed under and governed by the laws of the State of Pennsylvania.

                                     A-2-29

         13. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year above written.

                                                CITIZENS BANK AND TRUST COMPANY

ATTEST:

/s/ Richard W. Webb                             BY: /s/ James A. Wimmer
-------------------                                 -------------------
Secretary                                              President


                                                   /s/ Robert E. Adams
                                                   -------------------
                                                   Officer

                                     A-2-30

                           DESIGNATION OF BENEFICIARY

         In accordance with a Deferred Compensation Agreement dated October 2, 1987, by and between the undersigned and Citizens Bank and trust Company, I hereby designate Evelyn M. Adams, my wife, if living, to receive in monthly installments the balance of all of my benefits due under such plan. If my beneficiary shall not survive me, then such amounts shall be paid to issue, per stirpes.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of October, 1987.

                                                     /s/ Robert E. Adams
                                                     -------------------

                                     A-2-31

                                                             10228 SW 74th Court
                                                             Ocala, FL 34476
                                                             November 4, 1992


Citizens Bank & Trust Company
372 Delaware Avenue
Palmerton, PA 18071

ReR:     Deferred Compensation Agreement
         Robert Adams

Gentlemen:

Please use this letter as your authorization to update beneficiary designations on the above referenced agreement to the following:

Primary: Evelyn M. Adams, Spouse

Contingent: Robert E. & Evelyn M. Adams, TTEES, UTD 10/29/92, FBO Same

Please send confirmation of this change and future statements to the above address. Thank you for your prompt attention to this request.

Sincerely,

/s/ Robert E. Adams
-------------------
Robert Adams


                                     A-2-32

                                     ANNEX A

                                    EXHIBIT 3

                                      A-3-1

                        DIRECTOR'S COMPENSATION AGREEMENT

                                 JAMES A. WIMMER

                          CITIZENS BANK & TRUST COMPANY

                             PALMERTON, PENNSYLVANIA

                                                                  APRIL 1, 1983

                                      A-3-2

                        DIRECTOR'S COMPENSATION AGREEMENT

         This Agreement is entered into this first day of April, 1983, between CITIZENS BANK & TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania 18071 (Herein referred to as the "Bank") and JAMES A. WIMMER, 1412 Hampton Road, Allentown, Pennsylvania 18104 (Herein referred to as the "Director").

                               W I T N E S S E T H

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Director and retain his services for four years, if elected, to serve on the Board of Directors. Such compensation is set forth below; and

         WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if elected,

         NOW, THEREFORE, it is mutually agreed as follows:

         1. Compensation. The Bank agrees to pay Director the total sum of $890,110 payable in monthly installments of $7,417.58 for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

         2. Death of Director Before Age 65. In the event Director should die before reaching age 65, the Bank agrees to pay to Director's beneficiary designated in writing to the Bank, the sum of $3,017.75 per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

         3. Indexing of Deferred Income Payments. The deferred income payments stated in Paragraph "1" and Paragraph "2" of this agreement will be made provided the monthly average of the Moody's 20 Year Corporate Bond Average is between 11% and 13% from (date of agreement) until payments are commenced. If the monthly average of the Moody 20 Year Corporate Bond Average is between 11% and 13% for that period, the payments may be indexed by the Bank in accordance with the actual average of the Moody 20 Year Corporate Bond Average.

                                      A-3-3

         4. Death of Director After Age 65. If the Director dies after age 65 prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary (ies). The beneficiary (ies) shall receive all remaining monthly installments which the Director would have received until the total sum of $890,110 set forth in paragraph "1" is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of monthly installments remaining at the time of his death shall be paid to the legal representative of the estate of the Director.

         5. Termination of Service as A Director. If the Director, for any reason other than death, fails to serve four consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the number of full months served bears to the required number of 48 months times the compensation stated in paragraph "1". For example, if the Director serves only 24 months, he will be entitled to 24/48 or 50% of the compensation stated in paragraph "1".

         6. Suicide. No payments will be made to the Director's beneficiary
(ies) or to his estate in the event of death by suicide during the first three years of this agreement.

         7. Status of Agreement. This agreement does not constitute a contract of employment between the parties, nor shall any provision of this agreement restrict the right of the Bank's Shareholders to replace the Director or the right of the Director to terminate his service.

         8. Binding Effect. This agreement shall be binding upon the parties hereto and upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

         9. Interruption of Service. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

         10. Forfeiture of Compensation by Competition. The Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

         11. Assignment of Rights. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to

                                      A-3-4
anticipate, sell, transfer, assign, pledge, encumber or change Director's right to receive compensation, shall be void.

         12. Status of Director's Rights. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         13. Amendments. This Agreement may be amended only by a written Agreement signed by the parties.

         14. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         15. This agreement shall be construed under and governed by the laws of the State of Pennsylvania.

         16. Interpretation. Wherever appropriate in this Agreement, words used in the singular shall include the plural and the masculine shall include the feminine gender.

         IN WITNESS HEREOF, the parties have signed this Agreement the day and year above written.

                                               CITIZENS BANK & TRUST COMPANY

(SEAL)                                         BY /s/ Jacob Philip, Chairman

/s/ Richard W. Webb, Secretary                 /s/ James A. Wimmer  (SEAL)
------------------------------                 -------------------  ------

         Witness                               JAMES A. WIMMER, DIRECTOR

                                      A-3-5

                        DIRECTOR'S COMPENSATION AGREEMENT

                                THOMAS K. THOMAS

                          CITIZENS BANK & TRUST COMPANY

                             PALMERTON, PENNSYLVANIA

                                                                   APRIL 1, 1983

                                      A-3-6

                        DIRECTOR'S COMPENSATION AGREEMENT

         This Agreement is entered into this first day of April, 1983, between CITIZENS BANK & TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania 18071 (Herein referred to as the "Bank") and THOMAS K. THOMAS, 145 Delaware Ave., Palmerton, Pennsylvania 18071 (Herein referred to as the "Director").

                               W I T N E S S E T H

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Director and retain his services for four years, if elected, to serve on the Board of Directors. Such compensation is set forth below; and

         WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if elected,

         NOW, THEREFORE, it is mutually agreed as follows:

         1. Compensation. The Bank agrees to pay Director the total sum of $319,130 payable in monthly installments of $2,659.42 for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

         2. Death of Director Before Age 65. In the event Director should die before reaching age 65, the Bank agrees to pay to Director's beneficiary designated in writing to the Bank, the sum of $1,765.67 per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

         3. Indexing of Deferred Income Payments. The deferred income payments stated in Paragraph "1" and Paragraph "2" of this agreement will be made provided the monthly average of the Moody's 20 Year Corporate Bond Average is between 11% and 13% from (date of agreement) until payments are commenced. If the monthly average of the Moody 20 Year Corporate Bond Average is between 11% and 13% for that period, the payments may be indexed by the Bank in accordance with the actual average of the Moody 20 Year Corporate Bond Average.

                                      A-3-7

         4. Death of Director After Age 65. If the Director dies after age 65 prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary (ies). The beneficiary (ies) shall receive all remaining monthly installments which the Director would have received until the total sum of $319,130 set forth in paragraph "1" is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of monthly installments remaining at the time of his death shall be paid to the legal representative of the estate of the Director.

         5. Termination of Service as A Director. If the Director, for any reason other than death, fails to serve four consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the number of full months served bears to the required number of 48 months times the compensation stated in paragraph "1". For example, if the Director serves only 28 months, he will be entitled to 24/48 or 50% of the compensation stated in paragraph "1".

         6. Suicide. No payments will be made to the Director's beneficiary
(ies) or to his estate in the event of death by suicide during the first three years of this agreement.

         7. Status of Agreement. This agreement does not constitute a contract of employment between the parties, nor shall any provision of this agreement restrict the right of the Bank's Shareholders to replace the Director or the right of the Director to terminate his service.

         8. Binding Effect. This agreement shall be binding upon the parties hereto and upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

         9. Interruption of Service. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

         10. Forfeiture of Compensation by Competition. The Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

         11. Assignment of Rights. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to

                                      A-3-8
anticipate, sell, transfer, assign, pledge, encumber or change Director's right to receive compensation, shall be void.

         12. Status of Director's Rights. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         13. Amendments. This Agreement may be amended only by a written Agreement signed by the parties.

         14. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         15. This agreement shall be construed under and governed by the laws of the State of Pennsylvania.

         16. Interpretation. Wherever appropriate in this Agreement, words used in the singular shall include the plural and the masculine shall include the feminine gender.

         IN WITNESS HEREOF, the parties have signed this Agreement the day and year above written.

                                                  CITIZENS BANK & TRUST COMPANY
                                                  -----------------------------

(SEAL)                                         BY /s/ James A. Wimmer
                                                  ------------------
                                                  JAMES A. WIMMER, PRESIDENT

/s/ Richard W. Webb, Secretary                    /s/ Thomas K. Thomas    (SEAL)
------------------------------                    ------------------------------

         Witness                                  THOMAS K. THOMAS, DIRECTOR

                                      A-3-9

                        DIRECTOR'S COMPENSATION AGREEMENT

                                 RICHARD W. WEBB

                          CITIZENS BANK & TRUST COMPANY

                             PALMERTON, PENNSYLVANIA

                                                                   APRIL 1, 1983

                                     A-3-10

                        DIRECTOR'S COMPENSATION AGREEMENT

         This Agreement is entered into this first day of April, 1983, between CITIZENS BANK & TRUST COMPANY, 372 Delaware Avenue, Palmerton, Pennsylvania 18071 (Herein referred to as the "Bank") and RICHARD W. WEBB, 887 E. Princeton Ave., Palmerton, Pennsylvania 18071 (Herein referred to as the "Director").

                               W I T N E S S E T H

         WHEREAS, the Bank recognizes that the competent and faithful efforts of Director on behalf of the Bank have contributed significantly to the success and growth of the Bank; and

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Bank desires to compensate the Director and retain his services for four years, if elected, to serve on the Board of Directors. Such compensation is set forth below; and

         WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if elected,

         NOW, THEREFORE, it is mutually agreed as follows:

         1. Compensation. The Bank agrees to pay Director the total sum of $1,407,720 payable in monthly installments of $11,731 for 120 consecutive months, commencing on the first day of the month following Director's 65th birthday. Payments to the Director will terminate when the 120 payments have been made or at the time of the Director's death, whichever occurs first.

         2. Death of Director Before Age 65. In the event Director should die before reaching age 65, the Bank agrees to pay to Director's beneficiary designated in writing to the Bank, the sum of $3,232.42 per month for 120 consecutive months. Payments will begin on the first day of the month following Director's death.

         3. Indexing of Deferred Income Payments. The deferred income payments stated in Paragraph "1" and Paragraph "2" of this agreement will be made provided the monthly average of the Moody's 20 Year Corporate Bond Average is between 11% and 13% from (date of agreement) until payments are commenced. If the monthly average of the Moody 20 Year Corporate Bond Average is between 11% and 13% for that period, the payments may be indexed by the Bank in accordance with the actual average of the Moody 20 Year Corporate Bond Average.

                                     A-3-11

         4. Death of Director After Age 65. If the Director dies after age 65 prior to receiving the full 120 monthly installments, the remaining monthly installments will be paid to the Director's designated beneficiary (ies). The beneficiary (ies) shall receive all remaining monthly installments which the Director would have received until the total sum of $1,407,720 set forth in paragraph "1" is paid. If the Director fails to designate a beneficiary in writing to the Bank, the balance of monthly installments remaining at the time of his death shall be paid to the legal representative of the estate of the Director.

         5. Termination of Service as A Director. If the Director, for any reason other than death, fails to serve four consecutive years as a Director, he will receive monthly compensation beginning at age 65 on the basis that the number of full months served bears to the required number of 48 months times the compensation stated in paragraph "1". For example, if the Director serves only 24 months, he will be entitled to 24/48 or 50% of the compensation stated in paragraph "1".

         6. Suicide. No payments will be made to the Director's beneficiary
(ies) or to his estate in the event of death by suicide during the first three years of this agreement.

         7. Status of Agreement. This agreement does not constitute a contract of employment between the parties, nor shall any provision of this agreement restrict the right of the Bank's Shareholders to replace the Director or the right of the Director to terminate his service.

         8. Binding Effect. This agreement shall be binding upon the parties hereto and upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

         9. Interruption of Service. The service of the Director shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Bank for reasons of professional advancement, education, health or government service, or during military leave for any period if the Director is elected to serve on the Board following such interruption.

         10. Forfeiture of Compensation by Competition. The Director agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Bank, without the prior written consent of the Bank, within a radius of 50 miles of the main office of the Bank for a period of ten years, coinciding with the number of years that the Director shall receive such compensation.

         11. Assignment of Rights. None of the rights to compensation under this Agreement are assignable by the Director or any beneficiary or designee of the Director and any attempt to

                                     A-3-12
anticipate, sell, transfer, assign, pledge, encumber or change Director's right to receive compensation, shall be void.

         12. Status of Director's Rights. The rights granted to the Director or any designee or beneficiary under this Agreement shall be solely those of an unsecured creditor of the Bank.

         13. Amendments. This Agreement may be amended only by a written Agreement signed by the parties.

         14. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, is expressly understood and agreed that neither Director nor any beneficiary of Director shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Director or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

         15. This agreement shall be construed under and governed by the laws of the State of Pennsylvania.

         16. Interpretation. Wherever appropriate in this Agreement, words used in the singular shall include the plural and the masculine shall include the feminine gender.

         IN WITNESS HEREOF, the parties have signed this Agreement the day and year above written.

                                           CITIZENS BANK & TRUST COMPANY

(SEAL)                                  BY /s/ James A. Wimmer
                                           -------------------
                                           JAMES A. WIMMER, PRESIDENT

/s/ T. K. Thomas                           /s/ Richard W. Webb      (SEAL)
----------------                           -------------------------------
         Witness                           RICHARD W. WEBB, DIRECTOR

                                     A-3-13

                                     ANNEX A

                                    EXHIBIT 4














                                      A-4-1

                       [Letterhead of Rhoads & Sinon LLP]

                                [Date of Closing]




Board of Directors
HARLEYSVILLE NATIONAL CORPORATION
P.O. Box 195
Harleysville, PA 19438


Ladies and Gentlemen:

         We have acted as Special Counsel to Citizens Bank and Trust Company ("CBTC"), a Pennsylvania chartered bank and trust company, in connection with the Agreement and Plan of Reorganization, dated as of December __, 1999 (as amended, the "Agreement"), by and among Harleysville National Corporation ("HNC"), Citizens National Bank ("CNB") and CBTC pursuant to which CBTC will be merged with and into CNB (the "Bank Merger"). While this firm represents CBTC in connection with specific legal matters as to which we are consulted by it, we do not perform or provide legal services to CBTC in connection with the day-to-day operations of its business or routine legal proceedings related thereto. This opinion is being delivered to you in accordance with the provisions of Section 6.2(c) of the Agreement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement or the Accord. The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the Commonwealth of Pennsylvania.

         In connection with the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the articles of incorporation, the certificate of incorporation, the certificate of good standing, the by-laws, the Agreement and such other corporate and other records, certificates and documents as we have considered necessary or appropriate for the purposes of rendering the opinions set forth below.



                                      A-4-2

         Based upon and subject to the foregoing and the other terms and provisions hereof, it is our opinion that:

         1. CBTC is a bank and trust company that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         2. CBTC has full corporate power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as it is now being conducted and to own its properties and assets.

         3. The authorized capital stock of CBTC consists of 5,542 shares of CBTC Common Stock, par value $50.00 per share, all of which are issued and outstanding. In that regard, we note that although the articles of incorporation state that CBTC is authorized to issue 6,000 shares of common stock, CBTC, pursuant to permission granted by the Pennsylvania Department of Banking dated January 15, 1998, (copy attached hereto), acquired 458 shares of its common stock which the Department of Banking required CBTC to retire. All of the issued and outstanding shares of capital stock of CBTC have been duly authorized and are validly issued, fully paid and nonassessable. CBTC has no shares of capital stock reserved for issuance.

         4. To our actual knowledge, CBTC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of CBTC have not been issued in violation of any preemptive rights. To our actual knowledge, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of CBTC.

         5. To our actual knowledge, CBTC has no subsidiaries.

         6. CBTC has the requisite corporate power and authority to execute and deliver the Agreement and the Bank Merger Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by CBTC to authorize the execution and delivery of the Agreement and the Bank Merger Agreement and the performance of the transactions contemplated therein have been taken. The Agreement and the Bank Merger Agreement have been duly authorized, executed and delivered by CBTC and, assuming due authorization, execution and delivery by HNC and CNB, and receipt of required regulatory approvals and the approval of the CNB shareholders, constitutes a valid and binding obligation of CBTC and is enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

         7. The execution, delivery and performance of the Agreement will not, and the consummation of the transactions contemplated thereby will not, constitute (i) a breach or

                                      A-4-3
violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which CBTC (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Bank Merger,
(ii) a breach or violation of, or a default under CBTC's articles of incorporation, or its bylaws, or (iii) to our actual knowledge, except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of CBTC under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Bank Merger.

         8. The consummation of the transactions contemplated by the Agreement does not require as to CBTC any approval, consent or waiver under any law, rule, regulation, judgment, decree, order, governmental permit or license or, to our actual knowledge, the approval, consent or waiver of any party to any agreement, indenture or instrument, other than (i) all required approvals, consents and waivers of governmental authorities, and (ii) the approval of its shareholders referred to in Section 6.1(a).

         9. Except as set forth in Annex 3.1(j) to the Agreement (i) to our actual knowledge, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, threatened against CBTC and (ii) to our actual knowledge based solely upon written certificates of officers of CBTC, there are no obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the management of CBTC is aware that could reasonably be expected to result in any claims against or obligations or liabilities of CBTC), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on CBTC or to hinder or delay, in any material respect, consummation of the transactions contemplated by the Agreement.

         10. To our actual knowledge, except as set forth in Annex 3.1(k) to the Agreement, CBTC is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the CBTC Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any CBTC Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order,

                                      A-4-4
directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         The General Qualifications apply to the opinions expressed at paragraphs 2 and 7 hereof.

         This opinion is furnished by us as Special Counsel to CBTC solely for your benefit and solely in connection with the above-described transaction and for no other purpose. You may not, without our express written approval, deliver copies of this opinion or extracts therefrom to any other person and no one other than you is entitled to rely on this opinion. Our opinion is as of the date hereof, and we undertake no duty to update such opinion after the date hereof.

                                             Very truly yours,

                                             RHOADS & SINON LLP



                                             By: Dean H.  Dusinberre, Esquire



cc:      James A.  Wimmer, Chairman and President
         CITIZENS BANK AND TRUST COMPANY


                                      A-4-5

                                     ANNEX A

                                    EXHIBIT 5






                                      A-5-1

                     [Letterhead of Shumaker Williams, P.C.]

                                [Date of Closing]

Board of Directors
CITIZENS BANK AND TRUST COMPANY
327 Delaware Avenue P.O. Box 196
Palmerton, PA  18071-0196                                 VIA HAND DELIVERY



         RE: Acquisition of Citizens Bank and Trust Company ("CBTC") pursuant to a merger of CBTC with and into Citizens National Bank ("CNB"), a wholly owned subsidiary of Harleysville National Corporation ("HNC")
              File No. 853-99

Ladies and Gentlemen:

         We have acted as special counsel to Harleysville National Corporation ("HNC"), a Pennsylvania corporation and Citizens National Bank, a national banking association, ("CNB") in connection with the preparation of the Agreement and Plan of Reorganization dated as of _____________, 1999 by and among HNC, CNB and Citizens Bank and Trust Company ("CBTC"), a Pennsylvania chartered bank and trust company (as amended, the "Agreement") in which the principal terms of the merger (the "Bank Merger") of CBTC with and into CNB are set forth. We also have participated on HNC's and CNB's behalf in various matters and transactions related to the Bank Merger. This opinion letter is provided to you at the request of HNC pursuant to Section 6.3(b) of the Agreement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement or the Accord. The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the Commonwealth of Pennsylvania.

         In connection with the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of the articles of incorporation, the articles of association, the certificate of incorporation, the by-laws, the Agreement, and such corporate and other records, certificates and documents as we have considered necessary or appropriate for the purposes of rendering the opinions set forth below.

         Based upon and subject to the foregoing and the other terms and provisions hereof, we are of the opinion that:

                                      A-5-2

         1. HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania as evidenced in the Subsisting Corporation Certificate issued by the Commonwealth of Pennsylvania, Corporation Bureau.

         2. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business.

         3. CNB is a national banking association which is duly organized and validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to own and hold its properties and to carry on its present business.

         4. HNC and CNB have full corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein, and all corporate actions required to be taken by HNC and CNB to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein have been taken.

         5. The Agreement has been duly authorized, executed and delivered by HNC and CNB and, assuming due authorization, execution and delivery by CBTC and receipt of required regulatory approvals and the approval of the CBTC shareholders, constitutes a valid and binding obligation of each of HNC and CNB and is enforceable against HNC and CNB in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

         6. The execution, delivery and consummation of the Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC or CNB or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which any of them is a party or by which any of them or any of their properties are bound.

         7. To our actual knowledge, except as disclosed in Annex 3.2(h) to the
Agreement: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of HNC threatened, that involves HNC or CNB or any of their properties and that, if determined adversely to any of them, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC or CNB which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB or restrict in any manner the right of any of them to conduct its business as presently conducted; and (iii) to our actual knowledge, there exists no fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined





                                      A-5-3
adversely to HNC or CNB, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB.

         8. The authorized capital stock of HNC consists of Thirty Million (30,000,000) shares of common stock, par value One Dollar ($1.00) per share, of which as of the date hereof, __________ shares were issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of HNC Common Stock to be issued under the Agreement have been duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and non-assessable and free and clear of any mortgage, pledge, lien or claim, except for those attaching by virtue of succession from CBTC Common Stock exchanged therefor.

         9. No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the consummation by HNC or CNB of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

         10. Upon notification to the Office of the Comptroller of the Currency and the Pennsylvania Department of Banking of the consummation of the Bank Merger, the Bank Merger will have been effected in compliance will all applicable federal and Pennsylvania laws and regulations in all material respects.

         The General Qualifications apply to the opinions set forth in paragraphs 4 and 6 hereof.

         This opinion is furnished by us as Special Counsel to HNC and CNB, solely for your benefit and solely in connection with the above-described transaction and for no other purpose. You may not, without our express written approval, deliver copies of this opinion or extracts therefrom to any other person and no one other than you is entitled to rely on this opinion. Our opinion is as of the date hereof, and we undertake no duty to update such opinion after the date hereof.

                                              Sincerely,

                                              SHUMAKER WILLIAMS, P.C.



                                              By Nicholas Bybel, Jr., Esquire


cc: Walter E. Daller, Jr., President and Chief Executive Officer HARLEYSVILLE NATIONAL CORPORATION
      Thomas D. Oleksa, President
      CITIZENS NATIONAL BANK




                                      A-5-4

                                     ANNEX B

                        Tax Opinion of Grant Thornton LLP

February   , 2000



Mr. Walter E. Daller, Jr.
President
HARLEYSVILLE NATIONAL CORPORATION
483 Main Street
Harleysville, Pennsylvania 19438



Dear Mr. Daller:

You have requested our advice in regards to certain U.S. federal income tax consequences of the proposed merger of Citizens Bank and Trust Company into Citizens National Bank. Our advice is based upon our understanding of the transaction which is described below:

                                 THE TRANSACTION

         1. Harleysville National Corporation is a registered multi-bank holding company incorporated in the Commonwealth of Pennsylvania. It has one class of stock outstanding (common stock, $1.00 par value), which is publicly traded over the counter and is commonly quoted on the National Association of Securities Dealers Automated Quotation system for national market issues.

         2. Harleysville National Bank, Citizens National Bank and Security National Bank are each federally chartered commercial banks regulated by the Office of the Comptroller of the Currency. Each of these three banking subsidiaries has one class of outstanding stock. Harleysville National Bank and Citizens National Bank are wholly owned by Harleysville. Citizens National Bank is, presently, wholly owned by HNC North, Inc. a wholly owned subsidiary of Harleysville National Corporation and a Pennsylvania corporation. All of the companies join with Harleysville National Corporation in the filing of a consolidated federal income tax return on the basis of a calendar taxable year using the accrual method of accounting to compute taxable income. HNC Financial Corp. is another wholly owned subsidiary of Harleysville National Corporation and a Delaware corporation.

         3. Citizens Bank and Trust Company is a Pennsylvania chartered bank and trust company, subject to regulation by the Pennsylvania Department of Banking. Citizens Bank and Trust Company capital stock trades on a very limited basis in the over-the counter market and is quoted and transactions are reported on the OTC Bulletin Board and in privately negotiated transactions. Citizens Bank and Trust Company files its federal income tax return on the basis of a calendar year-end using the accrual method of accounting.

         4. Part of Harleysville's business growth plan is the acquisition of smaller community financial institutions that are well known in their local market places, but don't have the organizational strength possessed by Harleysville National Corporation. In keeping with this strategy, the management of Harleysville and the management of Citizens Bank and Trust Company have agreed to a combination to be accomplished pursuant to a plan of merger.

         5. Pursuant to state corporation law, Harleysville will liquidate its wholly owned subsidiary HNC North and cancel the stock of HNC North in exchange for the assets of HNC North. Harleysville will then own directly 100% of the stock of Citizens National Bank.

         6. On the date of the complete liquidation of HNC North into Harleysville National Corporation, the fair market value of HNC North's assets will exceed its liabilities.

         7. After the liquidation of HNC into Harleysville, Citizens Bank and Trust Company will merge into Citizens National Bank with Citizens National Bank surviving, pursuant to state and national banking law. Except for fractional shares and shareholders of Citizens Bank and Trust Company exercising dissenter's rights, Citizens Bank and Trust Company shareholders will exchange all of their Citizens Bank and Trust Company stock solely for stock of Harleysville. Citizens Bank and Trust Company stock will then be canceled. Citizens National Bank will continue to operate the commercial banking business of Citizens Bank and Trust Company through an un-incorporated division.

         8. There is a valid business purpose for each of the steps of the transaction described above.

         9. Prior to the merger, HNC Financial Corporation, a wholly owned subsidiary of Harleysville National Corporation, owns 2.76% of the common stock of Citizens National Bank and Trust Corporation. Neither Harleysville National Corporation nor any of its other subsidiaries presently owns or has ever owned any of the stock of Citizens National Bank and Trust Company.

         10. At the time of the liquidation of HNC North, Harleysville will own at least 80% of the voting power or at least 80% of the total number of shares of any class of HNC North outstanding.

         11. One hundred percent of HNC North stock will be cancelled after the distribution of HNC North assets to Harleysville in the liquidation.

         12. The complete distribution of HNC North assets to Harleysville will occur within the same taxable year.

         13. The fair market value of Harleysville stock to be received by former shareholders of Citizens Bank and Trust Company in exchange for their shares of Citizens Bank and Trust Company stock will be approximately equal to the fair market value of that Citizens Bank and Trust Company stock.

         14. No Citizens National Bank stock will be issued in the transaction.

         15. As a result of this merger, Citizens National Bank will acquire at least 90% of the fair market value of Citizens Bank and Trust Company's net assets and at least 70% of the fair market value of its gross assets held immediately prior to the transaction. Amounts used by Citizens Bank and Trust Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Citizens Bank and Trust Company will be included as assets held immediately prior to the transaction.

         16. Citizens National Bank has no intention to issue additional shares of its stock that would result in HNC North (before its complete liquidation) or Harleysville (after the complete liquidation of HNC North) owning less than 80% of the voting power or less than 80% of the total number of shares of any class of Citizens National Bank outstanding stock.

         17. Neither Harleysville nor any party related to it has any intention to reacquire any Harleysville stock issued to the shareholders of Citizens Bank and Trust Company in the merger.

         18. Harleysville has no intention to liquidate Citizens National Bank or cause the merger of Citizens National Bank into any other corporation.

         19. Harleysville has no intention to cause Citizens National Bank to sell or otherwise dispose of any of its assets, except for transfers made in the ordinary course of its business or transfers of its assets to a corporation directly controlled by Citizens National Bank by means of Citizens National Bank's ownership of at least 80% of the voting power and 80% of the total number of shares of all classes of outstanding stock of the corporation.

         20. Each corporation and all shareholders, will each pay all of their own expenses associated with the liquidation and the merger.

         21. None of the corporations is a regulated investment company, a real estate investment trust or a corporation with 50% or more of the value of its total assets comprised of stock or securities and 80% or more of the value of its total assets being held for investment (other than stock or securities in a corporation at least 50% of the voting or 50% of the value of the stock of which is owned by the first corporation in which case the first corporation will be deemed to own its ratable share of the second corporation's assets).

         22. None of the corporations is under the jurisdiction of a court in a Title 11 or similar case.

         23. None of the compensation received by any employee of Citizens Bank and Trust Company will be separate consideration for, or allocable to, any of the shares of Citizens Bank and Trust Company stock owned by the employee. Likewise, none of the shares of Harleysville stock received by any employee of Citizens Bank and Trust Company will be in payment for employment. All compensation paid to employees of Citizens Bank and Trust Company will be for services actually rendered and will be comparable to amounts commonly paid to other employees for similar services.

         24. Immediately after the merger, Citizens National Bank will not have outstanding any warrants, options, convertible securities or any other type of right which would permit any person to acquire stock of Citizens National Bank that will cause Harleysville to own less than 80% of the voting power or less than 80% of the total number of outstanding shares of all classes of stock outstanding.

         25. The merger of Citizens Bank and Trust Company into Citizens National Bank will constitute a merger under applicable state or federal law.

         26. The payment of cash in lieu of fractional shares of Harleysville stock is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares. The total amount of cash that will be paid to former shareholders of Citizens Bank and Trust Company instead of fractional shares of Harleysville stock will not exceed 1% of the value of the total amount of cash and stock that will be issued in the merger to the former shareholders of Citizens Bank and Trust Company in exchange for their shares of Citizens Bank and Trust Company stock.

         27. The fair market value of Citizens Bank and Trust Company's and Citizens National Bank's assets exceed the sum of their respective liabilities and any liabilities to which their assets are subject.

         28. Citizens Bank and Trust Company has not bought back any of its stock in the last two calendar years.

         29. All liabilities assumed by Citizens National Bank in the merger and all the liabilities collateralized by the assets of Citizens Bank and Trust Company were incurred by Citizens Bank and Trust Company in the ordinary course of its business.

         30. Citizens Bank and Trust Company's only outstanding stock is its common stock. None of the debt of Citizens Bank and Trust Company is considered stock for U.S. federal income tax purposes.

         31. No liabilities, either fixed or contingent, of Citizens Bank and Trust Company or of Citizens Bank and Trust Company's shareholders will be assumed by Harleysville.

         32. No indebtedness exists between Harleysville, or any of its subsidiaries, and Citizens Bank and Trust Company that was issued, acquired, or will be settled at a discount.

                                   CONCLUSIONS

         Based upon the description of the transaction above and subject to the limiting conditions set out below, we are of the opinion that for U.S. federal income tax purposes:

         1. No gain or loss will be recognized by Harleysville upon the receipt of HNC North assets in the liquidation.

         2. No gain or loss will be recognized by HNC North on the distribution of its assets to Harleysville or the cancellation of its stock.

         3. The merger of Citizens Bank and Trust Company with and into Citizens National Bank will constitute a tax-free reorganization for U.S. federal income tax purposes.

         4. No gain or loss will be recognized by the former shareholders of Citizens Bank and Trust Company upon the exchange of their Citizens Bank and Trust Company stock for Harleysville stock.

         5. The basis and holding periods of former Citizens Bank and Trust Company shareholders in their Citizens Bank and Trust Company stock will carry over to the Harleysville stock they receive in the merger provided that the shares of Citizens Bank and Trust Company stock were held by them as capital assets on the date of the transaction.

         6. Former Citizens Bank and Trust Company shareholders receiving cash in lieu of fractional shares of Harleysville stock will have gain or loss on such exchanges equal to the excess of the cash received in lieu of such fractional shares over the shareholder's basis in Citizens Bank and Trust Company stock allocable to the fractional shares. That gain or loss will be capital gain or loss, if the shares of Citizens Bank and Trust Company stock qualified as capital assets in the hands of the exchanging shareholder. The capital gain or loss will be long term if the shareholders holding period for the stock is more than one year and short term if not.

         7. Former Citizens Bank and Trust Company shareholders exercising dissenter's rights will have gain or loss on the receipt of cash for their Citizens Bank and Trust Company shares equal to the excess of the cash received over their basis in their Citizens Bank and Trust Company stock. That gain or loss will qualify as capital gain or loss, if the shares of Citizens Bank and Trust Company stock qualified as capital assets in the hands of the exchanging shareholder and, the capital gain or loss will be long term if the shareholder's holding period for the shareholder's Citizens Bank and Trust Company stock is more than one year and short term if not.

         8. No gain or loss will be recognized by Citizens National Bank upon the receipt of Citizens Bank and Trust Company's assets and liabilities in the merger. The basis and holding period of Citizens Bank and Trust Company in its assets transferred to Citizens National Bank will carryover to Citizens National Bank and become Citizens National Bank's basis and holding period in those assets.

         9. Citizens National Bank will succeed to the tax attributes of Citizens Bank and Trust Company including net operating loss carryovers, credit carryovers and accounting methods.

         10. Harleysville will not recognize gain or loss on the merger of Citizens Bank and Trust Company into Citizens National Bank. Harleysville's basis in its Citizens National Bank stock will be increased by the basis of Citizens Bank and Trust Company in its net assets immediately prior to the merger of Citizens Bank and Trust Company with and into Citizens National Bank.

                               LIMITING CONDITIONS

         We have relied upon the accuracy and completeness of the above description of the transaction without independent verification. Our conclusions as to the U.S. federal income tax consequences of the transaction are dependent upon the accuracy of that description and those representations and if the description or representations are inaccurate in any material respect, the conclusions may not be correct.

         Our conclusions as to the federal income tax consequences of the transaction are based upon our interpretations of the Internal Revenue Code of 1986, final, temporary and proposed regulations promulgated under the Code, IRS pronouncements and judicial decisions as of the date of this letter. Moreover, our opinions are based upon our professional interpretations of those authorities. Other knowledgeable persons including the U.S. Internal Revenue Service might interpret those authorities differently and reach different conclusions. Accordingly, we cannot give any assurance that the Internal Revenue Service or the Courts will accept our conclusions as correct. However, we are of the opinion that our conclusions more likely than not represent the correct application of the U.S. federal income tax laws. We express no opinion regarding tax consequences under the laws of any state, foreign or local jurisdiction. Additionally, no opinion is expressed on federal tax matters except those specifically discussed herein.

         This letter has been prepared for the benefit of the parties to the transaction. No obligation is undertaken with respect to any other persons. We consent to reference to this letter in registration statements filed with the Securities Exchange Commission in regards to the transaction.

         Very truly yours,




         Philadelphia, Pennsylvania
         February __, 2000

                                     ANNEX C

                      Statute Regarding Dissenters' Rights

                       EXCERPTS FROM, SECTION 215a OF THE
                NATIONAL BANK ACT RELATING TO DISSENTERS' RIGHTS

                  (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

                  (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

                  (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                               ------------------

               Section 215(b)(4) of the National Bank Act defines the term "receiving association," as used in Section 215a, to mean the national banking association into which one or more national banking associations or one or more State banks, located within the same State, merge.

                                     ANNEX D



                   Tucker Anthony Cleary Gull Fairness Opinion

         Board of Directors
         Citizens Bank & Trust Company
         372 Delaware Avenue
         Palmerton, PA  18071

         Ladies and Gentlemen:

                  You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the terms of the proposed merger (the "Merger") of Citizens Bank & Trust Company ("Citizens") with and into Harleysville National Corporation Corporation ("Harleysville"). Pursuant to the Agreement and Plan of Reorganization dated December 28, 1999 between Citizens and Harleysville (the "Merger Agreement"), each share of Citizens Common Stock outstanding at the Effective Time of Merger will be converted into the right to receive (the "Merger Consideration") 166 shares of Harleysville Common Stock (the "Exchange Ratio").

                  Hopper Soliday, a division of Tucker Anthony Incorporated ("Hopper Soliday"), as a customary part of its investment banking business, is engaged in valuing businesses and their securities in connection with mergers and acquisitions, stock purchase offers, negotiated underwritings, secondary distributions of securities, private placements and for estate, corporate reorganization and other purposes.

                  Hopper Soliday reviewed, among other things: i) Citizens' audited financial statements and related financial information for years ended December 31, 1994 through December 31, 1998 and Citizens' quarterly financial statements on for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999; ii) Harleyville's Annual Reports on Form 10-K and related financial information for years ended December 31, 1994 through December 31, 1998 and Quarterly Reports on Form 10-Q for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999; iii) certain information concerning the respective businesses, operations, regulatory condition and prospects of Harleysville and Citizens, including financial forecasts, relating to the business, earnings, assets and prospects of Harleysville and Citizens, furnished to Hopper Soliday by Harleysville and Citizens, which Hopper Soliday discussed with members of senior management of Harleysville and Citizens; iv) historical market prices and trading activity for the Harleysville Common Stock and Citizens Common Stock and similar data for certain publicly traded companies which Hopper Soliday deemed to be relevant; v) the results of operations of Harleysville and Citizens and similar data for certain companies which Hopper Soliday deemed to be relevant; vi) the financial terms of the Merger contemplated by the Merger Agreement and the financial terms of certain other mergers and acquisitions which Hopper Soliday deemed to be relevant; vii) the pro forma impact of the Merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Harleysville; viii) the Merger Agreement; and ix) such other matters as Hopper Soliday deemed necessary. Hopper Soliday also met with certain members of senior management and other representatives of Harleysville and Citizens to discuss the foregoing as well as other matters Hopper Soliday deemed relevant.

                  In conducting our review and in arriving at our opinion, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or that which was publicly available and did not attempt independently to verify such information. We relied upon the managements of Citizens and Harleysville as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases thereof) provided to us and assumed that such forecasts and projections reflected the best currently available estimates and judgements of such managements and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses for Citizens and Harleysville were adequate. We did not make or obtain any evaluations or appraisals of the assets of Citizens and Harleysville, nor did we examine any individual loan credit files. Our opinion is limited to the fairness, from a financial point of view, to the shareholders of Citizens of the Merger Consideration.

                  In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to either Citizens or, on a pro forma basis, the resulting company following the Merger. Our opinion necessarily is based upon conditions as they exist on, and can be evaluated as of, the date of this letter.

                  On the basis of the aforementioned analysis, and subject to the qualifications described above, as of the date hereof, we are of the opinion that the Merger Consideration provided for by the Merger Agreement is fair to the shareholders of Citizens from a financial point of view.

         Sincerely,



         Hopper Soliday, a Division of Tucker Anthony Incorporated

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1101-4162) provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

         Article 10 of the Amended Bylaws of Harleysville provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended.


Item 21.          Exhibits and Financial Statement Schedules

         (a)      Exhibits:

         2.1 Agreement and Plan of Reorganization (the "Agreement") dated as of December 28, 1998, among Harleysville National Corporation, Citizens Bank and Trust Company. (Included in Annex A to the proxy statement prospectus).

         3(i) Harleysville National Corporation Amended Articles of Incorporation. (Incorporated by reference to Exhibit 4A to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

         3(ii) Harleysville National Corporation Amended Bylaws. (Incorporated by reference to Exhibit 4B to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

         4.1 Harleysville National Corporation Amended Articles of Incorporation. (Incorporated by reference to Exhibit 4A to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

         4.2 Harleysville National Corporation Amended Bylaws. (Incorporated by reference to Exhibit 4B to Harleysville National Corporation's Registration Statement No. 333-17813 on Form S-8, filed on December 13, 1996.)

         5 Opinion of Shumaker Williams, P.C. re: Legality of Harleysville National Corporation Common Stock.

         8 Opinion of Grant Thornton, LLP re: Tax Matters. (Included at Annex B in the proxy statement/prospectus)

         10.1 Harleysville National Corporation 1993 Stock Incentive Plan. (Incorporated by Reference to Exhibit 4.3 of Registration Statement No. 33- 57790 on Form S-8, filed with the Commission on October 1, 1993.)

         10.2 Harleysville National Corporation Stock Bonus Plan. (Incorporated by Reference to Exhibit 99A of Registration Statement No. 33-17813 on Form S-8, filed with the Commission on December 13, 1996.)

         10.3 Supplemental Executive Retirement Plan. (Incorporated by Reference to Exhibit 10.3 to the Annual Report on Form 10-K of Harleysville National Corporation for the year ended December 31, 1997, filed on March 27, 1998.)

         10.4 Executive Employment Agreement, dated as of July 28, 1998, between The Citizens National Bank of Lansford and Francis P. Burbidge.

         10.5 Consulting Agreement, dated as of July 28, 1998, between The Citizens National Bank of Lansford and Francis P. Burbidge.

         10.6 Release Agreement, dated as of July 28, 1998, by and among The Citizens National Bank of Lansford, The Citizens National Bank of Slatington, Harleysville National Corporation, Northern Lehigh Bancorp, Inc. and Francis P. Burbidge.

         10.7 Walter E. Daller, Jr., Chairman, President and Chief Executive Officer's employment agreement. (Incorporated by Reference to Registrant's Registration Statement on for 8-K, filed with the Commission March 25, 1999.)

         10.8 Demetra M. Takes, Vice President Harleysville and President and Chief Operating Officer Harleysville National Bank, employment agreement. (Incorporated by Reference to Registrant's Registration Statement on Form 8-K, filed with the Commission on March 25, 1999.)

         10.9 Vernon L. Hunsberger, Senior Vice President/CFO and Cashier's employment agreement. (Incorporated by Reference to Registrant's Registration Statement on Form 8-K, filed with the Commission on March 25, 1999.)

         10.10 Harleysville National Corporation 1998 Stock Incentive Plan. (Incorporated by Reference to Registrant's Registration Statement No. 333- 79971 on Form S-8, filed with the Commission on June 4, 1999.)

         10.11 Harleysville National Corporation 1998 Independent Directors Stock Option Plan. (Incorporated by Reference to Registrant's Registration Statement No. 333-79973 on Form S-8, filed with the Commission on June 4, 1999.)

         10.12    Agreement. (Incorporated by Reference to Exhibit 2.1.)

         11 Statement re: Computation of Earnings Per Share. (Included at Page __ of the proxy statement/prospectus contained herein.)

         12 Computation of Ratios. (Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.)

         21       Subsidiaries of Registrant

         23.1     Consent of Shumaker Williams, P.C.

         23.2     Consent of Grant Thornton, LLP.

         23.3     Consent of Beard & Company, Inc.

         23.4     Consent of Tucker Anthony Cleary Gull.

         24       Power of Attorney.

         99.1     Form of Citizens Bank and Trust Company Proxy.

         99.2     Letter to Shareholders of Citizens Bank and Trust Company.

         99.3     Notice of Meeting.

         99.4 Statute Relating to Dissenters' Rights. (Included as Annex C to the Proxy Statement contained herein.)

         (b)      Financial Statement Schedules:

                  None required.

         (c)      Opinion of Financial Advisor:

                  The Opinion of Financial Advisor is included in the proxy statement/prospectus as Annex D.

Item 22.          Undertakings.

         (a)

         1.      The undersigned Registrant hereby undertakes as follows:

                 (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (C) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Harleysville, Commonwealth of Pennsylvania on January 31, 2000.

                                      HARLEYSVILLE NATIONAL CORPORATION


                              By:     /s/ Walter E. Daller, Jr.
                                      Walter E. Daller, Jr.
                                      President, CEO and Chairman of the Board


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter E. Daller, Jr. and Demetra M. Takes, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                                        Capacity                                          Date
                                        --------                                          ----
/s/ Walter E. Daller, Jr.               President, CEO and Chairman                       January 31, 2000
-------------------------               of the Board and Director
Walter E. Daller, Jr.                   (Principal Executive Officer)



/s/ Vernon L. Hunsberger                Treasurer                                         January 31, 2000
------------------------                (Principal Accounting or
Vernon L. Hunsberger                    Financial Officer)

/s/ LeeAnn Bergey                       Director                  January 31, 2000
--------------------------
LeeAnn Bergey

/s/ Martin E. Fossler                   Director                  January 31, 2000
----------------------------
Martin E. Fossler

/s/ Harold A. Herr                      Director                  January 31, 2000
-----------------------------
Harold A. Herr

/s/ Thomas S. McCready                  Director                  January 31, 2000
----------------------
Thomas S. McCready

/s/ Henry M. Pollak                     Director                  January 31, 2000
---------------------------
Henry M. Pollak

/s/ Palmer E. Retzlaff                  Director                  January 31, 2000
---------------------------
Palmer E. Retzlaff

/s/ Walter F. Vilmeier                  Director                  January 31, 2000
---------------------------
Walter F. Vilsmeier

/s/ William M. Yocum                    Director                  January 31, 2000
------------------------
William M. Yocum

                                 EXHIBIT INDEX

                                                                                                 Page Number
                                                                                                In Sequential
Number                  Title                                                                    Number System


         2.1            Agreement and Plan of Reorganization (the "Agreement")
                        dated as of December 28, 1998, among Harleysville
                        National Corporation, Citizens Bank and Trust Company.
                        (Included in Annex A to the proxy statement
                        prospectus).
         3(i)           Harleysville National Corporation Amended Articles of
                        Incorporation.  (Incorporated by reference to Exhibit 4A to
                        Harleysville National Corporation's Registration Statement No.
                        333-17813 on Form S-8, filed on December 13, 1996.)
         3(ii)          Harleysville National Corporation Amended Bylaws.
                        (Incorporated by reference to Exhibit 4B to Harleysville
                        National Corporation 's Registration Statement
                        No.333-17813 on Form S-8, filed on December 13, 1996.)
         4.1            Harleysville National Corporation Amended Articles of
                        Incorporation.  (Incorporated by reference to Exhibit 4A to
                        Harleysville National Corporation's Registration Statement No.
                        333-17813 on Form S-8, filed on December 13, 1996.)
         4.2            Harleysville National Corporation Amended Bylaws.  (Incorporated by
                        reference to Exhibit 4B to Harleysville National Corporation's
                        Registration Statement No. 333-17813 on Form S-8, filed on December
                        13, 1996.)
         5              Opinion of Shumaker Williams, P.C. re: Legality of Harleysville
                        National Corporation Common Stock.
         8              Opinion of Grant Thornton, LLP re: Tax Matters.  (Included at Annex
                        B in the proxy statement/prospectus)
         10.1           Harleysville National Corporation 1993 Stock Incentive Plan.
                        (Incorporated by Reference to Exhibit 4.3 of Registration Statement
                        No. 33-57790 on Form S-8, filed with the Commission on October 1,
                        1993.)



         10.2           Harleysville National Corporation Stock Bonus Plan.
                        (Incorporated by Reference to Exhibit 99A of Registration Statement
                        No. 33-17813 on Form S-8, filed with the Commission on December 13,
                        1996.)
         10.3           Supplemental Executive Retirement Plan.  (Incorporated by Reference
                        to Exhibit 10.3 to the Annual Report on Form 10-K of Harleysville
                        National Corporation for the year ended December 31, 1997, filed on
                        March 27, 1998.)
         10.4           Executive Employment Agreement, dated as of July 28,
                        1998, between The Citizens National Bank of Lansford and
                        Francis P. Burbidge. (Incorporated by Reference to
                        Exhibit 10.4 to the Registration Statement on Form S-4,
                        filed on November 12, 1998.)
         10.5           Consulting Agreement, dated as of July 28, 1998, between
                        The Citizens National Bank of Lansford and Francis P.
                        Burbidge. (Incorporated by Reference to Exhibit 10.5 to
                        the Registration Statement on Form S-4, filed on
                        November 12, 1998.)
         10.6           Release Agreement, dated as of July 28, 1998, by and
                        among The Citizens National Bank of Lansford, The
                        Citizens National Bank of Slatington, Harleysville
                        National Corporation, Northern Lehigh Bancorp, Inc. and
                        Francis P. Burbidge. (Incorporated by Reference to
                        Exhibit 10.6 to the Registration Statement on Form S-4,
                        filed on November 12, 1998.)
         10.7           Walter E. Daller, Jr., Chairman, President and Chief
                        Executive Officer's employment agreement. (Incorporated
                        by Reference to Registrant's Registration Statement on
                        for 8-K, filed with the Commission March 25, 1999.)
         10.8           Demetra M. Takes, Vice President Harleysville and
                        President and Chief Operating Officer Harleysville
                        National Bank, employment agreement. (Incorporated by
                        Reference to Registrant's Registration Statement on Form
                        8-K, filed with the Commission on March 25, 1999.)

         10.9           Vernon L. Hunsberger, Senior Vice President/CFO and
                        Cashier's employment agreement. (Incorporated by
                        Reference to Registrant's Registration Statement on Form
                        8-K, filed with the Commission on March 25, 1999.)
         10.10          Harleysville National Corporation 1998 Stock Incentive Plan.
                        (Incorporated by Reference to Registrant's Registration Statement
                        No. 333-79971 on Form S-8, filed with the Commission on June 4,
                        1999.)
         10.11          Harleysville National Corporation 1998 Independent Directors Stock
                        Option Plan.  (Incorporated by Reference to Registrant's
                        Registration Statement No. 333-79973 on Form S-8, filed with the
                        Commission on June 4, 1999.)
         10.12          Agreement.  (Incorporated by Reference to Exhibit 2.1.)
         11             Statement re: Computation of Earnings Per Share.  (Included at page
                        9 of the proxy statement/prospectus contained herein.)
         12             Computation of Ratios.  (Incorporated by Reference to Registrant's
                        Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1999.)
         21             Subsidiaries of Registrant.  (Incorporated by Reference to
                        Registrant's Annual Report on Form 10-K for the year ended December
                        31, 1999.)
         23.1           Consent of Shumaker Williams, P.C.  (Incorporated by Reference to
                        Exhibit 5.)
         23.2           Consent of Grant Thornton, LLP.
         23.3           Consent of Beard & Company, Inc.
         23.4           Consent of Tucker Anthony Cleary Gull.
         24             Power of Attorney.  (Included on Signature Page.)
         99.1           Form of Citizens Bank and Trust Company Proxy.
         99.2           Letter to Shareholders of Citizens Bank and Trust Company.
         99.3           Notice of  Meeting.



         99.4           Statute Relating to Dissenters' Rights.  (Included as Annex D to the
                        Proxy Statement contained herein.)